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As filed with the Securities and Exchange Commission on May 25, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Unwired Planet, Inc.
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Dear Stockholder:	May 25, 2016

We cordially invite you to attend a special meeting of the stockholders of Unwired Planet, Inc., which will be held at 8:30 a.m., local time, on June 15, 2016 at our offices at 20 First Street, Los Altos, California 94022.

At the special meeting, you will be asked to consider and vote upon seven proposals described in the accompanying notice of special meeting. We encourage you to read this proxy statement and the material incorporated by reference into this proxy statement carefully in their entirety. Risk factor disclosure begins at page 43.

The past year has been a transformative one for Unwired Planet. I joined the company in June 2015 and quickly brought much needed stability and expertise. Not long after, my team secured our first litigation victories in the United Kingdom and Germany. We built upon these victories by securing an attractive transaction to sell our IP business.

In the course of this transformative year, we have seen significant changes in our board of directors. Jess Ravich, Peter Reed, and Steve Wilson joined our board of directors bringing a wealth of experience in mergers & acquisitions, investment management and leveraged finance.

Our board tasked a strategic committee to evaluate strategic alternatives for our IP business, as well as to evaluate opportunities to enter into new businesses, either organically or via acquisition. The goal of these opportunities is to maximize the value of your equity in the company.

While there can be no assurances about any transaction, we have made multiple proposals in the investment management industry, some which involve acquiring an existing business, and some which involve creating a new business. Our board of directors believes that each of these opportunities offers the potential to create an attractive stream of earnings, while effectively leveraging our existing capital resources.

Our board is currently evaluating our post-divestiture capital structure, and would like to secure additional cash to use as acquisition currency. With our cash balance, simplified legal structure, and enhanced board of directors, we have an attractive opportunity in building an investment management business under our new Great Elm Capital brand. While this is our primary near term focus, we will continue to opportunistically evaluate all alternatives to build stockholder value.

Our board of directors recommends that you vote "FOR" each of the Divestiture Proposal; the Name Change Proposal; the Say on Pay Proposal; the Option Modification Proposal; the LTIP Proposal; the ESPP Proposal; and the Adjournment Proposal.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure that your shares are represented.

Very truly yours,

/s/ Boris Teksler

Boris Teksler
Chief Executive Officer

This proxy statement is dated May 25, 2016 and is first being mailed to stockholders on or about May 26, 2016 to the stockholders of record as of the close of business, on March 31, 2016.

Unwired Planet, Inc.
20 First Street, First Floor
Los Altos, California 94022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN of a special meeting of stockholders of Unwired Planet, Inc. (the Company) to be held at 8:30 a.m., local time, on Wednesday, June 15, 2016 at our offices at 20 First Street, Los Altos, California 94022, to consider and vote on the following proposals:

1.           To approve the transactions contemplated by the Purchase and Sale Agreement, dated as of April 6, 2016 (the Original Agreement), by and between Optis UP Holdings, LLC and the Company as amended by the First Amendment to the Purchase and Sale Agreement (the Purchase Agreement Amendment and, as amended, the Purchase Agreement), dated as of May 25, 2016 (the Divestiture Proposal). The transactions contemplated by the Purchase Agreement (the Divestiture), may, under Delaware law, constitute the sale of "all or substantially all of the property and assets" of the Company.

2.           To approve, on a non-binding basis, an amendment to our certificate of incorporation to change our name from "Unwired Planet, Inc." to "Great Elm Capital Group, Inc." (the Name Change Proposal).

3.           To approve on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Divestiture (the Say on Pay Proposal), as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled "The Divestiture Proposal — Interests of Our Directors and Executive Officers in the Divestiture."

4.           To approve the modification of options we granted to Boris Teksler by extending the period for exercise from 90 days to one year after termination of Mr. Teksler's service with the Company (the Option Modification Proposal).

5.           To approve the Great Elm Capital 2016 Long-Term Incentive Plan attached as Annex D (the LTIP Proposal).

6.           To approve the Great Elm Capital Employee Stock Purchase Plan attached as Annex E (the ESPP Proposal).

7.           To adjourn the special meeting to solicit additional votes to approve the Divestiture, if necessary or appropriate (the Adjournment Proposal).

Holders of record of our common stock, par value $0.001 per share (our common stock), outstanding as of the close of business on March 31, 2016, the record date for the special meeting, are entitled to notice of the special meeting and to vote at the special meeting or any adjournment thereof. Votes may be cast in person or by proxy at the special meeting or prior to the meeting by telephone or via the Internet.

Our board of directors has approved the Purchase Agreement and the Divestiture Proposal and declared them advisable, fair to, and in the best interests of the Company and its stockholders and recommends that you vote "FOR" the Divestiture Proposal, "FOR" the Name Change Proposal, "FOR" the Say on Pay Proposal, "FOR" the Option Modification Proposal, "FOR" the LTIP Proposal, "FOR" the ESPP Proposal and "FOR" the Adjournment Proposal.

YOUR VOTE IS IMPORTANT. We urge you to vote as soon as possible by telephone, Internet or mail.

By order of the board of directors,
/s/ Noah D. Mesel
Noah D. Mesel Executive Vice President, General Counsel and Corporate Secretary

Los Altos, California
May 25, 2016

Please execute and return the enclosed proxy promptly, whether or not you intend to be present at the special meeting.

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SUMMARY

The following summary includes information contained elsewhere in this proxy statement. This summary does not contain all of the important information that you should consider before voting on the Divestiture Proposal. You should carefully read this proxy statement, including the Annexes and the documents incorporated by reference herein, carefully in their entirety. A copy of the Original Agreement is attached as Annex A and a copy of the Purchase Agreement Amendment is attached as Annex B. We encourage you to read the Purchase Agreement because it is the legal document that contains the parties' agreement pursuant to which the parties will consummate the sale of our patent business. In addition, we incorporate by reference into this proxy statement important business and financial information about our company. You may obtain a copy of the documents to which we have referred without charge by following the instructions in the section entitled "How You Can Obtain Additional Information." Unless we otherwise indicate or unless the context requires otherwise, all references in this document to "the Company," "our company," "we," "our," and "us" refer to Unwired Planet, Inc. and/or its subsidiaries.

Our Company

We were incorporated in 1994 as a Delaware corporation, and we completed our initial public offering in June 1999. Our principal executive offices are located at 20 First Street, First Floor, Los Altos, California 94022. Our telephone number is (650) 518-7111. Our principal assets consist of the patent business described in this proxy statement (which is the subject of the transaction to be voted on at the special meeting of our stockholders to which this proxy statement relates), tax attributes and cash and cash equivalents. See "The Company" and "Proposal No. 1: The Divestiture Proposal — Risk Factors."

Parties to the Divestiture

The Unwired Planet Parties

Unwired Planet, Inc.
Unwired Planet IP Holdings, Inc.
Unwired Planet IP Manager, LLC
Unwired Planet, LLC
Unwired Planet International Limited

This proxy statement relates to a proposal to sell our ownership interest in our wholly-owned subsidiaries, Unwired Planet IP Holdings, Inc. and Unwired Planet IP Manager, LLC (the Holding Companies). The following wholly-owned subsidiaries of ours and of the Holding Companies are also parties to the Divestiture:

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Unwired Planet, LLC (UPLLC), a Nevada limited liability company is a direct wholly-owned subsidiary of the Holding Companies. The Holding Companies collectively own 100% of UPLLC.

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Unwired Planet International Limited (Unwired Planet Ireland), an Irish company limited by shares, is a direct wholly owned subsidiary of UPLLC. UPLLC owns 100% of Unwired Planet Ireland.

We refer to the Holding Companies, UPLLC and Unwired Planet Ireland collectively as the IP Licensing Companies. The IP Licensing Companies own all of our patents.

Optis UP Holdings, LLC

Optis UP Holdings, LLC is a Delaware limited liability company (Optis UP) and an indirect wholly-owned subsidiary of PanOptis Holdings, LLC, a Delaware limited liability company (Holdings). Optis UP was formed for the purpose of acquiring the Holding Companies and completing the Divestiture with funds provided through an equity commitment from Holdings. PanOptis Patent Management, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Holdings (PPM), is an intellectual property firm engaged in IP-based transactions, including licensing, patent purchases and portfolio management. PPM works closely with some of the world's largest and most respected technology companies to promote innovation through equitable licensing programs. PPM will manage the business and affairs of Optis UP and its principal executive office is located at 7161 Bishop Road, Suite 200, Plano, Texas, 75204, telephone number (214) 744-5000.

Optis UP, Holdings and PPM are referred to together as the Purchaser. The Purchaser is not affiliated with us or any of our directors or officers.

The Divestiture

The Divestiture (Page 26)

Our board of directors approved the Divestiture on the terms and conditions in the Purchase Agreement. Pursuant to the Purchase Agreement:

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we intend to sell our patent business by divesting of all of our interests in the IP Licensing Companies to the Purchaser; and

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in exchange for our ownership of the IP Licensing Companies, the Purchaser agreed to pay us in the aggregate up to $40 million in cash. The Purchaser will pay us up to $30 million upon the closing of the Divestiture and up to an additional $10 million on the second anniversary of the closing. The purchase price will be increased for capital contributions we make to the IP Licensing Companies after April 6, 2016 in an amount equal to the expenditures of the Licensing Companies that are approved by the Purchaser.

If all necessary approvals have been obtained, including stockholder and regulatory approvals and any required third party consents, we hope to complete the Divestiture on or about June 15, 2016.

Reasons for the Divestiture (Page 33)

In reaching its decision to approve and recommend the Divestiture, our board of directors considered various factors, including, but not limited to:

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the IP Licensing Companies' inability to generate revenue based on infringers' refusal to deal despite recent litigation success, a string of litigation losses in U.S. federal courts, and the attendant risks in our patent business as demonstrated, in part, by our management's financial plan that projected in excess of $30 million of expenditures over the next year but no revenue;

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the receipt of the opinion of Black Stone IP, LLC (Black Stone IP), which is described under the heading "Proposal No. 1: The Divestiture — Opinion of Black Stone IP"; and

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the process we undertook to identify potential opportunities or strategies for maximizing the value of our patent business, for the benefit of our stockholders, as described below under the heading "Proposal No. 1: The Divestiture — Background of the Divestiture," was sufficient to identify the Divestiture as the most attractive opportunity or strategy reasonably available at this time for our patent business.

In light of these and other factors considered by our board of directors, our board of directors believes that the Divestiture is more favorable to our stockholders than the alternative strategy of continuing to operate our patent business.

Recommendation of our Board of Directors (Page 33)

After careful consideration, our board of directors unanimously:

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determined that the Purchase Agreement and the Divestiture contemplated thereby are advisable and are fair to, and in the best interests of, our company and our stockholders;

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approved the Divestiture; and

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recommends that you vote FOR each of the Divestiture Proposal, the Name Change Proposal, the Say on Pay Proposal, the Option Modification Proposal, the LTIP Proposal, the ESPP Proposal and the Adjournment Proposal.

Opinion of Black Stone IP (Page 38)

We retained Black Stone IP to provide a financial opinion in connection with the Divestiture. At the meeting of our board of directors on April 6, 2016, Black Stone IP rendered its oral opinion, subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, procedures, matters, qualifications and limitations on the scope of the review undertaken by Black Stone IP as set forth in the written opinion, the consideration to be received by us pursuant to the purchase agreement was fair from a financial point of view to Unwired Planet, Inc.

The full text of the written opinion of Black Stone IP, dated as of April 6, 2016, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Black Stone IP in rendering its opinion, is attached to this proxy statement as Annex C. You are encouraged to read the opinion carefully and in its entirety. Black Stone IP's opinion was rendered for the benefit of our board of directors, in its capacity as such, and addressed only the fairness from a financial point of view of the consideration pursuant to the purchase agreement to Unwired Planet, Inc. as of the date of the opinion. Black Stone IP's opinion did not address any other aspect of the Divestiture or related transactions. The opinion was addressed to, and rendered for the benefit of, our board of directors and was not intended to, and does not, constitute advice or a recommendation as to how you should vote at our special meeting or act on any matter with respect to the Divestiture or related transactions. The summary of the opinion of Black Stone IP set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. See "Proposal No. 1: The Divestiture Proposal — Opinion of Black Stone IP."

Proceeds from the Divestiture (Page 22)

We expect to use the entire net proceeds from the Divestiture for general corporate purposes which may include potential acquisitions. We have no intention to distribute any proceeds of the Divestiture as a dividend or other distribution on our capital stock. See "The Company — Corporate Transformation."

Effects of the Divestiture

If the Divestiture is approved by our stockholders and the other conditions to closing of the Divestiture are satisfied or, where permissible, waived, we will divest our entire ownership interest in the IP Licensing Companies to the Purchaser for up to $40 million.

At the closing of the Divestiture, the Purchaser will purchase 100% of the outstanding shares of common stock of Unwired Planet IP Holdings, Inc. and 100% of the outstanding membership interests of Unwired Planet IP Manager, LLC in each case for that portion of the purchase price allocable to those assets and operations and as otherwise provided in the Purchase Agreement. Upon consummation of the Divestiture, our remaining assets will consist of tax attributes and cash and cash equivalents.

If the Divestiture is not completed for any reason, we intend to explore other strategic alternatives to maximize the value of the IP Licensing Companies for the benefit of our stockholders, including another sale, a joint venture or some other transaction.

We have estimated our cash divestiture-related costs, severance and other costs at approximately $7 million. There is no assurance our actual costs will not be higher than our current estimate.

There will be no change in your rights as a holder of our common stock as a result of the Divestiture, and our shares will continue to be registered under the Securities Exchange Act of 1934, as amended (the Exchange Act). After the Divestiture and assuming the Name Change Proposal is adopted, our common stock will continue to be traded on the NASDAQ Global Select Market but under the symbol "GEC." We have made no provisions to grant unaffiliated stockholders access to our corporate files, to obtain counsel or appraisal services in connection with the Divestiture.

Risk Factors (Page 43)

In considering whether to vote in favor of the Divestiture Proposal, you should consider a number of risks and uncertainties, including, among others, that:

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there can be no assurances that we will be successful in investing the proceeds of the Divestiture;

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because we will seek potential additional acquisition candidates in the investment management business or a different industry, you will have no basis to ascertain the merits or risks of any business that we may ultimately operate; and

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the Divestiture may not be completed if the conditions to closing are not satisfied or waived.

Please see "Proposal No. 1: The Divestiture Proposal — Risk Factors" for a discussion of these risks and others that should be considered in connection with the Divestiture Proposal and any investment in our common stock.

No Appraisal Rights

Neither Delaware law nor our certificate of incorporation provides you with appraisal or dissenters' rights in connection with the Divestiture.

Regulatory Matters

We are not aware of any regulatory matters to be complied with in connection with the Divestiture. The parties to the Divestiture and the Divestiture itself are not large enough to require filings under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

Tax Consequences

We do not expect that you will have any tax consequences as a result of the Divestiture. We expect that our gain on the Divestiture will utilize a portion of our $1.6 billion of net operating loss carryforwards.

Accounting Treatment

Upon closing the Divestiture, we will account for our patent business as discontinued operations per Accounting Standards Codification Section 205-20. The gain associated with the Divestiture will also be reported as discontinued operations. For balance sheet purposes, per ASC Section 805-30-25, we will recognize an asset and offsetting liability of equal amount with respect to the $10 million of deferred purchase price that will be reversed if, as and when paid.

Pro Forma Financial Information

A limited number of pro forma adjustments are required to illustrate the effects of the Divestiture on our unaudited consolidated balance sheet as of March 31, 2016, and our unaudited consolidated statements of operations for the nine months then ended and for the year ended June 30, 2015. The following narrative description is furnished in lieu of unaudited pro forma consolidated financial statements.

The following description of our unaudited pro forma consolidated statements of operations for the nine months ended March 31, 2016 and for the year ended June 30, 2015 assumes the Divestiture occurred on July 1, 2015. All of the operations of the IP Licensing Companies would have been classified as discontinued operations. Our loss from operations would reflect no income, general and operating expenses associated with being a public company and net interest expense. The IP Licensing Companies' results of operations comprise over 90% of our total expenses for each period.

The following description of our pro forma adjustments to our unaudited consolidated balance sheet as of March 31, 2016 assumes the Divestiture occurred as of that date. Historically, we did not record the value of the patents we acquired from Ericsson or the Openwave patents as an asset on our or the IP Licensing Companies' balance sheet. After giving effect to the Divestiture, our consolidated balance sheet would reflect the net proceeds that we receive on closing of the Divestiture as an increase in our cash balance and the related gain as a reduction in our accumulated deficit. Our deferred licensing costs and the deferred revenue from our Lenovo agreement together with the net intercompany balance would be shown as a single net credit on our balance sheet.

We believe this narrative description of the pro-forma effects of the Divestiture is sufficient to provide you with the disclosure of the financial statement effects expected from the Divestiture and that addition of tabular pro forma financial statements would not materially change the total mix of information available to you in order to determine your vote on the Divestiture Proposal.

The Purchase Agreement

Purchase Price (Page 54)

The aggregate net cash purchase price to be paid by the Purchaser for the IP Licensing Companies is up to $40 million. The Purchaser will pay us up to $30 million at the closing of the Divestiture and up to an additional $10 million on the second anniversary of the closing. The purchase price will be increased for capital contributions we make to the IP Licensing Companies after April 6, 2016 in an amount equal to expenditures of the IP Licensing Companies that are approved by the Purchaser.

No Solicitation, Superior Proposal; Termination Fee (Page 60)

We agreed that from the signing of the Purchase Agreement until the consummation of the Divestiture or the earlier termination of the Purchase Agreement, we will not initiate, solicit, knowingly take any action to facilitate or encourage, or participate or engage in any negotiations, inquiries or discussions with respect to any alternate proposals.

If we receive a "superior proposal" and our board changes or withdraws its recommendation in favor of the Divestiture Proposal then, and after providing the Purchaser with an opportunity to respond to such superior proposal, we may terminate the Purchase Agreement, and enter into an agreement with respect to such superior proposal, on the condition that within two business days following any such termination we pay a $2 million fee to the Purchaser.

In addition, if our stockholders do not approve of the Divestiture Proposal at the special meeting or if we have breached representations, warranties or covenants under the Purchase Agreement which leads to a failure of a closing condition that cannot be cured or if curable, is not cured within 15 days of the Purchaser's notice of intent to terminate, we are obligated to pay a $2 million fee to the Purchaser.

Conditions to Completion of the Divestiture (Page 54)

Our obligation and the Purchaser's obligation to complete the Divestiture are subject to the satisfaction or waiver of a number of conditions, including:

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approval of the Divestiture Proposal by the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote thereon;

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no governmental authority shall have issued an order or taken any other legal action enjoining or otherwise prohibiting consummation of the Divestiture;

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Ericsson's consent to the Divestiture remains in full force and effect;

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the consent of the holders of our senior secured notes due 2019 to the Divestiture remains in full force and effect; and

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no material adverse effect shall have occurred with respect to the IP Licensing Companies.

Termination of the Purchase Agreement (Page 64)

The Purchase Agreement may be terminated, either before or after approval of the Divestiture by our stockholders, under circumstances including:

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our and the Purchaser's mutual written consent;

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by us or the Purchaser, if (1) the closing has not occurred by July 15, 2016 (but we may extend this date to July 31, 2016 if the Securities and Exchange Commission (SEC) shall not have cleared this proxy statement by June 10, 2016), (2) any governmental authority of competent jurisdiction has issued an order or taken any other action enjoining or otherwise prohibiting consummation of the Divestiture substantially in the terms contemplated by the Purchase Agreement, and such order or other action has become final and non-appealable, or (3) stockholder approval of the Divestiture Proposal is not obtained at the special meeting;

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by us, if (1) the Purchaser has breached representations, warranties, covenants or other agreements which leads to a violation of applicable closing conditions and cannot be cured or if curable, is not cured within 15 days of our notice of intent to terminate, or (2) after the renegotiation period, the Purchaser is about to execute and deliver a definitive agreement embodying a superior proposal; and

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by the Purchaser, if (1) we have breached representations, warranties, covenants or other agreements which leads to a violation of applicable closing conditions and cannot be cured or if curable, is not cured within 15 days of the Purchaser's notice of intent to terminate, or (2) our board of directors has publicly disclosed a change of recommendation or approved or recommended a superior proposal.

Share Ownership (Page 84)

As of the record date, our executive officers and members of our board of directors beneficially owned an aggregate of 109,570 shares of our common stock, or approximately 1.16% of our then outstanding shares. We do not have information as to beneficial ownership of the Purchaser because it is a private company and has not disclosed that information to us.

QUESTIONS AND ANSWERS

The questions and answers below highlight only selected information about the special meeting and how to vote your shares. You should read this proxy statement carefully in its entirety, including the Annexes and the additional documents incorporated by reference herein, to fully understand the proposals being considered at the special meeting.

Q:    Why am I receiving this proxy statement and proxy card?

A:    You are receiving a proxy statement and proxy card because you owned shares of our common stock as of the record date. This proxy statement and proxy card relate to our special meeting of our stockholders (and any adjournment thereof) and describe the proposals that will be voted on at the special meeting.

Q:    Who is soliciting my proxy?

A:    Our board of directors is soliciting your proxy for use at the special meeting.

Q:    What proposals will be voted on at the special meeting?

A:    You will be asked to consider and vote on the following proposals:

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to approve the transactions contemplated by the Purchase Agreement;

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to approve, on a non-binding basis, an amendment to our certificate of incorporation to change our name to "Great Elm Capital Group, Inc.";

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to consider and vote upon, on a non-binding, advisory basis, the compensation to be paid to our named executive officers;

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to approve an extension of the exercise of period of vested stock options granted to Mr. Teksler;

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to approve our 2016 Long-Term Incentive Plan that is attached as Annex D;

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to approve our Employee Stock Purchase Plan that is attached as Annex E; and

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to adjourn the special meeting to solicit additional votes to approve the Divestiture, if necessary or appropriate.

Q:    Why are we asking for stockholder approval for the sale of the patent business unit?

A:    Our company is incorporated under Delaware law, which requires that a corporation obtain approval from its stockholders for the sale of "all or substantially all" of its property and assets. The Divestiture may be deemed to constitute such a sale. We are therefore seeking stockholder approval for the Divestiture. Stockholder approval is also a condition to closing under the purchase agreement relating to the Divestiture.

Q:    Will any of the proceeds from the Divestiture be distributed to me as a stockholder?

A:    No. We do not contemplate a distribution to our stockholders of any net proceeds we receive from the Divestiture. We expect to use those proceeds, after transaction expenses, to support our acquisition strategy, which includes identifying and acquiring one or more operating businesses as well as for general corporate purposes.

Q:    Does the Company intend to effect any acquisition transactions?

A:    The Company is considering preliminary proposals to create new businesses and has made non-binding proposals to acquire businesses in the financial services industry. However, there can be no assurance that these proposals or other elements of the acquisition program will be successful or will generate any revenue or profits in current or future periods. See "Proposal No. 1: The Divestiture Proposal — Risk Factors."

Q:    Will the Company's common stock still be publicly traded if the Divestiture is completed?

A:    Yes. Our common stock is currently traded on the NASDAQ Stock Market LLC under the symbol "UPIP" and will continue to trade on that market. If the Name Change Proposal is approved, our common stock is expected to trade under the symbol "GEC."

Q:    How does the board of directors recommend that I vote?

A:    Our board of directors unanimously recommends that you vote "FOR" the Divestiture Proposal, "FOR" the Name Change Proposal, "FOR" the Say on Pay Proposal, "FOR" the Option Modification Proposal, "FOR" the LTIP Proposal, "FOR" the ESPP Proposal and "FOR" the Adjournment Proposal.

Q:    What stockholder vote is required to approve the Divestiture Proposal?

A:    Approval of the Divestiture Proposal requires the affirmative vote of the holders of record, as of the record date, of a majority of the aggregate voting power of the shares of our common stock outstanding and entitled to vote at the special meeting.

Q:    What stockholder vote is required to approve the Name Change Proposal?

A:    Pursuant to the General Corporation Law of the State of Delaware, the Name Change Proposal does not require stockholder approval. However, we believe that providing our stockholders with the opportunity to vote on the Name Change Proposal is desirable and consistent with corporate governance best practices, and we are seeking the affirmative vote, on a non-binding basis, of a majority of the shares of common stock entitled to vote on the Name Change Proposal.

Q:    What stockholder vote is required to approve the Say on Pay Proposal?

A:    Assuming a quorum is present, the affirmative vote of a majority of the shares of our common stock, present in person or represented by proxy at the special meeting and entitled to vote on the subject matter, is required to approve the Say on Pay Proposal. The stockholder vote regarding the Say on Pay Proposal is an advisory vote, and therefore, is not binding on us, our board of directors or our compensation committee. Since compensation and benefits that may be paid or provided in connection with the Divestiture are based on contractual arrangements with the named executive officers, the outcome of this advisory vote will not affect our obligation to make these payments and these payments may still be made even if our stockholders do not approve, by non-binding, advisory vote, the Say on Pay Proposal.

Q:    What stockholder vote is required to approve the Option Modification Proposal?

A:    Under the federal securities laws, an affirmative vote of a majority of the shares of our common stock, present or represented by proxy at the special meeting, is required to approve the extension of the period of time that our out-going CEO, Mr. Teksler, will have to exercise his vested options to acquire shares of our common stock.

Q:    What stockholder vote is required to approve the LTIP Proposal?

A:    Under the federal securities laws and the NASDAQ rules, an affirmative vote of a majority of the shares of our common stock, present or represented by proxy at the special meeting, is required to approve the long term incentive plan.

Q:    What stockholder vote is required to approve the ESPP Proposal?

A:    Under the federal securities laws and the NASDAQ rules, an affirmative vote of a majority of the shares of our common stock, present or represented by proxy at the special meeting, is required to approve the employee stock purchase plan.

Q:    What stockholder vote is required to approve the Adjournment Proposal?

A:    The affirmative vote of a majority of the shares of our common stock, present in person or represented by proxy at the special meeting and entitled to vote on the subject matter, is required to approve the Adjournment Proposal, whether or not a quorum is present.

Q:    I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:    We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we are delivering a single copy of this proxy statement to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of this proxy statement to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of this proxy statement, stockholders may write or call us at the following address and telephone number: 20 First Street, First Floor, Los Altos, California 94022, (650) 518-7111. Stockholders who hold shares in "street name" (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and who would rather receive a single copy of these materials in the future may instruct us by directing their request in the same manner.

Q:    How can I get electronic access to the proxy materials?

A:    These proxy materials provide you with instructions regarding how to:

•
view our proxy materials for the special meeting on the Internet; and

•
instruct us to send future proxy materials to you electronically by email.

Our proxy materials are also available for viewing, printing and downloading on our website at www.unwiredplanet.com in the "Investors" section.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message for our next stockholders' meeting with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:    Who may vote at the special meeting?

A:    Only stockholders of record at the close of business on March 31, 2016 will be entitled to vote at the special meeting. On this record date, there were 9,440,191 shares of our common stock outstanding and entitled to vote.

Q:    What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:    Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A. (Transfer Agent), you are considered the stockholder of record with respect to those shares, and this proxy statement was sent directly to you by us. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and this proxy statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

Q:    If I am a stockholder of record of Unwired Planet's shares, how do I vote?

A:    There are four ways to vote:

•
In person.  If you are a stockholder of record, you may vote in person at the special meeting. We will give you a ballot when you arrive.

•
Submit a Proxy Via the Internet.  You may vote by proxy by Internet by visiting www.proxyvote.com and entering the control number found in the Notice. If you request printed copies of the proxy materials by mail, you may vote by proxy by Internet by following the directions found on the proxy card.

•
Submit a Proxy By Telephone.  You may vote by proxy by calling, toll free 1-800-690-6903, and following the directions, found on the proxy card.

•
Submit a Proxy By Mail.  You may vote by completing, signing and dating the accompanying proxy card and returning it in the envelope provided.

We provide Internet and telephonic proxy voting to allow you to vote your shares online or by telephone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access or telephonic voting, such as usage charges from Internet access providers and telephone companies.

Q:    If I am a beneficial owner of shares held in street name, how do I vote?

A:    There are four ways to vote:

•
In person.  If you are a beneficial owner of shares held in street name and you wish to vote in person at the special meeting, you must obtain a legal proxy from the organization that holds your shares.

•
Submit a Proxy Via the Internet.  You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in the vote instruction form you received.

•
Submit a Proxy By Telephone.  You may vote by proxy by calling the toll free number, and following the directions, found on the vote instruction form you received.

•
Submit a Proxy By Mail.  You may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

Q:    How many votes do I have?

A:    You have one vote for each share of common stock you own as of the close of business on March 31, 2016.

Q:    What if I return a proxy card or otherwise vote but do not make specific choices?

A:    If you submit a proxy by Internet, telephone or mail without giving specific voting instructions on one or more matters listed in the Notice, your shares will be voted as recommended by our board of directors on such matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Q:    Who is paying for this proxy solicitation?

A:    We will pay for the entire cost of soliciting proxies. In addition to the mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q:    What does it mean if I receive more than one proxy card or Notice?

A:    If you receive more than one proxy card or notice, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card, or vote with respect to each notice, to ensure that all of your shares are voted.

Q:    May I change my vote after submitting my proxy?

A:    Yes. You may revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy card with a later date, or vote again by telephone or over the Internet;

•
You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 20 First Street, First Floor, Los Altos, California 94022; or

•
You may attend the special meeting and vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

Your most current proxy card, or telephone or internet proxy, is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Q:    What are "broker non-votes"?

A:    Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner does not provide voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the national securities exchanges, "non-routine" matters include director elections (whether contested or uncontested) and matters involving a contest or a matter that may substantially affect the rights and privileges of stockholders.

The Divestiture Proposal, the Name Change Proposal, the Say on Pay Proposal, the Option Modification Proposal, the LTIP Proposal and the ESPP Proposal are each considered to be a "non-routine" matter and as a result, brokers and nominees cannot vote your shares on these proposals in the absence of your direction. Broker non-votes will not count as present and entitled to vote for purposes of determining a quorum, and have the same effect as votes against the Divestiture Proposal and the Name Change Proposal. For the Say on Pay Proposal, the Option Modification Proposal, the LTIP Proposal, the ESPP Proposal and the Adjournment Proposal, broker non-votes will not count as present and entitled to vote for purposes of determining a quorum and will therefore have no effect on the outcome. If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

Q:    How are votes counted?

A:    Votes will be counted by the inspector of election appointed for the special meeting, who will count "For" and "Against" votes, abstentions and broker non-votes.

Abstentions will be included in determining the number of shares present and entitled to vote on the proposals, thus having the effect of a vote against the Divestiture Proposal, the Say on Pay Proposal, the Option Modification Proposal, the Name Change Proposal, the LTIP Proposal, the ESPP Proposal and the Adjournment Proposal. Broker non-votes, if any, are not counted in determining the number of shares present and entitled to vote. Because approval of the Divestiture Proposal requires the affirmative vote of a majority of the voting power of outstanding shares entitled to vote, a failure to vote has the same effect as a vote against the Divestiture Proposal (assuming a quorum is present at the special meeting) and the Name Change Proposal. Broker non-votes have no effect on the outcome of the Say on Pay Proposal, the Option Modification Proposal, the LTIP Proposal, the ESPP Proposal or the Adjournment Proposal.

Q:    What is the quorum requirement?

A:    The representation in person or by proxy of at least a majority of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business. On the record date, there were 9,440,191 shares outstanding and entitled to vote. Thus, 4,720,096 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

If you are a holder of record, your shares will be counted towards the quorum only if you submit a valid proxy or are present at the special meeting. Broker non-votes are not counted as present or represented for purposes of determining the presence or absence of a quorum for the special meeting. This may make it more difficult to establish a quorum at the special meeting. If there is no quorum, a majority of the votes present and entitled to vote at the meeting or the chairman of the meeting may adjourn the meeting to another date.

Q:    Will I be entitled to appraisal rights if I oppose the Divestiture?

A:    No. You will not be entitled to appraisal or dissenters' rights in connection with the Divestiture.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement or in the documents incorporated by reference are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, our projections, our growth plans, our strategy of divesting our historical operating businesses and acquiring one or more other operating businesses, the likelihood of our closing the Divestiture and the expected closing dates therefor, and other matters. In particular, statements under "Summary," "Proposal No. 1: The Divestiture Proposal," and "The Company — Transformation," contain forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement;

•
the likelihood that any unauthorized infringer license our patents or terms of any such license or settlement;

•
the outcome of any legal proceedings that may be instituted against us, the Purchaser and others relating to the Purchase Agreement;

•
any inability to complete the Divestiture due to the failure to obtain stockholder approval or the failure to satisfy any other conditions in the Purchase Agreement;

•
the failure of the Divestiture to close for any other reason;

•
business risks and uncertainties inherent in the development of new business lines and business strategies;

•
business risks and uncertainties inherent in the integration of any acquired businesses;

•
the possibility that any business or entity we acquire may have unanticipated or undisclosed liabilities or obligations;

•
general economic and business conditions and industry trends;

•
the regulatory environment of the industries in which we, and the entities in which we have interests, operate;

•
present and future financial performance, including availability and terms of capital;

•
potential issuances of debt securities or dilution from the issuance of equity securities;

•
the outcome of pending, future or threatened litigation; and

•
availability of qualified personnel.

These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this proxy statement (or, as to documents incorporated by reference, the date of such documents), and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein or therein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in "Proposal No. 1: The Divestiture Proposal — Risk Factors" and other cautionary statements contained in this proxy statement or in the documents incorporated by reference in this proxy statement. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those inferred by any forward-looking statement.

THE SPECIAL MEETING

Time, Place and Date

The special meeting of the stockholders is to be held at 8:30 a.m., local time, on June 15, 2016, at our offices at 20 First Street, Los Altos, California 94022.

Purpose

At the special meeting, holders of our common stock will be asked to consider and vote on the following proposals:

1.
to approve the Divestiture Proposal;

2.
to approve, on a non-binding basis, the Name Change Proposal;

3.
to approve, on a non-binding, advisory basis, the Say on Pay Proposal;

4.
to approve the extension of the period that Mr. Teksler may exercise his options to purchase shares of our common stock;

5.
to approve our 2016 Long-Term Incentive Plan attached as Annex D;

6.
to approve our Employee Stock Purchase Plan attached as Annex E; and

7.
to adjourn the special meeting per the Adjournment Proposal.

Quorum

The representation in person or by proxy of at least a majority of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business. On the record date, there were 9,440,191 shares outstanding and entitled to vote. Thus, 4,720,096 shares must be represented by stockholders present at the meeting or by proxy to have a quorum. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on the proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares will be considered broker non-votes and will not be counted for purposes of determining the presence of a quorum. See "— Voting Procedures for Shares Held in Street Name — Effect of Broker Non-Votes" below. If a quorum is not present at the special meeting, we expect the chairman of the meeting to adjourn the meeting in accordance with our bylaws for the purpose of soliciting additional proxies.

Required Vote

Proposal No. 1: The Divestiture Proposal

Approval of the Divestiture Proposal requires the affirmative vote of the holders of record, as of the record date, of a majority of the aggregate voting power of the shares of our common stock outstanding and entitled to vote at the special meeting.

Failure to vote by proxy (by returning a properly executed proxy card or by following the instructions printed on the proxy card for telephone or Internet voting) or in person has the same effect as a vote against the Divestiture Proposal, and will not be treated as present for the purpose of establishing a quorum. Abstentions will be treated as present for the purpose of establishing a quorum. However, since approval of the Divestiture Proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of our common stock outstanding and entitled to vote at the special meeting, abstentions will have the same effect as votes against the Divestiture Proposal.

Proposal No. 2: The Name Change Proposal

Pursuant to Section 242(b)(1) of the General Corporation Law of the State of Delaware, the Name Change Proposal does not require stockholder approval. However, we believe that providing our stockholders with the opportunity to vote on the Name Change Proposal is desirable and consistent with corporate governance best practices, and we are seeking the affirmative vote, on a non-binding basis, of a majority of the outstanding shares of our common stock entitled to vote on the Name Change Proposal.

Proposal No. 3: The Say on Pay Proposal

Assuming a quorum is present, the affirmative vote of a majority of the shares of our common stock, present in person or represented by proxy at the special meeting and entitled to vote on the subject matter, is required to approve the Say on Pay Proposal. The stockholder vote regarding the Say on Pay Proposal is an advisory vote, and therefore, is not binding on us, our board of directors or our compensation committee. Since compensation and benefits that may be paid or provided in connection with the Divestiture are based on contractual arrangements with the named executive officers, the outcome of this advisory vote will not affect the obligation to make these payments and these payments may still be made even if our stockholders do not approve, by non-binding, advisory vote, the Say on Pay Proposal.

Proposal No. 4: The Option Modification Proposal

Assuming a quorum is present, the affirmative vote of a majority of the shares of our common stock, present in person or represented by proxy at the special meeting and entitled to vote on the subject matter, is required to approve the Option Modification Proposal.

Proposal No. 5: The LTIP Proposal

Assuming a quorum is present, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the subject matter is required to approve the LTIP Proposal.

Proposal No. 6: The ESPP Proposal

Assuming a quorum is present, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the subject matter is required to approve the ESPP Proposal.

Proposal No. 7: The Adjournment Proposal

The affirmative vote of a majority of the shares of our common stock, present in person or represented by proxy at the special meeting and entitled to vote on the subject matter, is required to approve the Adjournment Proposal, whether or not a quorum is present.

Vote and Recommendation

You are urged to vote by proxy even if you plan to attend the special meeting so that we will know as soon as possible that enough votes will be present for the special meeting to be held.

As of the record date for the special meeting, our directors and executive officers beneficially owned approximately 0.86% of the total voting power of the outstanding shares of common stock. We have been informed that all of our executive officers and directors intend to vote "FOR" the Divestiture Proposal, "FOR" the Name Change Proposal, "FOR" the Say on Pay Proposal, "FOR" the Option Modification Proposal, "FOR" the LTIP Proposal, "FOR" the ESPP Proposal and "FOR" the Adjournment Proposal.

Who May Vote

Holders of shares of our common stock, as recorded in our stock register as of the close of business, on March 31, 2016, the record date for the special meeting, may vote on the Divestiture Proposal at the special meeting or at any adjournment thereof.

Votes You Have

At the special meeting, you have one vote for each share of our common stock you own as of the close of business on March 31, 2016.

Number of Holders

There were, as of the record date for the special meeting, approximately 173 record holders of our common stock (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

There are four ways to vote:

•
In Person.  If you are a stockholder of record, you may vote in person at the special meeting. We will give you a ballot when you arrive.

•
Submit a Proxy Via the Internet.  You may vote by proxy by Internet by visiting www.proxyvote.com and entering the control number found in the Notice. If you request printed copies of the proxy materials by mail, you may vote by proxy by Internet by following the directions found on the proxy card.

•
Submit a Proxy By Telephone.  You may vote by proxy by calling, toll free 1-800-690-6903, and following the directions, found on the proxy card.

•
Submit a Proxy By Mail.  You may vote by completing, signing and dating the accompanying proxy card and returning it in the envelope provided. We provide Internet and telephonic proxy voting to allow you to vote your shares online or by telephone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.

YOUR VOTE IS IMPORTANT.    It is recommended that you vote by proxy even if you plan to attend the special meeting. You may change your vote at the special meeting.

If a proxy is signed and returned by a record holder without indicating any voting instructions, the shares of common stock represented by the proxy will be voted for the approval of the Divestiture Proposal, for the approval of the Name Change Proposal, for the approval of the Say on Pay Proposal, for the Option Modification Proposal, for the LTIP Proposal, for the ESPP Proposal and for the approval of the Adjournment Proposal.

If you submit a proxy card on which you indicate that you abstain from voting, it will have the same effect as a vote against the aforementioned proposals.

If you fail to respond with a vote, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have the same effect as a vote against the Divestiture Proposal and the Name Change Proposal and will have no effect on the outcome of the Say on Pay Proposal, the Option Modification Proposal, the LTIP Proposal, the ESPP Proposal or the Adjournment Proposal.

Voting Procedures for Shares Held in Street Name

Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner does not provide voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. The Divestiture Proposal, the Name Change Proposal, the Say on Pay Proposal, the Option Modification Proposal, the LTIP Proposal and the ESPP Proposal are each considered to be a "non-routine" matter and as a result, brokers and nominees cannot vote your shares on these proposals in the absence of your direction.

Broker non-votes will not count as present and entitled to vote for purposes of determining a quorum, and have the same effect as votes against the Divestiture Proposal and the Name Change Proposal and have no effect on the outcome of the Say on Pay Proposal, the Option Modification Proposal, the LTIP Proposal, the ESPP Proposal and the Adjournment Proposal. If your shares are held in street name, you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

Revoking a Proxy

You may revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy card with a later date, or vote again by telephone or over the Internet;

•
You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 20 First Street, First Floor, Los Altos, California 94022; or

•
You may attend the special meeting and vote in person. Simply attending the special meeting will not, by itself, revoke your proxy. Your most current proxy card, or telephone or internet proxy, is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Solicitation of Proxies

In addition to the mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

 THE COMPANY

Corporate Transformation

We are reinventing ourselves in an effort to safeguard investor equity. We are seeking opportunities to create value for our stockholders by leveraging our existing resources through strategic acquisitions and other potential transactions. As part of this strategy, we explored a number of alternatives, and based on what we learned about the market's interest in our patents embarked on a process to divest our patent business and to acquire one or more other operating businesses that we believe offer the opportunity for more attractive returns on equity than our patent business. In evaluating potential acquisition candidates we will consider various factors, including among other things:

•
financial characteristics, including, but not limited to, recurring revenue streams and free cash flow;

•
operating characteristics, including the team that will run the business and relationships with customers and other parties in that business' eco-system;

•
growth potential;

•
our ability to finance the acquired business;

•
capital market and investor perceptions of the acquired business and its industry; and

•
potential return on investment incorporating appropriate financial leverage, including the target's existing indebtedness and opportunities to restructure some or all of that indebtedness.

We have and will consider acquisitions for cash, leveraged acquisitions, and acquisitions using our stock. In addition to acquisitions, we consider majority ownership positions, minority equity investments and, in appropriate circumstances, senior debt investments that we believe provide either a path to full ownership or control, the possibility for high returns on investment, or significant strategic benefits.

While there can be no assurances about any transactions, we have made multiple proposals in the investment management industry, some which involve acquiring an existing business, and some which involve creating a new business. Our board of directors believes that each of these opportunities offer the potential to create an attractive stream of earnings, while effectively leveraging our existing capital resources.

Our board is currently evaluating our post-divestiture capital structure, and would like to secure additional cash to use as acquisition currency. With our cash balance, simplified legal structure, and enhanced board of directors, our board believes we have an attractive opportunity in building an investment management business under our new Great Elm Capital brand. While this is our primary near term focus, we will continue to opportunistically evaluate all alternatives to build stockholder value.

Our acquisition strategy entails substantial risk. Please see "Proposal No. 1: The Divestiture Proposal — Risk Factors".

Patent Licensing

We were incorporated in 1994 as Libris, Inc. and completed our initial public offering in June 1999.

In 2000, we merged with Software.com in a $6.4 billion merger and changed our name from Phone.com to Openwave Systems, Inc. We operated in the mobile communications industry from 2000 to 2011. During this period we accumulated over $1 billion of net operating losses for Federal income tax purposes. In 2011, Starboard Value Fund took an active interest in our company which resulted in our board of directors' decision to divest our legacy businesses and become a patent licensing company. This transformation was nearly complete by January 2013. In connection with that transformation, we changed our name to Unwired Planet, Inc.

In January 2013, we entered an agreement with Telefonaktiebolaget L M Ericsson (Ericsson) in which we acquired a portfolio of over 2,000 patents that includes standard essential patents (SEPs) for 2G, 3G and LTE wireless communication systems. Our thesis for purchasing the patents from Ericsson was to bring additional value to our licensees by combining our legacy patent portfolio with the acquired cellular handset and infrastructure SEP-centric portfolio. As a result, our licensing campaign spanned three strategic technology areas:

•
Mobile cloud and services;

•
Infrastructure related to wireless networks; and

•
Mobile devices.

Following the Ericsson transaction, we raised capital in the form of senior secured notes and issuance of shares of our common stock.

We have completed one major transaction since becoming a patent licensing company, our 2014 patent sale and patent license with Lenovo.

Licensing revenues can be comprised of fixed license fees (payable in one or more installments) and/or ongoing royalties based upon products sold by licensees. At times potential licensees resist taking a license (because, among other reasons, they believe it is economically efficient to infringe and use litigation tactics to delay or reduce their obligation to pay for our patented ideas used in their products or they do not believe our infringement allegations or they believe the patents that are the subject of our discussions are invalid or because the parties cannot agree on a fair and equitable value for the license rights) and in those cases we may elect to enforce our rights through litigation. To that end, the IP Licensing Companies brought unsuccessful cases before the United States International Trade Commission and in the United States District Courts of Nevada and the Northern District of California. The IP Licensing Companies have patent infringement actions pending in England and Germany, where we have won on 6 patents and lost on 3 patents.

Our patent business is to be sold to the Purchaser in the Divestiture. See "Proposal No. 1: The Divestiture Proposal" below.

Our Ericsson Agreements

On January 10, 2013, we entered into a Master Sale Agreement (the MSA) with Ericsson pursuant to which the IP Licensing Companies acquired 2,185 patents and patent applications in exchange for certain ongoing rights to revenues generated from the Ericsson Transferred Patent Portfolio and our

Openwave patent portfolio, as summarized below. The Ericsson portfolio initially consisted of 825 patent families and includes 1,922 issued patents and 263 patent applications covering technology utilized in telecommunications infrastructure including signal processing, network protocols, radio resource management, voice/text applications, mobility management, software, hardware and antennas. Of the 1,922 issued patents initially transferred, 753 are United States patents. Pursuant to the MSA, during the period commencing on January 1, 2014 and ending five years thereafter, Ericsson also would assign to UPLLC, for no additional consideration, 100 patents each year (a portion of which will be United States patents) selected by Ericsson.

We agreed to pay Ericsson the following portion of UPLLC's cumulative gross revenue on a quarterly basis in accordance with the provisions of the MSA, to provide Ericsson with deferred consideration for the patents we acquired from Ericsson under the MSA:

•
20% of the amount of cumulative gross revenue, until the cumulative gross revenue equals $100 million; plus

•
50% of the amount of cumulative gross revenue in excess of $100 million, until the cumulative gross revenue equals $500 million; plus

•
70% of the amount of cumulative gross revenue in excess of $500 million.

The revenue sharing mechanism may be adjusted to protect Ericsson's right to receive deferred compensation for the patents we acquired from Ericsson under the MSA.

The MSA also provided that in connection with a change of control, Ericsson would have the right either to (1) terminate the MSA and receive a cash payment (Sale Payment) or (2) elect to continue the MSA in full force and effect and not receive the Sale Payment. In the event Ericsson elects to receive the Sale Payment, such Sale Payment will be equal to Ericsson's share of the fair market value of all patents and other assets owned or held by UPLLC. Such patent fair market value will be determined in accordance with the mechanism set forth in the MSA and will be deemed incremental cumulative gross revenue and distributed in accordance with the formula for gross revenue payments described above. Notwithstanding the foregoing, if we experience a change of control on or before February 14, 2017 and Ericsson elects to receive the Sale Payment, the Sale Payment will be at least $2 billion less gross revenue payments actually received by Ericsson prior to the consummation of the change of control.

Pursuant to the MSA and certain ancillary agreements, UPLLC granted Ericsson licenses and other rights under the Ericsson Transferred Patent Portfolio and all other patents owned or controlled by UPLLC. The Ericsson Transferred Patent Portfolio is also subject to certain encumbrances relating to existing Ericsson licensees. UPLLC remains unrestricted in the licensing of its existing patent portfolio without any additional encumbrances as a result of the Ericsson transaction.

Additionally, pursuant to the MSA, we agreed not to engage in, or provide services to any person who conducts or otherwise engages in, the business of generating revenue or otherwise monetizing patents through licensing or selling of patents or initiation or participation in litigation or other legal proceedings to protect and enforce any patent or any other intellectual property right or any other business that is competitive with the business of UPLLC. During a specified period following the closing of our patent purchase from Ericsson, with respect to certain patents, the MSA established revenue sharing adjustments in favor of Ericsson if UPLLC grants licenses (or similar rights) below certain agreed-upon royalty rates.

Additionally, pursuant to the MSA with respect to the SEP portfolio acquired from Ericsson and to the extent applicable, and in addition to the fair, reasonable and non-discriminatory licensing (FRAND) protections in the MSA, UPLLC made a FRAND declaration to the European Telecommunications Standards Institute and committed to behave in a FRAND compliant manner. The aggregate result of these commitments together with other obligations contained in these documents was such that UPLLC would pursue recurring revenue license arrangements that reflected the fair value of its entire patent portfolio, while at the same time respecting its FRAND obligations. UPLLC believed that such an approach would maximize value for its members over the long term, but such arrangements may take a longer period of time to achieve.

The MSA also provided that upon the occurrence of any Trigger Event (defined below), Ericsson would be entitled to monetary damages of at least $1.05 billion less Gross Revenue Payments actually received by Ericsson prior to the date such amount of damage is paid. A Trigger Event included:

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any representation or warranty in the MSA and the ancillary documents failing to be true and correct and that would result in a material adverse effect;

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a default in the payment of obligations under the purchase documents in an aggregate amount exceeding $5 million (except in the case of a good faith dispute);

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a knowing or willful, uncured default in the performance of any other material covenant, condition or agreement contained in the purchase documents or a default in the performance of any other material covenant, condition or agreement contained in the purchase documents that would reasonably be expected to result in an insolvency event;

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any event or condition that results in the acceleration of more than $5 million in indebtedness of UPLLC or its members, or UPLLC or its members failing to pay more than $5 million of indebtedness at maturity;

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the commencement of certain bankruptcy proceedings and other insolvency events;

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the failure by UPLLC or its members to pay one or more final judgments in an aggregate amount exceeding $5 million (to the extent not covered by insurance); or

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our assertion in writing that any provision of the purchase documents is not a legal, valid and binding obligation of any party thereto, or that any guarantees or any security interests purported to be created by the purchase documents are not in full force and effect including, if applicable, a valid and perfected security interest in the securities, assets or properties covered thereby.

UPLLC entered into a security agreement in favor of Ericsson pursuant to which UPLLC granted Ericsson a lien on all of UPLLC's assets. In addition, the Holding Companies guaranteed the obligations of UPLLC under the MSA and pledged all of their assets, including the equity interests of UPLLC, to Ericsson to secure such obligations. A default under the applicable security agreements would occur upon the occurrence of a Trigger Event.

The MSA and the UPLLC operating agreement contained other terms and conditions, including, but not limited to representations and warranties, provisions related to post-closing operations of UPLLC, restrictions on the transfer of interests in UPLLC, tax matters and confidentiality. The MSA also contained negative covenants limiting or prohibiting certain post-closing activities of UPLLC, including limitations on changes to UPLLC's business purpose and UPLLC or the Holding Companies incurring any debt. The Holding Companies were prohibited from transferring their ownership interest in UPLLC except in connection with a change of control.

The foregoing summary is qualified in its entirety by the text of the MSA and the UPLLC operating agreement which, as amended, have been filed with the SEC.

Effect of the Divestiture on our Businesses

The Divestiture provides for the sale of 100% of our patent business to the Purchaser. We currently intend to use our cash and marketable securities (including the net proceeds from the Divestiture) for general corporate purposes, which may include potential acquisitions. We do not currently intend to pay a cash dividend or distribution to the holders of our capital stock.

PROPOSAL NO. 1: THE DIVESTITURE PROPOSAL

The following is a description of the material aspects of the Divestiture, including the purpose of the transaction, background information on the transaction, the analysis undertaken by our board and its financial advisor, and the material terms of the Purchase Agreement. While we believe the following description covers the material terms of the Divestiture, the description may not contain all of the information that is important to you. In particular, the following summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the copy of the Original Agreement attached to this proxy statement as Annex A and the copy of the Purchase Agreement Amendment attached to this proxy statement as Annex B, each incorporated herein by reference. You should carefully read this proxy statement and the other documents to which we refer, including the Purchase Agreement, for a complete understanding of the terms of the Divestiture.

Background and Reasons for the Divestiture

Background

Philip A. Vachon, who then was Chairman of our board of directors, has known executives of the Purchaser for many years. After we had sustained a string of over 20 litigation losses and concluding that our then current management team had no ability to generate revenue by other means, in late 2014, Mr. Vachon contacted representatives of the Purchaser to determine if the Purchaser would be interested in acquiring our patent business.

In February 2015, we and the Purchaser signed a non-disclosure agreement, and the Purchaser conducted due diligence on our patent business, including visiting the IP Licensing Companies' office in Reno, Nevada.

Timothy Robbins and Daniel Mendez, who then were the co-general managers of our IP business, held numerous conversations with representatives of the Purchaser concerning our business and its prospects, including potential collections at our FRAND rates.

In March 2015, the Purchaser provided us a term sheet and indicated its willingness to acquire the IP Licensing Companies for an aggregate cash price of $75 million. Our board of directors instructed Mr. Vachon to counter the Purchaser's proposal at $100 million. The Purchaser replied that it was unwilling to raise its price and discussions terminated at that point.

In April 2015, Richard S. Chernicoff, a member of our board of directors, met with representatives of Party A, a handset manufacturer. Mr. Chernicoff described our Lenovo transaction and suggested that Party A should proceed with a similar transaction that would result in a license to our portfolio and ownership of a number of our SEP patents. Party A's representatives advised that such a transaction would require senior management and board approval and, accordingly, Party A would not be able to proceed with a transaction quickly.

In April 2015, our board of directors hired Boris Teksler as our chief executive officer. Mr. Teksler's employment commenced on June 1, 2015.

During a meeting of our board of directors on July 21, 2015, Mr. Vachon led a discussion emphasizing the need to evaluate carefully the best course for us in order to optimize the return on our patent portfolio, to use our cash prudently and to enable us to run profitably so that we could take advantage of our net operating loss carry-forward tax assets. On July 21, 2015, our board of directors formed a strategic committee (the Strategic Committee) to explore various alternatives for the business.

During the summer of 2015, the Strategic Committee explored the spin-off of our patent business to our stockholders. As of that date, the spin-off would have required Ericsson's consent. In August 2015, the Strategic Committee decided not to pursue the spin-off based upon management's projection of negative free cash flows for the first year after the spin-off and the negative reaction to the spin-off proposal received in discussions with representatives of Ericsson.

In July 2015, Mr. Vachon asked representatives of the Purchaser if the Purchaser would re-engage on acquiring our patent business.

From September to December 2015, a total of 11 potential buyers executed non-disclosure agreements with us, including a second agreement with the Purchaser.

On September 17, 2015, we received a non-binding term sheet from the Purchaser offering to acquire the IP Licensing Companies for a cash purchase price of $35 million, subject to customary representations and warranties and covenants, a post-signing "no-shop" provision and a break-up fee of $1.75 million. In addition, if our stockholders did not approve the transaction, the Purchaser proposed that we reimburse its expenses related to the proposed transaction. The Purchaser also sought the right to approve any litigation settlement reached between signing of the proposed purchase agreement and the closing.

On September 21, 2015, our board of directors met to discuss pending strategic activities. Our board of directors formally reviewed a presentation establishing the business rationale for forming the Strategic Committee. Our board of directors also received legal advice from its general counsel regarding the benefits of following a formal process to evaluate our strategic options. It was proposed that Richard Chernicoff, Peter Reed and Boris Teksler comprise the Strategic Committee. Our board of directors then proceeded to discuss the Purchaser's term sheet. In addition, our board of directors discussed the need to retain a financial advisor to provide a fairness opinion for any transaction our board of directors might approve. In addition, management informed our board of directors that management was engaged with at least one other party in order to determine whether the Purchaser's offer provided fair value for the assets proposed to be acquired.

On September 22, 2015, William Marino, who was then a member of our board of directors, spoke by phone with a senior executive at Party B to explore whether that party was interested in making an offer to acquire our patents. Mr. Marino stated that we were seeking more than $300 million from Party B for the portfolio as the proceeds of a transaction with Party B would need to be shared with Ericsson as required under the MSA.

On September 25, 2015, a senior executive of Party B called Mr. Teksler to inform Party B decided that it would not proceed with a bid to purchase our patents at that time.

On September 25, 2015, Mr. Teksler and Mr. Mesel spoke with Evercore Partners to discuss retaining them to run a process. Evercore provided a proposal to Unwired Planet. During a later held Strategic Committee meeting, we decided that the Evercore proposal was too pricey and elected to have management lead the process, given its extensive network in the industry.

On September 28, 2015, Mr. Vachon spoke by phone with a senior executive at Party B to discuss why Party B had decided not to make a bid for the Company's patents. Party B's senior executive said that our stated price was too high. Mr. Vachon then invited Party B to make a proposal at any valuation Party B thought was appropriate.

On October 4, 2015, the Strategic Committee formally met for the first time. In that meeting it reviewed and formally approved its charter. At that meeting, Messrs. Chernicoff, Reed and Teksler discussed the general approach the Strategic Committee would take to evaluating different strategic alternatives. The Strategic Committee agreed to consider transactions with parties that are operating companies, licensing entities, financial buyers and any other parties interested in a significant purchase of our patents.

On October 26, 2015, Party C proposed to acquire 420 of our patents for an aggregate cash purchase price between $18 million and $22 million. Our management team recommended against such proposal as they had confidence that our litigation strategy would result in the infringers' willingness to negotiate FRAND licenses in the first quarter of calendar 2016.

On November 4, 2015, we created an electronic data room to enable interested parties to access information with respect to the IP Licensing Companies, their patents and their pending litigation and the agreements with Ericsson.

On November 5, 2015, Mr. Teksler held a phone conference with representatives of Party D, a company in the patent licensing business. Party D expressed interest in purchasing the Company's patent portfolio, suggesting that their initial pricing expectations were in the mid- to high- tens of millions of dollars.

On November 5, 2015, Mr. Teksler met by phone with representatives of the Purchaser. The Purchaser presented a counter-proposal to our $100 million offer. That counter-proposal was that the Purchaser make an initial payment of $25 million net of cash held in UPLLC, with an earn-out over time up to $62 million after the Purchaser covered its costs.

On November 5, 2015, the Strategic Committee met, and Mr. Teksler led a discussion regarding recent developments with two potential acquirers of our patent portfolio. Mr. Teksler described his conversation earlier in the day with representatives of the Purchaser.

Mr. Teksler then described his recent conversations with Party D. He stated that Party D expressed interest in purchasing the patent portfolio and was expected to present an offer early in the week of November 9. He said that he expected Party D's offer to be in the range of $55 million to $70 million.

On November 10, 2015, Mr. Teksler interviewed Dr. Elvir Causevic, the chief executive officer of Black Stone IP. Dr. Causevic expressed interest in being engaged to perform the work we requested. Accordingly, later on November 10, 2015, we entered a non-disclosure agreement with Black Stone IP in order to facilitate the financial advisory work to be conducted by Black Stone IP.

On November 13, 2015, Mr. Teksler and Noah Mesel, our general counsel, met in person with senior management representatives of Party A. The parties discussed the advantages to Party A's operating business and the timing of a potential transaction. While Party A's representatives said they were interested in the opportunity, it would be a challenge for them to consummate a transaction in the near future.

On November 14, 2015, Mr. Teksler and Mr. Mesel met in person with representatives of Black Stone IP at our offices in Los Altos, California. The participants in the meeting discussed the pending offer from the Purchaser and other proposals then being explored by the Strategic Committee. Black Stone IP's representatives asked questions regarding the materials made available in the data room, and the parties discussed potential timing of a transaction.

On November 16, 2015, a representative of Party D informed Mr. Teksler that Party D decided not to make an offer to purchase our patents.

On November 25, 2015, Mr. Teksler and Mr. Mesel met by phone with representatives of Party E. Party E proposed to be an authorized sublicensor of our patent portfolio, and that Party E would pay a "significant" but unspecified fee.

Later on November 25, 2015, the Strategic Committee met, and Mr. Teksler discussed the phone meeting he and Mr. Mesel had with Party E earlier that day. Mr. Teksler also described on-going licensing efforts by our management. Mr. Chernicoff informed the other Strategic Committee members that he had recently spoken with a representative of Party A regarding developments in the business. Mr. Teksler then described his recent conversation with representatives of the Purchaser, and that a potential transaction with the Purchaser remained on track.

On December 3, 2015, our board of directors held its regularly scheduled quarterly meeting. At the meeting, Mr. Teksler outlined management's activities since the September 21, 2015 board of directors meeting. He identified approximately 25 different parties with whom management had included in its list of those potentially interested in a significant license or sale of a substantial portion of the IP Licensing Companies' patents. Of those parties, management had met by phone or in person with twelve, and fewer than ten had expressed serious interest in further discussions. At that time, management's sensitivity analysis led to the view that the present value of the IP Licensing Companies' patent portfolio was in the range of $27.7 million to $79.2 million. Representatives of Skadden, Arps, Slate, Meagher & Flom LLP (Skadden Arps), our legal counsel, then provided advice to the board of directors regarding the Delaware statutory and case law standards applicable to their duties of care and loyalty. At this meeting, our board of directors expressed deep concern about the risk that the infringers were being successful in their strategy of using litigation to force us to the brink of bankruptcy.

On December 11, 2015, Mr. Teksler and Taylor Harmeling, who then was a member of our board of directors, met with Party E. No proposals resulted from that meeting.

On December 16, 2015, Messrs. Teksler and Chernicoff held a teleconference with representatives of Ericsson, representatives of the Purchaser and Paul Weiss Rifkind Wharton & Garrison LLP (Paul Weiss), counsel to Ericsson, with respect to the then current draft of Ericsson's consent to the transaction, which was required to protect Ericsson's receipt of deferred consideration for the patents it transferred under the MSA, and the process outlined by the Strategic Committee.

On December 17, 2015, the Strategic Committee met, and Mr. Teksler updated the Strategic Committee regarding the recent phone conversations discussions with representatives of the Purchaser and Ericsson. In addition to the Strategic Committee members, the other members of our board of directors, Taylor Harmeling, Jess Ravich and Mr. Vachon, attended the meeting. Mr. Chernicoff confirmed that Ericsson was not prepared to give pre-approval of a potential transaction until it was certain with which bidder we would complete the transaction. Mr. Teksler outlined the various strategic options then available to the board of directors. The members of the Strategic Committee raised questions regarding the various options and considered the likelihood of various options resulting in a positive outcome for us. After discussing the alternatives, the consensus of the Strategic Committee and the other members of our board of directors was that our representatives who have been talking with representatives of the Purchaser should inform the

Purchaser that we would be willing to remove the go-shop provision from the draft definitive agreement in exchange for the Purchaser meaningfully increasing its price to purchase the patent assets.

Mr. Vachon informed the Purchaser's representatives of our decision to remove the go-shop provision on the condition that the transaction price was meaningfully increased. On December 28, 2015, an increase in the total transaction value to $50 million with $10 million of such amount being made two years after closing was negotiated.

On December 28, 2015, Mr. Teksler called Party E to re-engage Party E in the negotiation. No proposals resulted from those efforts.

On January 6, 2016, Messrs. Teksler and Chernicoff reported on the terms of the most recent draft definitive agreement to the Strategic Committee.

On January 11, 2016, we agreed to the final terms of the engagement letter with Black Stone IP.

On January 14, 2016, Mr. Chernicoff provided an update to our board of directors on the negotiations of a definitive agreement with the Purchaser, and the diligence items remaining to be completed. Questions were raised about the negotiations and pending diligence items. After a lengthy discussion, our board of directors directed management to continue to negotiate terms with the Purchaser while exploring other options.

On January 16, 2016, the Company entered a non-disclosure agreement with Party G, a company in the financial services industry.

On January 20 and 21, 2016, Mr. Chernicoff, Mr. Teksler, Mr. Mesel and Mr. Vachon met with Mr. Les Ware, the Purchaser's Chief Executive Officer, Mr. Jamie Ribman, the Purchaser's President, as well as Mr. Fred Telecky, the Purchaser's Head of Licensing, Ms. Staci Hanscom, the Purchaser's Chief Financial Officer, and Mr. Michael Dorey, of Lidji Dorey & Hooper, the Purchaser's outside counsel. The meeting took place at the Purchaser's offices in Plano, Texas. The participants in the two-day meeting reviewed the draft definitive agreement and our disclosure letter, resolved open points regarding representations and warranties, covenants, and how indemnification claims, if any, would be charged against the $10 million that was to be held back for two years. In addition, the parties negotiated that any legal fees due to McKool Smith PC for U.S. litigation would be our responsibility, as would any success fee earned by EIP Europe LLP in London for litigation wins in the UK. The parties concluded the meetings with the shared expectation that remaining document edits and any other business issues would be handled by telephonic meetings and email.

On January 22, 2016, the Strategic Committee met and Mr. Teksler provided an update regarding the status of discussions with the Purchaser and Ericsson. Mr. Teksler also reported that he had a further call scheduled with another interested party later on January 22, 2016, at which time he would know whether it was prepared to present a competing offer.

On January 24, 2016, our board of directors held a special telephonic meeting to discuss the status of our strategic process. Mr. Teksler outlined our strategic process beginning in July 2015. Mr. Teksler reviewed the different transactions considered by management and the Strategic Committee, including a public spin-off, a management spin-off, and transactions with strategic and financial parties. The requirement for us to obtain Ericsson's consent to a transaction under the MSA was a significant factor we would need to consider in evaluating strategic transactions. During the course of exploring strategic transactions, management contacted over twenty-four parties, of which seven engaged in discussions and performed some degree of due diligence. The only remaining parties with which any discussions were ongoing were the Purchaser and Party F. Mr. Teksler expressed his opinion that the only party with whom a transaction was practical at such time was the Purchaser. A discussion followed among the members of our board of directors regarding the process undertaken to explore strategic alternatives. Mr. Chernicoff led a discussion regarding the recent meetings with the Purchaser in Plano. As of the date of the meeting, the main open points outside of the draft purchase agreement were the final form of consent from Ericsson, and a negotiated termination of a fee agreement with the law firm McKool Smith PC.

Representatives of Skadden Arps then made a detailed presentation on the terms and conditions of the draft purchase agreement. In particular, the discussion focused on the business and assets being sold; consideration, which consisted of $40 million paid at close plus an additional $10 million paid after two years, subject to adjustments; the Purchaser's financing sources; the representations and warranties; the pre-closing covenants; the effects of covenants that could prohibit our ability to close a license agreement between signing and closing; our board of directors' fiduciary outs; the "no-shop," "Alternative Proposal" and "Superior Proposal" provisions; and the closing conditions, including stockholder approval, Ericsson's consent and the noteholders' consents, bring-downs of our representations and warranties; the definition of material adverse effect, which includes a number of important carve-outs, which representatives of Skadden Arps described in detail; termination provisions; and the post-close indemnification and dispute resolution provisions.

On the morning of February 7, 2016, our board of directors met to review the terms of the then current draft of the Purchase Agreement. In that meeting, representatives of Skadden Arps reviewed the terms of the February 6, 2016 draft of the purchase agreement. Mr. Teksler informed our board of directors that the Purchaser was ready to execute the then current draft of the Purchase Agreement and that it was his understanding that Ericsson's consent to the transaction was forthcoming later in the day. Mr. Mesel informed our board of directors that our senior note holders' consent to the transaction had been obtained. In addition, representatives of Black Stone IP orally presented their analysis of the proposed transaction.

A lengthy discussion occurred during and after counsel's presentation, including a review of potential alternative deals with other companies. Such transactions would require significant further negotiation with such counterparties and additional discussions with Ericsson for its consent, and it was discussed that the success of a transaction with either of the alternative parties would depend largely upon there being significantly greater consideration offered by the other party than what the Purchaser was offering at that time.

At 8:00 a.m. Pacific Time on February 7, 2016, our board of directors held a special telephonic meeting at which all members were present. Mr. Teksler, Mr. Chernicoff and representatives of Skadden Arps summarized the terms of the definitive agreement as negotiated over the weekend. Mr. Chernicoff and Mr. Teksler noted that the current terms of the Ericsson consent provided that Ericsson and the Purchaser would agree on an amount that the Purchaser will pay Ericsson at the closing of the Divestiture; that amount is to be agreed upon by the Purchaser and Ericsson before the Divestiture. The uncertainty created by this open point remained a risk for us. Representatives of Black Stone IP then presented their final valuation analysis. Black Stone IP then delivered its opinion that the consideration to be received by us under the then-proposed Purchase Agreement was fair to Unwired Planet, Inc. from a financial point of view. Our board of directors approved the then current draft of the Purchase Agreement and authorized its due execution and delivery and recommended that our stockholders vote for approval of the transactions contemplated thereby.

In the morning of February 7, 2016, Mr. Teksler informed the Purchaser and its outside counsel and Ericsson's IP licensing team and its counsel by email that we were ready to exchange signature pages for all the documents related to the transaction, including the Purchase Agreement and the Ericsson consent.

At 11:30 p.m. Pacific Time on February 7, 2016, Mr. Teksler informed our board of directors that Ericsson had not yet given its consent to the transactions.

On February 8, 2016, Mr. Chernicoff contacted Party H to determine whether it would proceed with its previously proposed transaction. Party H requested additional due diligence information, but never made an updated proposal.

As an alternative, Mr. Teksler, Mr. Chernicoff and Mr. Mesel met with Party G earlier on February 10, 2016, to explore that party's interest in a potential alternative transaction. Mr. Chernicoff explained that Party G would require approximately two weeks to complete their diligence and then would require some additional period of time after conducting their diligence to negotiate a definitive agreement.

On February 10, 2016, our board of directors held a special telephonic meeting. Mr. Teksler informed our board of directors that Ericsson has not yet given its consent to the transaction with the Purchaser. While Mr. Teksler continued to work with Ericsson to reach an agreement that would permit us to move forward with the Purchaser, uncertainly remained.

On February 19, 2016, the Strategic Committee met, and Mr. Teksler described the status of discussions with the Purchaser and Ericsson. Mr. Teksler then informed the Committee of discussions with two financial parties, and Mr. Chernicoff informed the Committee of his discussions with a third financial party. Mr. Teksler and Mr. Mesel informed the Committee of on-going licensing discussions with other parties. The Strategic Committee discussed options with respect to alternative transactions and agreed to pursue all options in parallel.

On March 9, 2016, our board of directors authorized management to withdraw up to $3.5 million from our bank account and contribute it as capital to the IP Licensing Companies. The IP Licensing Companies then used such funds to pay the incentive fee that our European counsel insisted was due and payable.

On March 10, 2016, our board of directors held a special telephonic meeting. Mr. Teksler provided an update regarding Ericsson's consent for the proposed transaction with the Purchaser. Mr. Teksler and Mr. Chernicoff noted that a risk existed that the Purchaser would attempt to renegotiate the terms of their purchase of the Company's patent portfolio due to the delay.

On March 11, 2016, Party B sent Mr. Teksler a term sheet offering to purchase the patent portfolio for $60 million subject to conditions including conducting further due diligence, negotiation of definitive documents, and Party B's board approval. The offer was set to expire on March 14, 2016. Mr. Teksler contacted Party B to let them know that its offer was not superior to other bidders and that it would need to raise its bid.

On March 17, 2016, outside counsel for the Purchaser sent updated drafts of the Purchase Agreement and the Purchaser's disclosure letter to Skadden Arps. The revised draft reflected three main revisions, among others:

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the total consideration was reduced to $40 million, with up to $30 million payable at the close and up to $10 million payable after two years

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the break-up fee was reduced from $2.5 million to $2.0 million, and

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the final termination date for closing the transaction was extended from April 15, 2016 to June 1, 2016.

On March 31, 2016, our board of directors held a special telephonic meeting. Mr. Vachon and Mr. Teksler provided an update on discussions with representatives of the Purchaser. Mr. Vachon shared his understanding that the remaining issues relate to the balance sheet and cash flow documentation that management has shared with the Purchaser's finance organization; Mr. Vachon undertook to obtain final documents from the Purchaser in the morning of April 1, 2016.

On April 5, 2016, our board of directors held a special telephonic meeting, and all board members attended the meeting. Mr. Teksler informed our board of directors that management and the Purchaser had reached final agreement on the form of the transactions. Our management expected to receive Ericsson's final approval on April 6, 2016. Representatives of Skadden Arps described the changes in the definitive agreement since the version of that document reviewed by our board of directors on February 7, 2016. Representatives of Black Stone IP presented updated valuation analysis, based upon the revised consideration, other modified terms, and updates in the IP Licensing Companies' operational results in the definitive agreement. Representatives of Black Stone IP orally delivered their opinion, the written confirmation of which is in Annex C. Our board of directors approved the Purchase Agreement and the Divestiture, authorized the execution and delivery of the Purchase Agreement and recommended that you approve the Divestiture Proposal.

On April 6, 2016, at shortly after 1:00 p.m. Pacific Time, we, Ericsson and the Purchaser delivered a number of agreements, including the Ericsson consent and the Purchase Agreement.

On April 29, 2016, Party G submitted a non-binding proposal that contemplated, among other things:

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formation of a new holding company between us and the Licensing Companies;

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that holding company having the ability to borrow up to $35 million from Party G;

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conversion of such debt into equity of the new holding company; and

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the spin-off after February 14, 2017 of the equity we own in the new holding company to our stockholders.

We shared Party G's non-binding proposal with Ericsson and the Purchaser. At a meeting of our board of directors on May 1, 2016, our board of directors considered Party G's proposal. Our board of directors was unable to make the necessary financial, legal and factual findings under Section 4.11 of the Purchase Agreement to proceed to negotiate with Party G based on that proposal. Our representatives subsequently advised Party G that we were unable to negotiate with Party G over its proposal based on the restrictions in the Purchase Agreement.

On May 25, 2016, we and the Purchaser entered into the Purchase Agreement Amendment, which is attached to this proxy statement as Annex B.

Our Board's Reasons for the Divestiture

By unanimous vote, our board of directors determined that the Purchase Agreement and the Divestiture are advisable and in the best interests of our company and our stockholders and approved and adopted the Purchase Agreement and the transactions contemplated thereby. Our board of directors recommends that you vote:

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FOR the Divestiture Proposal;

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FOR the Name Change Proposal;

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FOR the Say on Pay Proposal;

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FOR the Option Modification Proposal;

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FOR the LTIP Proposal;

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FOR the ESPP Proposal; and

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FOR the Adjournment Proposal.

In reaching its determination to approve the Purchase Agreement and to recommend your approval of the transactions contemplated by the Purchase Agreement, our board of directors evaluated the Divestiture in consultation with management, and our internal and outside legal counsel, and considered a number factors, which are discussed below.

Among the material information and factors considered by our board of directors were the following:

Structural Changes in the Patent Business.    Over the last several years there have been structural changes in the patent business. There have been legislative, administrative and judicial changes that changed the methods of calculating damages and made litigating patent infringement cases less likely to succeed, more costly, difficult and take significantly longer. These changes have resulted in infringers being much less willing to enter into consensual licenses on commercial terms. We have put a number of infringers (including some who were licensed to our patents when those patents were owned by Ericsson) on notice of their infringement of our patents, but the infringers refused to enter into FRAND licenses.

We Have Limited Financial Resources.    As of March 31 2016, we had $55.9 million of cash and cash equivalents and in excess of $35 million of outstanding debt obligations. Our management projected spending over $30 million in cash in calendar 2016 in anticipation of seeing revenue in the second half of 2017. Our board of directors did not approve that plan and members of our board of directors expressed concern as to whether we would receive a going concern opinion on our June 30, 2016 financial statements if we merely executed the proposed plan. Members of our board of directors also discussed the possibility that if we executed on management's stand-alone plan, we may be forced to raise capital on terms that are exceptionally dilutive to the interests of our current stockholders or be unable to raise needed capital;

Ericsson Has Significant Rights to Protect Receipt of Its Deferred Compensation.    Under our agreements with Ericsson, Ericsson has significant rights, including, among others, the right to at least fifty percent of our gross revenue, a right of first refusal on our sale of the patents acquired from Ericsson, and a right to consent to a change of control of our company. Once our cumulative revenues under the Ericsson agreement exceed $500 million, Ericsson's revenue share grows to 70% (unless we exercise our option to buy-down Ericsson's revenue share by making an advance cash payment);

Our Litigation Track Record and Prospects.    Since becoming a patent licensing company in 2012, we have asserted twenty eight patents in US litigation. Not one of these patents has survived pre-trial motions to have a jury consider validity, infringement, enforceability and damages. In the IP Licensing Companies' case against Apple, Inc. and against the defendants in the United Kingdom we are at risk of having to pay our opponent's legal fees (increasing the risk of losing the case as a whole or particular matters within a case). Despite our victories in the United Kingdom and Germany, the defendants in such cases have filed, and are likely to continue to file, appeals with respect to any success we may have in court. These appeals extend our time to revenue and risk that we may lose cases we won in the first instance or be forced to re-try cases that we won in the first instance;

The Patent Business Conflicts With Growth Opportunities.    Our board of directors desires to be in profitable growing businesses. We believe it is less risky to acquire established businesses rather than take the entrepreneurial risk of starting new businesses from the beginning. Businesses that desire to sell products and services often don't want to be associated with patent licensing operations and don't want the dilution that comes from being in a company with negative earnings from its legacy patent business;

Capital Market Valuations of Small Patent Licensors.    In 2012 when our board of directors decided to become a patent licensing company, the equity markets valued small patent licensing firms were at significant multiples of trailing revenues and earnings. The capital markets currently value small patent licensing firms almost exclusively on a discounted cash flow basis and in fact our equity was valued on March 31, 2016 at only $38.3 million above our cash and cash equivalents balance;

Opportunities in the Financial Services Business.    Our board of directors noted that there were a number of opportunities where the public markets have valued financial services businesses below the inherent value of those businesses. Our board of directors believes that our company — well capitalized — can take advantage of such market dislocations;

Results of Our Discussions with Potential Acquirers of Our Patent Business.    As discussed above, we have contacted a number of potential strategic and financial acquirers of our patent business and the Divestiture was the best alternative to emerge from that process;

Opinion of Black Stone IP.    Our board of directors received the opinion of Black Stone IP, dated April 6, 2016, that the consideration to be received per the Purchase Agreement is fair to us from a financial point of view;

Purchase Agreement.    Our board of directors reviewed, with our legal advisors, the structure of the Divestiture and other terms of the Purchase Agreement. In particular, our board of directors considered the following specific aspects of the Purchase Agreement:

•
we have the right to engage in negotiations with, and provide information to, a third party that makes an unsolicited written acquisition proposal, if our board of directors determines in good faith, after consultation with its outside legal and financial advisors, that such proposal constitutes or could reasonably be expected to lead to a transaction that is reasonably capable of being completed on the terms proposed and is more favorable to our stockholders than the transactions contemplated by the Purchase Agreement;

•
our representations and warranties in the Purchase Agreement, including the "material adverse effect" standard that qualifies many of our representations and warranties;

•
the nature of the closing conditions included in the Purchase Agreement, as well as the likelihood of satisfaction of all conditions to the completion of the Divestiture;

•
our board's right to change its recommendation in favor of the Divestiture upon receipt of a superior offer or upon the occurrence of an intervening event if failing to take such action would be inconsistent with our board of directors' fiduciary duties to you under applicable law, subject to the Purchaser's right to terminate the Purchase Agreement and our potential obligation to pay the Purchaser a $2 million termination fee;

•
the circumstances under which the termination fee is payable by us to the Purchaser and the size of the termination fee, which was determined by negotiation between the parties and which our board views as reasonable based on an analysis of precedent transactions and in light of the size and benefits of the transaction and not preclusive of a superior proposal, if one were to emerge;

•
the Divestiture will not occur without approval by holders of a majority of the outstanding shares of our common stock; and

•
the Purchaser remains obligated to close the transaction even if we sustain loses in our pending litigation.

Alternatives to the Divestiture.    Our board of directors took into consideration its belief that, after careful consideration of potential alternatives to the transformation, including Divestiture, is expected to yield greater benefits to our stockholders (including the benefits discussed above) than would the range of reasonably available alternatives considered. The potential alternatives considered included standalone strategies, including adopting management's cash depleting plan, deeply discounted pricing, business separation, attempting to diversify while maintaining the patent business and the attendant risks of each of them, including the scarcity of financing for intellectual property companies at the current time and our agreements with Ericsson.

Bankruptcy Risk.    If we continue in the patent business, our board of directors was aware of the high probability that we might end up in bankruptcy proceedings. The occurrence of a triggering event under our Ericsson agreements would result in Ericsson taking its patents and having an unsecured claim of $1 billion against us as well as a cross-default under our senior secured notes. A triggering event could occur as a result of the IP Licensing Companies' inability to pay its trade creditors, including our legal counsel.

Our board of directors also considered certain potentially negative factors in its deliberations concerning the transformation, including, but not limited to, the following:

We Might Succeed In Licensing Our Patents.    It is possible that we may be successful in litigation and on appeal, and that those litigation successes may result in our customers taking worldwide licenses that generate significant cash flows and result in appreciation of our stock price;

We Might Get a Higher Price If We Sell Later.    It is possible that our United Kingdom and German cases and related appeals may have positive outcomes in the next twelve months. It is possible that positive litigation events may result in additional parties becoming interested in acquiring our patents and parties may be willing to pay a higher price based on the achievement of those litigation successes.

We May Have Near Term Litigation Success.    Were positive developments to occur in our litigation between signing and closing the Divestiture, those developments do not give us the right to change the price of the transaction nor do they, in and of themselves, give us the right to terminate the Purchase Agreement;

Failure to Close.    Our board of directors considered the risks and contingencies relating to the announcement and pendency of the business combination and the risks and costs to us if the closing of the Divestiture is not timely or if the business combination does not close at all, including the impact on our relationships with employees and third parties and the effect a public announcement of termination of the Purchase Agreement may have on the trading price of our common stock;

Our New Business May Not Succeed.    We may acquire businesses that do not meet our expectations of profitability, cash flow and stock price for reasons related to our execution, external factors or otherwise;

Our New Business May Not Result in Higher Total Stockholder Return.    We have cash, financial and human capital resources. We plan to deploy these resources in new businesses. Our due diligence, our business planning, our execution, our investor relations and a number of other factors together with changes beyond our control may not result in the total stockholder returns our board of directors desires to produce for our stockholders. See Proposal 1: the Divestiture — Risk Factors";

The IRS May Challenge Our Utilization of Our Net Operating Loss Carryforwards.    If we earn taxable income in future periods, the Internal Revenue Service may challenge our utilization of our net operating loss carryforwards. The Internal Revenue Service will have a number of theories on which it and the U.S. Justice Department could base a challenge to our utilization of our net operating loss carryforwards and the resolution of such challenges is uncertain;

Purchase Agreement.    Our board of directors considered the risks associated with various provisions of the Purchase Agreement, including:

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the requirements that we must pay to the Purchaser a termination fee of $2 million, if the Purchase Agreement is terminated under certain circumstances, which might discourage other parties potentially interested in an acquisition of, or combination with, us from pursuing that opportunity, even if potentially more favorable to you than the Divestiture;

•
the fact that the Purchase Agreement includes restrictions, which our board of directors regards as customary for transactions of this type, on our ability to solicit offers for alternative proposals or engage in discussions regarding such proposals, subject to exceptions, which could have the effect of discouraging such proposals from being made or pursued, even if potentially more favorable to our stockholders than the transaction with the Purchaser;

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the Purchaser has the right to set off claims for breaches of our representations and warranties, taxes and pre-closing operation of our business against the $10 million back-end payment. We may not receive the entire $10 million that we expect to receive two years after the closing;

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at the closing, we will have to pay $4.6 million to our counsel McKool Smith PC in settlement of their contingent right to payment in respect of cases that we lost and we have to discharge an incremental $200,000 of our European counsel's success fee;

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if we win our pending litigation against Microsoft, we must share one-half of the recovery with the Purchaser and if we lose the pending litigation against Microsoft, we bear all of the risk of paying Microsoft's legal fees in that case;

•
the uncertainty of the fulfillment of the conditions in Ericsson's consent to the Divestiture; and

•
the Purchaser's rights over our litigation until the Divestiture closes.

Ericsson Agreements.    In connection with the Divestiture we agreed with Ericsson not to assert any patents we acquire during the 5-year period after closing. As a result of the assignment of the Lenovo agreement from UPLLC to us, we agreed to abide by UPLLC's agreement to pay Ericsson fifty percent of any royalties we receive under the Lenovo agreement and, if the Purchase Agreement is terminated, we will be obligated to contribute additional capital to the IP Licensing Companies, which our management has estimated will be in excess of $10 million at June 30, 2016.

Our board of directors concluded that the potentially negative factors associated with the transformation were outweighed by the potential benefits that it expected you would achieve as a result of the transformation, including our board of directors' belief that the Divestiture would, of the reasonably available alternatives, maximize the value of your shares and mitigate the risks and uncertainties affecting our future prospects.

In addition, our board of directors was aware of and considered the interests that our directors and executive officers may have with respect to the Divestiture that differ from, or are in addition to, their interests as stockholders generally, as described in the section entitled "Proposal 1: the Divestiture — Interests of Directors and Executive Officers in the Divestiture" beginning on page 51.

The foregoing discussion of the information and factors considered by our board of directors is not exhaustive. In view of the wide variety of factors considered in connection with the transformation, our board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific material factors it considered in reaching its decision. In addition, individual members of our board of directors may have given different weight or priority to different factors. The order in which the factors appear in this proxy statement is not indicative of the weight any particular director or our board of directors as a whole gave to such factor. Our board of directors considered this information and these factors as a whole, and overall considered the relevant information and factors to be favorable to, and in support of, its determination and recommendation.

This explanation of our reasons for the transformation and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 15.

Recommendation of Our Board of Directors

After careful consideration, our board of directors has unanimously approved the Purchase Agreement and determined that the Purchase Agreement and the Divestiture are advisable, fair to, and in the best interests of the Company and its stockholders. ACCORDINGLY, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE DIVESTITURE PROPOSAL.

Opinion of Black Stone IP

We retained Black Stone IP to provide a financial opinion in connection with the proposed divestiture. We selected Black Stone IP to act as our financial advisor based on Black Stone IP's qualifications, expertise and reputation and its knowledge of and experience in recent transactions in the intellectual property industry. At the meeting of our board on April 6, 2016, Black Stone IP rendered its oral opinion, subsequently confirmed in writing, that, as of such date, and based upon and subject to the various assumptions, procedures, matters, qualifications and limitations on the scope of the review undertaken by Black Stone IP as set forth in the written opinion, the consideration to be received by us pursuant to the purchase agreement was fair from a financial point of view to us.

The full text of the written opinion of Black Stone IP, dated as of April 6, 2016, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Black Stone IP in rendering its opinion, is attached to this proxy statement as Annex C. You are encouraged to read the opinion carefully and in its entirety. Black Stone IP's opinion was rendered for the benefit of our board of directors, in its capacity as such, and addressed only the fairness from a financial point of view of the consideration pursuant to the purchase agreement to us as of the date of the opinion. Black Stone IP's opinion did not address any other aspect of the divestiture or related transactions. The opinion was addressed to, and rendered for the benefit of, our board of directors and was not intended to, and does not, express an opinion or a recommendation as to how you should vote at our special meeting or act on any matter with respect to the divestiture or related transactions. The summary of the opinion of Black Stone IP set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Black Stone IP undertook the activities, review and analysis as set forth in the opinion. In arriving at its opinion, Black Stone IP made assumptions regarding, and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Black Stone IP by us, and formed a substantial basis for its opinion and utilized the information as more fully set forth in the opinion. We urge you to review the opinion for further reference to the process by which Black Stone IP formulated its opinion.

With respect to our projections, Black Stone IP assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of our management of the future financial performance of our patent business. At our direction, Black Stone IP's analysis relating to our business and financial prospects was made on the basis of our projections. Black Stone IP was advised by us, and assumed, with our consent, that our projections were a reasonable basis upon which to evaluate our business and financial prospects. Black Stone IP expressed no view as to our projections or the assumptions on which they were based, including the selection of the research analyst reports and financial projections from which the projections were derived, and our reasonable royalty rate estimates. In addition, Black Stone IP assumed that the divestiture would be consummated in accordance with the terms of the purchase agreement without any waiver, amendment or delay of any terms or conditions and that the final purchase agreement would not differ in any material respects from the draft thereof furnished to Black Stone IP. Black Stone IP assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the divestiture, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the divestiture. Black Stone IP is not a legal, tax, regulatory or actuarial advisor. Black Stone IP is a financial advisor only and relied upon, without independent verification, our assessment and our legal and tax advisors with respect to legal and tax matters. Black Stone IP's opinion did not address the relative merits of the divestiture as compared to any other alternative business transaction, financing or other alternatives, or whether or not such alternatives could be achieved or were available, nor did it address our underlying business decision to enter into the purchase agreement. Black Stone IP did not make any independent valuation or appraisal of our assets, including our patents, or assessment of reasonableness of our proposed royalty rates, nor was Black Stone IP furnished with any such valuations or appraisals. Black Stone IP's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Black Stone IP as of April 6, 2016. Events occurring after April 6, 2016 may affect Black Stone IP's opinion and the assumptions used in preparing it, and Black Stone IP did not assume any obligation to update, revise or reaffirm the opinion.

General

Black Stone IP performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Black Stone IP considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Black Stone IP believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Black Stone IP may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described should not be taken to be Black Stone IP's view of the actual value of our patent business or our patent portfolio. In performing its analyses, Black Stone IP made numerous assumptions with respect to industry performance, litigation outcomes, general business and economic conditions and other matters. Many of these assumptions are beyond our control. Any estimates contained in Black Stone IP's analyses are not necessarily indicative of future results of our patent business or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Black Stone IP conducted the analyses referenced above solely as part of its analysis of the fairness of the consideration pursuant to the purchase agreement from a financial point of view to Unwired Planet, Inc. and in connection with the delivery of its oral opinion to our board of directors subsequently confirmed in writing. These analyses do not purport to be appraisals of or to reflect the value of or reasonable royalties for infringement of our patent portfolio.

The consideration was determined through arm's-length negotiations between us and the Purchaser and was approved by our board of directors. Black Stone IP did not provide advice to us during these negotiations. Black Stone IP did not recommend any specific consideration to us or that any specific consideration constituted the only appropriate consideration for the divestiture.

Black Stone IP's opinion and its presentation to our board of directors was one of many factors taken into consideration by our board of directors in deciding to approve the purchase agreement. Consequently, the analyses described above should not be viewed as determinative of the view of our board of directors with respect to the consideration or of whether our board of directors would have been willing to agree to different consideration. Black Stone IP's opinion was approved by a committee of Black Stone IP professionals in accordance with its customary practice.

Black Stone IP is a boutique investment bank focused on transactions relating to technology and intellectual property assets and is engaged in a wide variety of intellectual property and technology transactions. Black Stone IP is regularly engaged in patent transactions, as well as providing strategy, and financial advisory services that include the valuation of patents and other technology assets in connection with transactions. Black Stone IP, its affiliates, managers and employees may at any time invest, hold long or short positions, and may trade or otherwise structure and effect transactions, for their own account, for the Purchaser or any other company that may be involved in the divestiture.

As compensation for Black Stone IP's services relating to the divestiture, we agreed to pay Black Stone IP a fee of $240,000. We also agreed to reimburse Black Stone IP for its reasonable out of pocket expenses incurred in performing its services, up to $15,000. In addition, we agreed to indemnify Black Stone IP and its affiliates, their respective officers, directors, employees and agents and each other person, if any, controlling Black Stone IP or any of its affiliates against any losses, claims, damages or liabilities related to or arising out of Black Stone IP's engagement, including all reasonable expenses.

In the two years prior to the date of its opinion rendered in connection with the divestiture, Black Stone IP and its affiliates have not provided financial advisory and financing services to us, the Purchaser or our respective affiliates.

Projections

We provided non-public financial forecasts to Black Stone IP in connection with rendering its opinion.

We have included a summary of those financial forecasts to give you access to certain non-public information made available to our board of directors and to Black Stone IP in connection with our board of directors' consideration and evaluation of the divestiture. We have not included these financial forecasts to influence your decision as to whether to vote for or against the divestiture proposal.

The financial forecasts have been prepared by, and are the responsibility of, our management. Our management believes that the financial forecasts were prepared in good faith and on a reasonable basis based on the best information available to our management at the time the information was prepared. The financial forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, or GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

No accounting firm examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, our registered independent accounting firm does not express any opinion or any other form of assurance with respect thereto. Our registered independent accountants' reports cover only historical financial information. It does not extend to the prospective financial information and should not be read to do so.

These financial forecasts were based on numerous variables, which are inherently uncertain and may be beyond our control. Because the financial forecasts cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. Important factors that may affect actual results and cause these financial forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to our business, legal decisions and the legislative, administrative and judicial environment generally, general business and economic conditions, the outcomes of litigation and other factors described or referenced under "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 15.

In addition, financial forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for our business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. The financial forecasts also do not take into account the divestiture or other transactions contemplated by the purchase agreement or the effect of the failure of the divestiture to occur, and should not be viewed as necessarily indicative of actual or continuing results in that context.

Accordingly, there can be no assurance that the financial forecasts will be realized, and actual results may vary materially from those shown, including because of the risks and other factors described in "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 15. Neither we nor any of our affiliates, advisors, directors, officers, employees, agents or representatives can give any assurance that actual results will not differ from the financial forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile the financial forecasts to reflect circumstances existing after the date the financial forecasts were generated or to reflect the occurrence of future events even if any or all of the assumptions underlying the financial forecasts are shown to be in error.

We do not intend to make publicly available any update or other revision to the financial forecasts, except as otherwise required by law. Neither we nor any of our affiliates, advisors, directors, officers, employees, agents or representatives has made or makes any representation or warranty to any of our stockholders or other person regarding the ultimate performance of our patent business compared to the information contained in the financial forecasts or that the financial forecasts will be achieved.

	Dollars in millions
	2016	2017	2018	2019	2020
Total available market	$228	$245	$263	$281	$291
Market share captured	0%	25%	40%	50%	60%
Gross receipts	$6	$104	$271	$361	$291
Ericsson revenue share	$3	$49	$139	$250	$208
Expenses	$45	$21	$15	$15	$50

Timing and Likelihood of Closing of the Divestiture

We expect to complete the Divestiture as soon as practicable after all of the conditions to closing the Divestiture have been satisfied or waived. See "Proposal No. 1: The Divestiture Proposal — The Purchase and Sale Agreement — Conditions to the Transaction." We currently plan to complete the Divestiture on or about June 15, 2016, assuming that our stockholders approve the Divestiture Proposal and that each of the other conditions to the Purchase Agreement is satisfied or, where permissible, waived. If the closing of the Divestiture does not occur on or before July 15, 2016, we and the Purchaser will each have the right to terminate the Purchase Agreement and abandon the Divestiture.

The Purchaser

Optis UP was formed for the purpose of acquiring the Holding Companies and completing the Divestiture with funds provided through an equity commitment from Holdings. PPM is an intellectual property firm engaged in IP-based transactions, including licensing, patent purchases and portfolio management. PPM works closely with some of the world's largest and most respected technology companies to promote innovation through equitable licensing programs. PPM will manage the business and affairs of Optis UP and its principal executive office is located at 7161 Bishop Road, Suite 200, Plano, Texas, 75204, telephone number (214) 744-5000.

Other Agreements and Transactions Related to the Divestiture

Concurrently with entering into the Purchase Agreement, we entered into a consent agreement among the IP Licensing Companies, Ericsson, a subsidiary of Ericsson and the Purchaser pursuant to which Ericsson and its subsidiary would consent to the Divestiture. Such consent is contingent upon a payment by the Purchaser to Ericsson in an amount to be agreed upon by the Purchaser and Ericsson. We and Ericsson provided each other mutual releases from known and unknown claims. We agreed not to assert any patents we acquire in 5-years after closing against Ericsson or its products. Ericsson also agreed to substitute the Purchaser for Unwired Planet, Inc. in the agreements between the IP Licensing Companies and Ericsson which has the effect of us not incurring future performance obligations under those agreements.

Concurrently with entering into the Purchase Agreement, UPLLC assigned its Lenovo agreement to us and as a result, we and Ericsson entered into an agreement that requires us to share fifty percent of any future royalties we receive under the Lenovo agreement with Ericsson. UPLLC also has assigned to us its agreement with Google.

Concurrently with entering into the Purchase Agreement, we and Ericsson entered into a forbearance agreement that, subject to the conditions in the forbearance agreement, provides for Ericsson to not take any enforcement steps under the MSA and related agreements in respect of us not providing additional capital to the IP Licensing Companies between signing the Purchase Agreement and the earlier of the closing of the Divestiture, the termination of the Purchase Agreement, July 31, 2016 and the occurrence of other events. The effect of this agreement is that the IP Licensing Companies will likely have liabilities in excess of cash and cash equivalents as of the time of the Divestiture.

In addition, we entered into a Second Supplemental Indenture which provides the necessary consent to the Divestiture under our Indenture, dated June 28, 2013, as amended by the First Supplemental Indenture, dated December 23, 2015, for our Senior Secured Notes due 2019. All of our outstanding Senior Secured Notes are held by funds managed by MAST Capital Management, LLC.

Concurrently with entering into the Purchase Agreement, the Purchaser delivered an equity commitment and funding agreement pursuant to which Holdings agreed to provide the Purchaser with sufficient funds to pay the purchase price under the Purchase Agreement.

Risk Factors

You should carefully consider the risk factors described below and those risk factors in our Annual Report on Form 10-K for the year ended June 30, 2015, which are incorporated by reference to this proxy statement, along with other information provided to you in this proxy statement or incorporated by reference into this proxy statement, in deciding how to vote at the special meeting.

Risks Relating to our Post-Closing Business

There can be no assurances that we will be successful in investing the proceeds of the Divestiture.

The process to identify potential investment opportunities and acquisition targets, to investigate and evaluate the future returns therefrom and business prospects thereof and to negotiate definitive agreements with respect to such transactions on mutually acceptable terms can be time consuming and costly. We are likely to encounter intense competition from other companies with similar business objectives to ours, including private equity and venture capital funds, leveraged buyout funds, investment firms with significantly greater financial and other resources and operating businesses competing for acquisitions. Many of these companies are well established and have extensive experience in identifying and effecting business combinations.

In addition, we will incur operating expenses, resulting from payroll, rent and other overhead and professional fees, while we are searching for appropriate opportunities to invest the proceeds of the Divestiture.

Because we will consider potential acquisition candidates in a different industry, you have no basis at this time to ascertain the merits or risks of any business that we may ultimately operate.

Our business strategy contemplates the potential acquisition of one or more operating businesses or other investments that we believe will provide better returns on equity than our patent business that we are divesting, and we are not limited to acquisitions and/or investments in any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately effect a business combination or other investment. Although we will seek to evaluate the risks inherent in a particular investment or acquisition opportunity, we cannot assure you that all of the significant risks present in that opportunity will be properly assessed. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We will not seek stockholder approval for any business combination or other investment that we may pursue, so you will most likely not be provided with an opportunity to evaluate the specific merits or risks of such a transaction before we become committed to the transaction.

Resources will be expended in researching potential acquisitions and investments that might not be consummated.

The investigation of target businesses and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention in addition to costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination or other investment the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific opportunity, we may fail to consummate the transaction for any number of reasons, including those beyond our control.

Subsequent to an acquisition, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary reasonable amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-Divestiture debt financing. Accordingly, you could suffer a significant reduction in the value of your shares.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

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restrictions on the nature of our investments, and

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restrictions on the issuance of securities

each of which may make it difficult for us to run our business.

In addition, the law may impose upon us burdensome requirements, including:

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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. However, if we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and which may hinder our ability to consummate a business combination. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination.

We are not required to obtain an opinion from an independent investment banking or from an independent accounting firm in connection with any of the acquisitions we are considering, and consequently, you may have no assurance from an independent source that the price we are paying for a target business is fair to our company from a financial point of view.

With respect to our new potential acquisitions, we are not required to obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or from an independent accounting firm, that the price we are paying for a target business is fair to our company from a financial point of view. If no opinion is obtained, you will be relying on the judgment of our board of directors, who will determine fair market value.

We may issue additional shares of common stock or shares of our preferred stock to complete business combinations or under employee incentive plans. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes our board of directors to issue shares of our common stock or preferred stock from time to time in their business judgement up to the amount of our then authorized capitalization. We may issue a substantial number of additional shares of our common stock, and may issue shares of our preferred stock, in order to complete business combinations or under employee incentive plans. These issuances:

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may significantly dilute your equity interests;

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may subordinate the rights of holders of shares of our common stock if shares of preferred stock are issued with rights senior to those afforded our common stock;

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could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

Our ability to successfully grow our new business and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may become our employees. The loss of key personnel could negatively impact the operations and profitability of our post-Divestiture business.

Our ability to successfully effect our growth strategy is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after the Divestiture, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect a business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting a business combination with a prospective target business, our ability to assess the target business's management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target's management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target's management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon completion of our business combination. The departure of a business combination target's key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate's key personnel upon the completion of our initial business combination cannot be ascertained at this time. The departure of a business combination target's key personnel could negatively impact the operations and profitability of our post-combination business.

Our directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our business combination.

Our directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time corporate development or investment management personnel upon completion of the Divestiture. Each of our directors is engaged in several other business endeavors for which he may be entitled to substantial compensation. Our independent directors also serve as officers and board members for other entities. If our executive officers' and directors' other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to execute on our growth plans. Moreover, certain of our directors have time and attention requirements for private investment funds managed by MAST Capital Management, affiliates of which are collectively our largest stockholder.

Certain of our executive officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of the Divestiture and for the foreseeable future, we intend to engage in the business of identifying and combining with one or more businesses. Our executive officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business. Moreover, certain of our executive officers and directors have time and attention requirements for private investment funds of which affiliates of our largest stockholder, MAST Capital Management, are the investment manager.

We have made proposals to investment management firms that involve joint ventures between us and MAST Capital Management. Peter A. Reed, a partner and portfolio manager of MAST Capital Management, is a member of our board of directors and chairman of our Strategic Committee and Nominating and Corporate Governance Committee and a member of our Compensation Committee. Mr. Reed's and MAST Capital Management's roles may cause conflicts of interest or the appearance of conflicts of interest and result in terms that could be challenged as to whether they are in fact the same or superior for us to those that we could obtain in arms-length negotiation for similar activities and value propositions.

Jess Ravich, a member of our board of directors, is an executive at TCW, which is also engaged in the investment management business. We and TCW may be bidding against each other in potential acquisitions.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us, subject to their fiduciary duties under applicable law.

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our directors, executive officers or stockholders. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

In particular, we have proposed investment company acquisitions that involve a joint venture between us and MAST Capital Management and its affiliates. Such transaction could result in significant compensation to MAST Capital Management and its employees, including ownership of interests in our joint venture companies, employment with the joint venture companies and awarding of equity compensation in the form of, or based upon, our shares.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our executive officers and directors with other entities in the investment management business and otherwise, we may decide to acquire or do business with one or more businesses affiliated with our executive officers and directors. Our directors also serve as officers and board members for other entities. Such entities may compete with us for business combination opportunities. We could pursue an affiliate transaction if we determined that such affiliated entity met our criteria for a business combination and such transaction was approved by a majority of our disinterested directors. Potential conflicts of interest may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders' investment in us.

Although we have no commitments as of the date of this proxy statement to issue any notes or other debt securities, or to otherwise incur indebtedness, we may choose to incur substantial debt to finance our growth plans. The incurrence of debt could have a variety of negative effects, including:

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default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach covenants that require the maintenance of financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•
our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•
our inability to pay dividends on our common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may attempt to complete business combinations with private companies about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate business combinations with privately held companies. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we expect, if at all.

We may make acquisitions where we do not own all or a majority of the target enterprise.

We may make acquisitions where do not own all or a majority of the target enterprise. We may engage in such acquisitions or make such investments where we desire the target management to continue to have a significant equity incentive to grow and ensure the profitability of the target business. We may also make such acquisitions or investments where we do not have sufficient financial resources to acquire all of the equity in the target company or where the target has price requirements that we are unwilling to meet at the time of the acquisition or investment. Our minority or less than 100% ownership subjects us to risks that we do not control the target company and its results of operations, business condition or prospects may be materially adversely impacted by the decisions of the other equity owners or the difficulty of negotiating among equity owners.

Risks Relating to the Divestiture

The Divestiture may not be completed if the conditions to closing are not satisfied or waived.

There is a risk that the Divestiture may not be completed because the conditions to closing, including stockholder approval, consent of certain third parties and the absence of a material adverse event affecting the IP Licensing Companies before the closing, may not be satisfied or, where permissible, waived. In addition, the consent we have obtained from Ericsson to the Divestiture is contingent on the Purchaser and Ericsson agreeing upon the amount to be paid by the Purchaser to Ericsson. If the Purchaser and Ericsson are unable to agree on the amount to be paid, the consent may be ineffective and the Divestiture may not close. If the Divestiture is not completed, we may be unable to find another buyer for the patent business or the terms offered by another buyer may not be as favorable to us as those in the Purchase Agreement.

The amount of net proceeds that we receive is subject to uncertainties.

In the Purchase Agreement, we agreed to indemnify the Purchaser from liabilities associated with breaches of our representations and warranties, our post-closing business, taxes incurred before the closing and other matters. The Purchaser has the right to set off the amounts we owe under such indemnification agreement against the $10 million payment due to us two years after the closing. It is possible that the Purchaser may default on its obligation to make that $10 million payment and that the Purchaser may not be credit worthy at that time. We may not receive the entire $10 million back-end payment.

We may not enter into a definitive agreement for a superior offer for the IP Licensing Companies unless we pay a termination fee to the Purchaser.

The Purchase Agreement requires us to pay the Purchaser a termination fee equal to $2 million if we terminate or the Purchaser terminates the Purchase Agreement prior to closing as a result of our board of directors changing its recommendation with respect to the Divestiture or determining to accept an unsolicited acquisition proposal that we determine to be a superior proposal.

Our officers and directors have interests in the Divestiture that are different from and in addition to those of our other stockholders.

Our executive officers are entitled to accelerated vesting of the equity incentives we granted them, a transaction size incentive (in the case of Mr. Teksler), severance, post-employment health care and (in the case of Mr. Wheat) an incentive payment for remaining an employee through the filing of our 2016 Form 10-K. These interests are described elsewhere in this proxy statement. These interests are different from and in addition to those of our other stockholders. These additional interests may have motivated our officers in negotiating the Divestiture.

Risks Relating to Our Common Stock

Failure to complete the Divestiture could cause our stock price to decline.

The failure to complete the Divestiture may create doubt as to the value of our patent business and our ability to effectively implement our current business strategies, which may result in a decline in our stock price.

Interests of Our Directors and Executive Officers in the Divestiture

In considering the recommendations of our board of directors, you should be aware that our directors and executive have interests in the Divestiture that may be different from, or in addition to, the interests of our stockholders generally. These interests are described below. Our board of directors was aware of these interests and considered them, among other matters, in approving the Purchase Agreement and in recommending that you approve the Divestiture Proposal. For purposes of all of the agreements and plans described below, the completion of the Divestiture will constitute a change of control, change in control or term of similar meaning.

The amounts reported below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date. The amounts reflected below were based upon outstanding awards on April 6, 2016, the last trading day before announcement of the Divestiture, and the closing price of our common stock on that date.

We do not believe that any of the compensation described below will be subject to excise tax under Section 280G or 4999 of the Code.

Continued Board Service

The members of our board of directors are expected to continue to serve as members of our board of directors following the Divestiture. We expect that they will continue to receive fees, continued vesting and grants of equity awards and be entitled to indemnification for liabilities arising out of their post-Divestiture service.

Treatment of Outstanding Stock Options

Upon closing of the Divestiture, the outstanding and unexercised options we granted to the following executive officers will become fully vested and immediately exercisable. The spread value below is based upon the $10.10 closing price of our common stock on April 6, 2016, the last trading day before announcement of the Divestiture.

Name	Unvested Options (#)	Exercise Price Per Share ($)	Total Spread Value ($)
Boris Teksler	420,800	8.16	816,352
Noah D. Mesel	62,500	7.92	136,250
James D. Wheat	41,667	10.56	—

Mr. Wheat is our chief financial officer.

Mr. Teksler's Severance

Under our employment agreement with Mr. Teksler, upon closing of the Divestiture, Mr. Teksler will be entitled to a lump-sum cash severance payment, all accrued and unused vacation, reimbursement of expenses and continued health insurance benefits as described in the following table. In order to receive these benefits, Mr. Teksler must deliver a release of claims for our benefit.

Our board of directors granted Mr. Teksler an incentive of 5% of the excess over $40 million that we would receive in a transaction to divest our patent business. The Divestiture will not trigger any payment to Mr. Teksler under that incentive arrangement.

Name	Severance	Bonus	COBRA
Boris Teksler	$1,000,000	$285,000	$48,000

Mr. Mesel's Severance

Under our employment agreement with Mr. Mesel, upon closing of the Divestiture, Mr. Mesel will be entitled to a lump-sum cash severance payment, all accrued and unused vacation, reimbursement of expenses and continued health insurance benefits as described in the following table. In order to receive these benefits, Mr. Mesel must deliver a release of claims for our benefit.

Name	Severance	COBRA
Noah D. Mesel	$292,500	$36,000

Arrangements with Mr. Wheat

Mr. Wheat is entitled to eight weeks of severance under our severance policy. Mr. Wheat entered into a letter agreement with us that provides him an incentive to remain our employee through filing of our 2016 Form 10-K. Mr. Wheat will continue to receive his monthly salary, which is a pro rata portion $290,000 per year, through the termination of his employment. Upon filing of our 2016 Form 10-K, Mr. Wheat will receive a lump sum payment of $66,923 (subject to customary payroll deductions) and all accrued and unused vacation and reimbursement of expenses.

Name	Severance	Stay Bonus	COBRA
James D. Wheat	$44,615	$66,923	$12,000

Golden Parachute Compensation

The following table is required by Section 402(t) of Regulation S-K:

Name	Cash ($)(1)	Equity ($)(2)	Benefits ($)(3)	Total ($)
Boris Teksler	1,285,000	816,352	48,000	2,149,352
Noah D. Mesel	292,500	136,250	36,000	464,750
James D. Wheat	111,538	—	12,000	123,538

(1)
These amounts represent the aggregate value of cash severance.
(2)
These amounts represent the aggregate value of unvested equity awards as described in the above table using the closing price of our common stock on April 6, 2016.
(3)
These amounts represent the aggregate value of continuing welfare and fringe benefits to which our named executive officers are entitled.

None of our executive officers are entitled to benefits under pension plans, non-qualified deferred compensation plans, perquisites or tax reimbursement in connection with the Divestiture.

The Purchase Agreement

The following is a summary of the material terms of the Purchase Agreement. This summary does not purport to describe all the terms of the Purchase Agreement and is qualified by reference to the complete text of the Original Agreement, which is attached as Annex A to this proxy statement, and the Purchase Agreement Amendment, which is attached as Annex B to this proxy statement. We urge you to read the Purchase Agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the Divestiture.

This summary and the text of the Purchase Agreement have been included to provide you with information regarding its terms. The terms of the Purchase Agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Divestiture. The Purchase Agreement contains representations and warranties that we, on the one hand, and the Purchaser on the other hand, made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to consummate the Divestiture and to indemnification and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

In addition, our representations and warranties, certain covenants and other provisions are qualified by information in a confidential disclosure letter that we delivered to the Purchaser in connection with signing the Purchase Agreement. While we do not believe that the disclosure letter contains information that the securities laws require to be publicly disclosed, the disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties, covenants and other provisions in the attached Purchase Agreement. Accordingly, you should not rely on the representations and warranties, covenants and other provisions as characterizations of any actual state of facts, since they are modified by the underlying disclosure letter. The disclosure letter contains information that has been included in our prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

This section is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled "Additional Information — Where You Can Find Additional Information." Capitalized terms used, and not otherwise defined, in this summary have the meanings given to them in the Purchase Agreement.

The Divestiture

On April 6, 2016, we and the Purchaser entered into the Purchase Agreement. The Purchase Agreement provides for the purchase by the Purchaser and the sale by us of:

•
All of the outstanding capital stock of Sub 1;

•
All of the outstanding membership interests of Sub 2; and

•
The Unwired Planet trademark and website.

The Holding Companies own all of the outstanding membership interests of UPLLC, and UPLLC owns all of the outstanding shares of Unwired Planet Ireland.

Purchase Price

Pursuant to the Purchase Agreement, the aggregate net cash purchase price to be paid by the Purchaser for the IP Licensing Companies is up to $40 million. The Purchaser will pay us up to $30 million on the date of Closing and an additional $10 million on the second anniversary of the Closing.

The purchase price will be increased for capital contributions we make to the IP Licensing Companies after April 6, 2016 in an amount equal to expenditures of the IP Licensing Companies that are approved by the Purchaser.

Closing Date

Subject to the satisfaction or waiver of the conditions contained in the Purchase Agreement, the Closing will take place at 9:00 a.m., local time, on a date to be mutually agreed by the parties, which will be no later than three business days after satisfaction or waiver of all of the conditions contained in the Purchase Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing). We currently expect the Closing to occur as soon as practicable after the special meeting.

Conditions to the Divestiture

Conditions to Each Party's Obligations

Each party's obligation to consummate the transactions contemplated by the Purchase Agreement are subject to satisfaction or waiver of the following conditions:

•
approval of the Divestiture Proposal by the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote thereon;

•
no governmental authority shall have issued an order or taken any other legal action enjoining or otherwise prohibiting consummation of the Divestiture substantially on the terms contemplated by the Purchase Agreement;

•
the consent of the holders of our Senior Secured Notes due 2018 shall remain in full force and effect and no legal action with respect thereto shall have been commenced; and

•
no stop order suspending the use of the proxy statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC that have not been withdrawn.

Conditions to the Purchaser's Obligations

The obligation of the Purchaser to consummate the Divestiture is subject to the satisfaction or waiver of the following additional conditions:

•
each of certain fundamental representations made by us shall be true and correct as of the date of the Purchase Agreement and the date of the Closing;

•
our other representations and warranties made shall be true and correct as of the date of the Purchase Agreement and the date of the Closing, except where failure of such representations and warranties to be true and correct would not have a material adverse effect;

•
we shall have performed in all material respects our agreements and covenants under the Purchase Agreement;

•
all consents, approvals or clearances required by the Purchase Agreement shall have been obtained;

•
all officers, directors, and managers of each of the IP Licensing Companies shall have resigned effective as of the Closing;

•
all of the assets of the patent business shall continue to be owned by UPLLC and we shall have all rights and obligations under the Google and Lenovo contracts that the Purchaser did not desire to acquire;

•
all intercompany contracts between us and any IP Licensing Companies shall have been terminated as of the date of Closing; and

•
the Purchaser shall have received a certificate signed by one of our authorized officers to the effect that our representations and warranties are true and that we have performed our obligations and complied with all agreements and covenants in all material respects that we are required to perform or comply with;

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delivery of requisite items by us to the Purchaser pursuant to the Purchase Agreement, including a receipt of the wire transfer for the purchase price, our and the IP Licensing Companies' secretary certificates, a stock certificate representing all of the outstanding shares of Sub 1 together with a stock power endorsed in blank, a membership interest assignment agreement covering all of the outstanding membership interests of Sub 2, the original minute books and stock/membership interest ledgers of the IP Licensing Companies, confirmation of the effectiveness of the assignment of the Lenovo agreements and a certificate of amendment to our certificate of incorporation changing our name to a name other than one using the Unwired Planet name; and

•
no material adverse effect shall have occurred with respect to the IP Licensing Companies.

Conditions to the Company's Obligations

Our obligation to consummate the Divestiture, is subject to the satisfaction or waiver of the following further conditions:

•
each of the representations and warranties of the Purchaser shall be true and correct in all material respects as of the date of the Purchase Agreement and the date of the Closing;

•
the Purchaser shall have performed in all material respects its agreements and covenants under the Purchase Agreement;

•
we shall have received a certificate signed by an authorized officer of the Purchaser, to the effect that, to the knowledge of such officer, the representations and warranties of the Purchaser are true and that the Purchaser has performed its obligations and complied with all agreements and covenants in all material respects that it is required to perform or comply with;

•
delivery of requisite items by the Purchaser to us pursuant to the Purchase Agreement, including the wire transfer for the purchase price and payment of a negotiated fee pursuant to the Ericsson consent; and

•
Ericsson's consent shall be in full force and effect and no legal action with respect thereto shall have been commenced.

Representations and Warranties

The Purchase Agreement contains a number of representations and warranties made by us. Such representations and warranties are subject to certain qualifications and exceptions in the Purchase Agreement or in the confidential disclosure letter provided by us to the Purchaser pursuant to the Purchase Agreement, and relate to, among other things, the following:

•
due organization, valid existence and good standing and other corporate matters;

•
authorization, execution, delivery and enforceability of the Purchase Agreement;

•
conflicts or violations under organizational documents, contracts or law;

•
pending material litigation or outstanding material orders;

•
capitalization and corporate structure;

•
absence of undisclosed liabilities;

•
material compliance with applicable laws;

•
conduct of business, operations and activities;

•
ownership of assets and real property;

•
financial statements;

•
intellectual property matters;

•
leased and owned real property;

•
material contracts and leases;

•
taxes;

•
employees and employment matters;

•
matters relating to employee benefits;

•
governmental permits and licenses;

•
absence of certain material changes or events;

•
sufficiency of properties and assets used to conduct the business;

•
condition of tangible property used to conduct the business;

•
brokerage or finders' fees with respect to the transactions contemplated by the Purchase Agreement;

•
solvency;

•
stockholder approval requirements to consummate the Divestiture; and

•
board recommendation to consummate the Divestiture

The Purchase Agreement also contains various representations and warranties made by the Purchaser (which representations and warranties are subject to certain qualifications and exceptions set forth in the Purchase Agreement), relating to, among other things, the following:

•
due organization, valid existence, good standing and other corporate matters;

•
authorization, execution, delivery and enforceability of the Purchase Agreement;

•
conflicts or violations under organizational documents, contracts or law;

•
pending material litigation or outstanding material orders;

•
brokerage or finders' fees with respect to the transactions contemplated by the Purchase Agreement;

•
availability of funds to consummate the transactions contemplated by the Purchase Agreement;

•
solvency; and

•
investigation and analysis of our businesses, assets, condition, operations and prospects.

Certain Covenants and Agreements

Under the Purchase Agreement, we agreed to abide by certain covenants prior to the closing of the Divestiture. Among others, these covenants include the following:

Conduct of the Business by the Company Prior to the Closing

Under the Purchase Agreement, we agreed that, subject to certain exceptions, between the signing of the Purchase Agreement and the Closing, we will cause the IP Licensing Companies to conduct their business in the ordinary course of business consistent with past practice and to use reasonable best efforts to maintain, preserve intact and enhance their current organization, business, goodwill, value, future prospects and all business relationships for the benefit of the Purchaser. We also agreed that, subject to certain exceptions, we will cause the IP Licensing Companies to:

•
preserve intact their present business organizations and preserve their relationships with customers, suppliers, counsel, licensors, licensees, and others having business dealings with them;

•
maintain their working capital (including paying payables and collecting receivables), incur and discharge their obligations in a manner no worse than the ordinary course of business consistent with past practice;

•
assure that all contracts entered into on or after the Purchase Agreement will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Divestiture;

•
not cause or permit any amendments to its organizational documents;

•
not declare, set aside, or pay dividends or other distributions;

•
not enter into, modify or terminate any material contract;

•
not to hire employees or engage any consultants, or to extend the term of any employment or consulting agreement;

•
not make any loans or advances to, or any investments in or capital contributions to, any person;

•
not forgive or discharge any outstanding loans or advances other than advances for business expenses or litigation costs;

•
not transfer or license any rights to any intellectual property;

•
not sell, lease, license, dispose of or encumber any of its properties or assets;

•
not pay, discharge or satisfy, in an amount in excess of $100,000 in any one case or $250,000 in the aggregate, any claim, liability or obligation;

•
not make any capital expenditures or commitments, capital additions or capital improvements;

•
maintain the amount or scope of any existing insurance coverage;

•
not enter into, modify or terminate any employee benefit plan;

•
not increase the salaries or wage rates of its employees or grant any severance or termination pay to any person;

•
not adopt or change any accounting method in respect of taxes, file any material tax return, enter into any closing agreement, settle any material tax liability or extend or waive the statute of limitations for any material tax claim;

•
prosecute or otherwise protect any patents in a manner that is consistent with past practice;

•
not enter into any contract or transaction in which any officer or non-employee director of any IP Licensing Company (or any member of the immediate family of such officer or director), has an interest under circumstances that would require disclosure under Item 404 of Regulation S-K;

•
maintain all material permits;

•
perform in all material respects all obligations under all contracts relating to or affecting their properties, assets or business;

•
maintain their books and records in accordance with past practice;

•
comply in all material respects with all applicable laws;

•
not incur any indebtedness, guarantee any indebtedness of any person or suffer to exist or incur any lien (other than liens existing as of the date of the signing of the Purchase Agreement);

•
maintain the properties and assets owned, operated or used by the IP Licensing Companies;

•
not settle any pending legal action or initiate any legal action in respect of the unauthorized infringement of the assets of the IP Licensing Companies; and

•
except as set forth in the disclosure letter, not to pay any obligation of ours, including under the terms of any contract between us and any IP Licensing Company.

Proxy Statement; Stockholder Meeting

We agreed to take all action reasonably necessary under applicable law, our organizational documents and the rules and regulations of The NASDAQ Stock Market LLC to call, give notice of, convene and hold a meeting of our stockholders for the purpose of voting upon the approval of the Divestiture as soon as practicable. We have also agreed to prepare a proxy statement and all necessary filings relating to the stockholder vote and meeting as soon as practicable. The parties have obligations with respect to this proxy statement, including:

•
We were required to file the preliminary version of this proxy statement with the SEC within 15 days of the date of the Purchase Agreement;

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We are required to furnish the information required to be provided to our stockholders pursuant to Delaware law and the Exchange Act;

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The Purchaser is required provide us with any information which may be reasonably requested by us in order to effectuate the preparation and filing of the registration statement and the proxy statement;

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Each of party will use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments from the SEC and to use all reasonable efforts to cause the proxy statement to be cleared for mailing under the Exchange Act as promptly as reasonably practicable after such filing;

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We are required to notify the Purchaser promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the proxy statement; and

•
Whenever any event occurs which is required to be set forth in an amendment or supplement to the proxy statement we or the Purchaser, as the case may be, will promptly inform the others of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to our stockholders such amendment or supplement. Each party shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the proxy statement-prospectus prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. The parties agreed that the proxy statement shall include the recommendation of our board of directors that our stockholders approve the Divestiture.

No Solicitation; Superior Proposal

Pursuant to the Purchase Agreement, we agreed that from the signing of the Purchase Agreement until the consummation of the Divestiture or the earlier termination of the Purchase Agreement, we will not, and will use our reasonable best efforts to cause our representatives and affiliates not to, take any of the following actions, except as otherwise permitted by the Purchase Agreement:

•
initiate, solicit, or knowingly take any action to facilitate or encourage, or participate or engage in any negotiations, inquiries or discussions with respect to any competing proposal (as defined below);

•
enter into or execute, or propose to enter into or execute, any agreement relating to a competing proposal;

•
furnish any nonpublic information with respect to any competing proposal; or

•
approve, endorse, recommend or make or authorize any public statement, recommendation, or solicitation in support of any competing proposal.

However, if prior to the approval of the Divestiture Proposal at the special meeting, (1) we receive a competing proposal that constitutes a superior proposal (as defined below) and that was not solicited in violation of the Purchase Agreement, or that our board of directors determines in good faith could reasonably be expected to result in a superior proposal, and (2) our board of directors determines that the failure to take such action would be reasonably likely to constitute a breach of the board's fiduciary duties under applicable law, then so long as we comply with the relevant provisions of the Purchase Agreement, we may:

•
participate in any negotiations or discussions regarding such competing proposal; or

•
furnish any nonpublic information with respect to such competing proposal.

We are required to notify the Purchaser within two days of the receipt of any competing proposal and the material terms of any competing proposal. We are also required to:

•
notify the Purchaser within 24 hours of any decision of our board of directors as to whether to consider any competing proposal or to enter into discussions or negotiations concerning any competing proposal or to provide non-public information to any person in connection with a competing proposal;

•
provide the Purchaser with written notice setting forth all such information as is reasonably necessary to keep them informed in all material respects of the status and material terms of any such competing proposal and of any material amendments thereto;

•
keep the Purchaser informed as promptly as practicable (within 48 hours) with respect to any changes to the material terms of a competing proposal submitted to us, including by providing a copy of all written proposals relating to any competing proposal;

•
promptly (within 48 hours) following the provision of any non-public information to any such, provide such information to the Purchaser; and

•
promptly (within 24 hours) notify the Purchaser of any determination by our board of directors that such competing proposal constitutes a superior proposal.

If, prior to the approval of the Divestiture Proposal at the special meeting, (1) we receive a competing proposal that constitutes a superior proposal, and (2) our board of directors determines that the failure to take such action would be reasonably likely to constitute a breach of the board's fiduciary duties under applicable law, the board may change or withdraw its recommendation to you in favor of the Divestiture Proposal and, after providing the Purchaser with an opportunity to respond to such superior proposal, we may terminate the Purchase Agreement, and enter into an agreement with respect to such superior proposal, provided that prior to the effectiveness of any such termination we pay a termination fee to the Purchaser of $2 million, in cash. See "Proposal No. 1: The Divestiture Proposal — Purchase and Sale Agreement — Termination Fees".

As used in this proxy statement, the term "competing proposal" means any proposal or offer from, or indication of interest in making a proposal or offer by, any person or group of persons relating to any of the following, whether directly or indirectly or in one transaction or a series of transactions, (i) the purchase or other acquisition of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of 33.3% or more of the outstanding shares of our common stock (by tender offer, exchange offer or otherwise), (ii) the purchase or other acquisition of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of all of the capital stock, membership interests or other equity securities, as the case may be, of any of the IP Licensing Companies or (iii) the purchase or other acquisition of ten percent or more of the patents owned by the IP Licensing Companies.

As used in this proxy statement, the term "superior proposal" means any proposal or offer from, or indication of interest in making a proposal or offer by, any person or group of persons relating to any of the following, whether directly or indirectly or in one transaction or a series of transactions:

•
the purchase or other acquisition of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of 50% or more of the outstanding shares of our common stock (by tender offer, exchange offer or otherwise),

•
the purchase or other acquisition of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of all of the capital stock, membership interests or other equity securities, as the case may be, of any of the IP Licensing Companies or

•
the purchase or other acquisition of ten percent or more of the patents owned by the IP Licensing Companies that our board of directors determines after consulting with its legal and financial advisors:

•
is reasonably likely to be consummated in accordance with its terms (taking into account all financial and regulatory aspects of such proposal and the person making such proposal (including the expected timing and likelihood of consummation, taking into account any governmental approval requirements)),

•
if consummated, would result in a transaction more favorable to us and our stockholders from a financial point of view than the Divestiture (including any revisions of the terms herein made or offered by the Purchaser) and

•
(1) complies with or has received Ericsson's and its subsidiary's consent or (2) is intended to be subject to Ericsson's right of first refusal under the MSA.

Appropriate Action; Consents; Filings

The parties agreed to use commercially reasonable efforts to consummate the Divestiture and to cause all of the conditions to the consummation of the Divestiture to be satisfied as soon as practicable, including:

•
preparing and filing as promptly as practicable all documentation to obtain all necessary permits and other documents;

•
to obtain as promptly as practicable all consents and permits necessary or advisable to be obtained from any third party or governmental authority;

•
delivering all the documents required for closing;

•
terminating all intercompany contracts between us and the IP Licensing Companies; and

•
not taking any action which could be expected to have the effect of preventing or delaying the consummation of the Divestiture.

Legal Matters

We will cause the IP Licensing Companies to provide the Purchaser with the right to consent to any settlement of any pending legal action, notice of any material communication from any counterparties and the right to consent to new legal actions until closing. From and after closing, the Purchaser and the IP Licensing Companies shall provide all reasonable cooperation of the IP Licensing Companies' we may request in connection with any related legal action and waive any conflict arising out of our retention or access to counsel for the IP Licensing Companies.

We have agreed to discharge our obligations under our incentive arrangements with McKool Smith PC and EIP Europe LLP and to pay one half of settlement amounts or damage awards (if any) in our breach of contract litigation now pending against Microsoft in the United States District Court of and for the State of Delaware to UPLLC.

The Purchaser has agreed to cause the IP Licensing Companies to enter into a joint defense agreement with us on the pending competition law case to which we will remain a party after the Divestiture.

Tax Matters

We will be responsible for all transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees, including any penalties and interest, incurred in connection with the Divestiture. We will be responsible for all taxes owed with respect to any periods ending on or before the date of Closing, and, in the case of any period beginning on or before and ending after the date of Closing, for all taxes allocable to the portion of such period occurring on or before the date of Closing. The Purchase Agreement provides for us to indemnify the Purchaser and its affiliates for taxes and related expenses allocated to us under the Purchase Agreement.

Employee Matters

We have agreed to use all commercially reasonable efforts to assist the Purchaser in hiring any employees of ours or any IP Licensing Company that the Purchaser desires to employ. We are not required to pay any money or other compensation in connection with this obligation.

We have agreed not to increase the salaries or wage rates of our employees or grant any severance or termination pay to any person prior to Closing. The Purchaser will not assume any employee benefit plan of ours or any IP Licensing Company. We will be solely responsible for severance of any IP Licensing Company employees that the Purchaser does not retain as employees after the Closing.

Indemnification; Survival of Indemnification Obligations

Indemnification by the Company

Subject to the limitations in the Purchase Agreement, following the consummation of the Divestiture, we will indemnify the Purchaser and its affiliates and representatives against damages arising out of or resulting from:

•
any inaccuracy in or breach of a representation or warranty made by us in the Purchase Agreement or certain ancillary documents;

•
any breach or failure by us to perform any of our covenants or obligations in the Purchase Agreement;

•
any unreimbursed out-of-pocket expenses incurred by any IP Licensing Company in connection with the Divestiture;

•
all taxes of the IP Licensing Companies or relating to the business of the IP Licensing Companies for all pre-Closing tax periods;

•
all obligations of any IP Licensing Company with regards to contingency fees and expenses payable under certain engagement letters and under the offer letter entered into with Mr. Mesel; or

•
the post-Closing operation of our business, including, but not limited to, all obligations for any severance paid or payable to any employee of ours or any IP Licensing Company not taken by the Purchaser and all obligations associated with the winding down of the IP Licensing Companies' office space in Reno, Nevada.

Indemnification by the Purchaser

Subject to the limitations in the Purchase Agreement, following the consummation of the Divestiture, the Purchaser will indemnify us and our affiliates and representatives against damages arising out of or resulting from (1) any inaccuracy in or breach of a representation or warranty made by the Purchaser in the Purchase Agreement or certain ancillary agreements, (2) any breach or failure by the Purchaser to perform any of its covenants or obligations in the Purchase Agreement or certain ancillary agreements, or (3) the post-Closing operation of the business of the IP Licensing Companies.

Limits on Indemnification

The Purchase Agreement provides that, subject to the exceptions described below, our aggregate liability for indemnification for damages arising out of or resulting from breaches of our representations and warranties will not exceed $10 million. In addition, we will not be liable for indemnification for damages arising out of or resulting from breaches of our representations and warranties unless and until the aggregate amount of such damages exceeds $500,000, in which case we will be liable for indemnification for all damages, subject to the exceptions described below, up to $10 million.

This $10 million limitation does not apply to any breach or failure to be true of our fundamental representations and warranties, including those related to our ownership interest in the IP Licensing Companies, the IP Licensing Companies ownership of their intellectual property and tax matters. Our indemnification obligations for damages arising out of or resulting from breaches of our fundamental representations and warranties are limited to the amount of the purchase price.

In addition, none of these limitations apply to damages arising out of or resulting from any of our other indemnification obligations to the Purchaser under the Purchase Agreement, including our failure to perform any of our covenants or obligations under the Purchase Agreement.

The liability of the Purchaser under the indemnification provisions set forth in the Purchase Agreement is subject to comparable limitations as those in favor of us.

Termination

The Purchase Agreement may be terminated and the Divestiture contemplated thereby abandoned at any time prior to the consummation of such transactions and before or after approval of the Divestiture by our stockholders:

•
by mutual consent of us and the Purchaser;

•
by us or the Purchaser, if (1) the closing has not occurred by July 15, 2016 (but we may extend this date to July 31, 2016 if the SEC shall not have cleared this proxy statement by June 10, 2016), (2) any governmental authority of competent jurisdiction has issued an order or taken any other action enjoining or otherwise prohibiting consummation of the Divestiture substantially in the terms contemplated by the Purchase Agreement, and such order or other action has become final and non-appealable, or (3) stockholder approval of the Divestiture Proposal is not obtained at the special meeting;

•
by us, if (1) the Purchaser has breached representations, warranties, covenants or other agreements which leads to a violation of applicable closing conditions and cannot be cured or if curable through the exercise of commercially reasonable efforts, is not cured within 15 days of our notice of intent to terminate, or (2) after the renegotiation period, the Purchaser is about to execute and deliver a definitive agreement embodying a superior proposal; and

•
by the Purchaser, if (1) we have breached representations, warranties, covenants or other agreements which leads to a violation of applicable closing conditions and cannot be cured or if curable through the exercise of commercially reasonable efforts, is not cured within 15 days of our notice of intent to terminate, or (2) our board of directors has publicly disclosed a change of recommendation or approved or recommended a superior proposal.

Termination Fees

We must pay the Purchaser a termination fee of $2 million in cash if any of the following occurs:

•
the Purchase Agreement is terminated by us or the Purchaser because the Divestiture Proposal is not approved at the special meeting;

•
the Purchase Agreement is terminated by us after the renegotiation period and immediately prior to the Purchaser executing and delivering a definitive agreement embodying a superior proposal;

•
the Purchase Agreement is terminated by the Purchaser because of our breach of any covenant or agreement or if any of our representations or warranties shall be untrue; or

•
the Purchase Agreement is terminated by the Purchaser because our board of directors publicly disclosed a change of recommendation or approved or recommended a superior proposal.

If the Purchase Agreement is terminated, we have the right, but not the obligation, to sell to the Purchaser any patent for which the Purchaser requested that we continue to pay maintenance and prosecution fees in exchange for the Purchaser's payment to us of an amount equal to the additional maintenance and prosecution fees incurred by us with respect to any such patent.

Amendment

Subject to applicable law, the parties may (1) extend the time for the performance of obligations or other acts of the other party, (2) waive any inaccuracies in the representations and warranties of the other party contained in the Purchase Agreement, (3) waive compliance by the other party with any of the agreements or conditions contained in the Purchase Agreement or (4) amend, modify or supplement the Purchase Agreement. Any agreement on the part of a party to any such extension, waiver, amendment, modification or supplement will be valid only if in an instrument in writing signed by an authorized representative of such party.

Specific Performance

We and the Purchaser agreed that irreparable damage would occur if any of the provisions of the Purchase Agreement were not performed per their specific terms and therefore each party will be entitled to specific performance of the terms of the Purchase Agreement in addition to any other remedy to which it is entitled at law or in equity.

United States Federal Income Tax Consequences

The following discussion is a summary of the United States federal income tax consequences of the Divestiture generally applicable to us. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the Code), current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis and are subject to different interpretations. There can be no assurances that the Internal Revenue Service (IRS) will not challenge the tax treatment of certain matters discussed, and no ruling has been sought from the IRS as to the federal income tax consequences of the sale.

The sale of the Holding Companies to the Purchaser pursuant to the Purchase Agreement will be a taxable transaction for us. We will recognize a gain or loss measured by the difference between the amount realized from the sale and our tax basis in the property sold (or deemed to be sold). The amount realized by us will include the cash received by it and any other consideration received by us pursuant to the Divestiture. If the Divestiture results in a gain for United States federal income tax purposes, it is estimated that we have sufficient losses (including net operating loss carry-forwards) to generally offset such gain. We may be subject to United States federal alternative minimum tax.

We do not expect that the Divestiture will result in any United States federal income tax consequences to our stockholders.

Vote and Recommendation

The Divestiture Proposal requires approval by the affirmative vote of the holders of record, as of the record date, of a majority of the aggregate voting power of the shares of our common stock outstanding and entitled to vote at the special meeting.

Our board of directors has approved and declared the Purchase Agreement and the Divestiture Proposal and the transactions contemplated thereby, including the Divestiture, advisable, fair to, and in the best interests of the Company and its stockholders, and recommends that you vote for the Divestiture Proposal.

PROPOSAL NO. 2: THE NAME CHANGE PROPOSAL

Advisory Vote Regarding the Name Change Proposal

Our board of directors has approved and declared advisable an amendment to our certificate of incorporation to change our name from "Unwired Planet, Inc." to "Great Elm Capital Group, Inc." Pursuant to Section 242(b)(1) of the Delaware General Corporation Law, the amendment to our certificate of incorporation to change our name does not require stockholder approval. However, we believe that providing our stockholders with the opportunity to vote, on a non-binding basis, on the amendment to change our name is desirable and consistent with corporate governance best practices.

If the Name Change Proposal is approved, Article I of our certificate of incorporation would be amended to read in its entirety as follows:

"The name of this corporation is Great Elm Capital Group, Inc. (the "Corporation")."

As discussed in the section of this proxy statement entitled "The Purchase Agreement — Conditions to the Divestiture," under the Purchase Agreement, we are required to change our name to a name other than "Unwired Planet, Inc." prior to the closing of the Divestiture. We also believe that changing our name from "Unwired Planet, Inc." to "Great Elm Capital Group, Inc." will more accurately reflect and represent our primary business and focus following the completion of the Divestiture to the public, the marketplace, potential investors and you.

The change of our name would not have an effect on the rights of the holders of our currently outstanding shares of common stock nor would it affect the validity of any of our existing stock certificates that bear the name "Unwired Planet, Inc." Stockholders with certificated shares may continue to hold existing certificates, and the number of shares represented by those certificates will remain unchanged. New stock certificates that are issued after a change in our name will bear the name "Great Elm Capital Group, Inc."

Our common stock is currently traded on the NASDAQ Stock Market LLC under the symbol "UPIP." If we proceed with changing our name, we also intend to change the trading symbol of our common stock on The NASDAQ Stock Market LLC to "GEC." We also expect that a new CUSIP number will be assigned to our common stock shortly following the name change.

The amendment to our certificate of incorporation to change our name from "Unwired Planet, Inc." to "Great Elm Capital Group, Inc." will become effective upon the filing of a certificate of amendment of our certificate of incorporation with the Secretary of State of the State of Delaware. However, our board of directors has reserved the right to abandon the proposed amendment at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, and if stockholders do not approve the Divestiture Proposal, regardless of whether or not stockholders approve the Name Change Proposal, our board of directors will determine if changing our name, and the trading symbol of our common stock, is still advisable. If stockholders approve the Divestiture Proposal and the Divestiture is completed, we intend to amend our certificate of incorporation to change our name from "Unwired Planet, Inc." to "Great Elm Capital Group, Inc." at or promptly following the closing of the Divestiture, as required by the Purchase Agreement and for the other reasons described above, regardless of whether or not our stockholders approve the Name Change Proposal.

The vote on the Name Change Proposal is a vote separate and apart from the vote on the Divestiture Proposal. Accordingly, you may vote for the Divestiture Proposal and vote against or abstain from voting on the Name Change Proposal (and vice versa).

Vote and Recommendation

The Name Change Proposal will be approved if a majority of the shares of our common stock entitled to vote on the subject matter vote in favor of the proposal.

Our board of directors recommends that you vote for the non-binding proposal to approve the amendment to our certificate of incorporation to change our name.

PROPOSAL NO. 3: THE SAY ON PAY PROPOSAL

Advisory Vote Regarding the Say on Pay Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, we are seeking non-binding, advisory stockholder approval of the compensation that will or may become payable to our named executive officers in connection with the Divestiture, as disclosed in the section entitled "The Divestiture Proposal — Interests of Our Directors and Executive Officers in the Divestiture." The proposal gives our stockholders the opportunity to express their views on the transaction-related compensation of the named executive officers. Accordingly, we are requesting you approve the following resolution, on a non-binding, advisory basis:

  "RESOLVED, that the stockholders of Unwired Planet, Inc. approve, on a non-binding, advisory basis, certain compensation that will or may become payable to the Company's named executive officers in connection with the Divestiture, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled "The Divestiture Proposal — Interests of Our Directors and Executive Officers in the Divestiture" of the Company's proxy statement for the special meeting."

Because your vote is advisory, it will not be binding upon the Company, the board of directors or the board of director's compensation committee. Further, the underlying plans and arrangements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Divestiture is consummated, our named executive officers may become eligible to receive the compensation that is based on or otherwise relates to the Divestiture in accordance with the terms and conditions applicable to those payments as described in the section entitled "Proposal No. 1: The Divestiture Proposal — Interests of Our Directors and Executive Officers in the Divestiture."

The vote on this non-binding Say on Pay Proposal is a vote separate and apart from the vote on the Divestiture Proposal. Accordingly, you may vote for Divestiture Proposal and vote against or abstain from this Say on Pay Proposal (and vice versa).

Vote and Recommendation

The Say on Pay Proposal will be approved if a majority of the shares of common stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal.

Our board of directors recommends that you vote for the non-binding, advisory Say on Pay Proposal.

PROPOSAL NO. 4: OPTION MODIFICATION FOR MR. TEKSLER

The Option Modification Proposal

When we hired Mr. Teksler in June 2015, our board of directors approved a one-time inducement grant of an option to purchase 420,800 shares, or approximately 5% of our common stock. Mr. Teksler's inducement grant incorporates by reference the terms of our Second Amended and Restated 2006 Stock Incentive Plan (the Plan), which governs our employee equity grants. Under the terms of the Plan, options normally vest over four years, but vesting accelerates upon an employee's termination after a change of control. Among the events defined as a "change of control" is the sale of one or more of the patents currently asserted in litigation. Further, once the employee leaves the Company, he or she has ninety days in which to exercise vested options. Any revision to the terms of Mr. Teksler's inducement grant requires approval by the stockholders under applicable securities laws.

We expect that after the closing of the Divestiture, Mr. Teksler will leave his role as our CEO. At that time, all of his options will immediately vest. Under the provisions of the Plan that are incorporated into Mr. Teksler's options, he would have ninety days to exercise his options. However we are concerned that if Mr. Teksler exercised his options then sold all 420,800 shares within 90 days, those sales would negatively affect the trading price of our common stock during that period. For that reason, our board of directors concluded that it is in the best interests of our stockholders that the post-termination exercise period for Mr. Teksler be extended to one year from the end of his service with us in order to accommodate an orderly sale of Mr. Teksler's shares. If the Option Modification Proposal is not approved, Mr. Teksler will have 90 days from termination of his service to us to exercise his options.

The vote on the Option Modification Proposal is a vote separate and apart from the vote on the Divestiture Proposal. Accordingly, you may vote in favor of the Divestiture Proposal and vote against or abstain from voting on the Option Modification Proposal (and vice versa).

Vote and Recommendation

The Option Modification Proposal will be approved if a majority of the shares of common stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal.

Our board of directors recommends that you vote for the Option Modification Proposal.

PROPOSAL NO 5: THE LONG-TERM INCENTIVE PLAN

Background and Rationale

We currently have two outstanding equity incentive plans and Mr. Teksler's options were issued outside of a plan. As of March 31, 2016, the following table summarizes our outstanding equity awards:

	2006 Plan	1999 Outside Director Plan	Mr. Teksler's Options	Total
Maximum shares	1,583,334	304,167	420,800	2,308,301
Shares granted	2,536,343	350,078	420,800	3,307,221
Shares cancelled/forfeited	1,199,293	114,304	—	1,238,985
Shares repurchased	27,804	1,833	—	29,637
Shares authorized for future grant	274,089	70,266	—	344,315
Shares outstanding	183,239	89,579	420,800	693,618

As of March 31, 2016, the average exercise price per share of our unvested options and vested options is $9.92 and $20.57, respectively. As of March 31, 2016, none of our outstanding options were in the money.

As we transition into the asset management business, we expect that hiring and retaining key leaders, talented investors and critical staff will require competitive compensation packages. Further, many of the professional investors we seek to hire and retain will focus on their after-tax compensation resulting in a preference for securities that are capital gains eligible. Accordingly, our board of directors has approved the Great Elm 2016 Long-Term Incentive Plan (the LTIP) attached as Annex D. We are asking you to approve the LTIP. Your approval of the LTIP is required under applicable securities laws and the NASDAQ rules as well as avoiding non-deductibility under Section 162(m) of the Code.

If LTIP Proposal is approved, all of the above plans will be terminated and outstanding awards under those plans will be replaced with economically identical awards under the LTIP. Approval of the LTIP Proposal would increase, in the aggregate, the number of shares reserved for issuance under incentive plans from 344,415 to 2,550,000, or approximately 25% of our outstanding shares plus shares issuable under our outstanding options.

Purpose and Key Features of the LTIP

The LTIP is an equity incentive plan that is designed to align management interests with those of stockholders, provide opportunities for wealth creation and ownership, and encourage a long-term focus, all of which we believe promotes director and employee retention. The LTIP is designed to promote our long-term success and increase stockholder value by attracting, motivating and retaining our non-employee directors, officers, employees and consultants. It contains features that are consistent with good governance as well as the interests of stockholders, including the following:

•
Performance Based Compensation.  The LTIP provides for performance-based awards under Section 162(m) of the Internal Revenue Code to enhance the deductibility of compensation.

•
Fair Market Value Grants.  The exercise price of each option or stock appreciation right may not be less than the fair market value of our Class A common stock on the date of grant.

•
No Repricing.  To better align our executive officers' long-term interests with those of our stockholders, the LTIP does not allow the repricing of stock grants once they are awarded, without prior stockholder approval.

•
Flexibility.  The LTIP was designed with the flexibility to award stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other equity-based awards to eligible persons.

•
Committee Administration.  The LTIP is administered by a compensation committee composed solely of independent members of our board of directors.

Description of the LTIP

The following is a summary of the material features of the LTIP, but does not describe all of its terms. Therefore, you are encouraged to read the complete text of the LTIP included as Annex D to this proxy statement. Capitalized terms used in this Proposal 5 are defined in the LTIP. In the event of any inconsistency between the LTIP and this summary, the LTIP will control.

Administration of the LTIP

The compensation committee of our board of directors (the Compensation Committee) has the exclusive authority to operate, manage and administer the LTIP in accordance with its terms and conditions. As administrator of the LTIP, the Compensation Committee has the authority to grant awards to those individuals who are eligible to receive awards under the LTIP. Among other things, the Compensation Committee has the power to determine the non-employee directors, employees and consultants who will be granted awards, the size and types of awards, the terms and conditions of awards, and the form and content of the award agreements. The Compensation Committee is also authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the LTIP. The Compensation Committee also has the authority to interpret the LTIP and award agreements and has the authority to correct any defects, supply any omissions and reconcile any inconsistencies in the LTIP and/or any award agreements. The Compensation Committee's decisions and actions concerning the LTIP are final and conclusive. Within the limitations of the LTIP and applicable law, the Compensation Committee may delegate its responsibilities under the LTIP to persons selected by it. Our board is permitted, under certain circumstances, to exercise all of the Compensation Committee's powers under the LTIP.

Eligible Participants

Our employees and consultants and those of our eligible subsidiaries and affiliates, as well as our non-employee directors, are eligible to receive awards under the LTIP.

Shares Subject to the LTIP

Up to 2,550,000 shares, subject to adjustment in the event of certain corporate events, stock splits, and similar transactions, may be issued pursuant to awards granted under the LTIP. The shares subject to awards under the LTIP may be authorized and unissued shares, or previously issued shares we re-acquired.

The aggregate number of shares subject to awards granted under the LTIP will not be reduced by shares of our common stock subject to awards that have been canceled, expired, forfeited or settled in cash. In addition, any shares subject to an award or portion of an award that is forfeited, terminated or settled for cash or otherwise expires will be available for future awards under the LTIP. If we or one of our subsidiaries acquires or combines with another company, any awards that may be granted under the LTIP in substitution or exchange for outstanding stock options or other awards of the other company will not reduce the shares available for issuance under the LTIP.

Types of Awards

Under the LTIP, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock and restricted stock unit awards, performance units, performance shares, cash-based awards, and other stock-based awards.

Stock Options.    A stock option is the right to purchase a specified number of shares of our common stock in the future at a specified exercise price and subject to the other terms and conditions specified in the award agreement and LTIP. Stock options may either be granted in the form of incentive stock options, which may be eligible for special tax treatment under the Code, or nonqualified stock options. The Compensation Committee sets the exercise price of each stock option, which cannot be less than 100% of the fair market value of our common stock at the time of grant. The terms of any incentive stock option granted under the LTIP must comply with the provisions of Section 422 of the Code. Stock options granted in substitution or exchange for stock options or awards of another company involved in a corporate transaction with us or a subsidiary will have an exercise price that is intended to preserve the economic value of the award that is replaced. The exercise price of any stock options may be paid in cash, shares of common stock already owned by the option holder, or any other method the Compensation Committee approves, such as a cashless broker-assisted exercise, that complies with applicable law, or any combination of these methods.

Stock options are evidenced by an award agreement specifying the exercise price, the vesting schedule, the number of shares granted, and the other terms of the stock option. Stock options expire at the time set forth in the agreement, however no stock option shall be exercisable later than ten years from the date of grant. Unless the award agreement provides otherwise, the LTIP provides that stock options terminate immediately upon the termination of a participant, although the Compensation Committee may determine in its discretion that an option awards may be exercised following a termination.

Stock Appreciation Rights.    A stock appreciation right (SAR) is the right to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date for the number of shares of our common stock that are exercised. The Compensation Committee sets the grant price for each SAR. A SAR may be granted as a stand-alone award, or in tandem with the grant of a stock option. When a SAR is exercised, the holder is entitled to an amount equal to the difference between (a) the exercise price of the SAR and (b) the fair market value of a share of our Class A common stock on the date the SAR is exercised. SARs granted with a stock option will be exercisable or terminate only when the related stock option is exercisable or terminates. A stock option will no longer be exercisable to the extent that the holder exercises the related SAR. Likewise, a SAR will not be exercisable to the extent that a related stock option is exercised. SARs may be settled in cash, shares or a combination of cash and shares.

Each SAR is evidenced by an award agreement specifying the exercise price, the vesting schedule, the number of shares granted, and the other terms of the SAR. SARs expire at the time set forth in the award agreement, and any SAR granted in tandem with a stock option will have the same term as the related stock option. No SAR will be be exercisable more than 10 years after it is granted. When a participant's service terminates, the unvested portion of the SAR will be forfeited unless otherwise provided in the award agreement. Unless the applicable award agreement or certificate provides otherwise, the LTIP provides that SARs cease to be exercisable upon the termination of a participant, though the Compensation Committee may determine in its discretion that an option award may be exercised following a termination.

Restricted Stock and Restricted Stock Unit Awards.    Restricted stock is an award of shares of our common stock that vests in accordance with the terms and conditions set forth in the award agreement. Until the applicable restrictions lapse, the shares are subject to forfeiture and may not be sold or otherwise disposed of by the participant who holds them. After all conditions and restrictions applicable to such shares of restricted stock have been satisfied or lapse, such shares shall become freely transferable by such participant.

Restricted stock units confer the right to receive shares at a future date and are denominated in units of shares of our common stock. No shares of stock actually are issued to the recipient of a restricted stock unit on the grant date. Instead, when a restricted stock unit award vests, it is settled by a delivery of shares, a cash payment determined by the then-current fair market value of the shares, or a combination of shares and cash.

Each restricted stock award or restricted stock unit is evidenced by an award agreement specifying the number of shares, the vesting schedule, the vesting conditions, and the other terms of the restricted stock award or restricted stock unit. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Compensation Committee. Unless set forth in the award agreement, a recipient of restricted stock will have the rights of a stockholder during the restriction period, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock. A recipient of restricted stock units will have none of the rights of a stockholder unless and until shares are actually delivered to the participant. Upon termination of employment or a period of service, or failure to satisfy other vesting conditions, a participant's unvested shares of restricted stock and unvested restricted stock units are forfeited, unless the participant's award agreement, or the Compensation Committee, provides otherwise.

Performance Units, Performance Shares and Cash-Based Awards.    Performance units, performance shares and/or cash-based awards granted to a participant are amounts credited to a bookkeeping account established for the participant. Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to the fair market value of a share on the date of grant. Each cash-based award shall have a value that is determined by the Compensation Committee. After a performance unit, performance share or cash-based award has vested, the participant will be entitled to receive a payout of cash, shares of our common stock, or a combination thereof depending upon the extent to which performance goals or other conditions the Compensation Committee established at the time of grant are satisfied. The number of performance units, performance shares and cash-based awards granted to a participant is determined by the Compensation Committee. A participant's award agreement describes the effect of a termination of employment on the participant's performance units, performance shares or cash-based award. The Compensation Committee shall determine the extent to which any pre-established performance goals or other terms and conditions of the awards have been attained (or not attained) at the completion of the performance period. The Compensation Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such award.

The performance goals applicable to payment of performance units, performance shares and/or cash-based awards may provide for a targeted level or levels of achievement using one or more of the measures set forth below.

• total shareholder return	• appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company
• revenue, earnings before interest and taxes, contribution margin, free cash flow or other financial measures of the Company, a subsidiary or a product line	• carried interest, general partner's revenue, incentive fees or management fees from a particular investment product
• return on equity, return on invested capital and similar metrics	• performance of attributed investments
• launching a new investment product	• obtaining investment commitments from investors, expanding and maintaining relationships with investors, sourcing new investors and other distribution activities
• strategic partnerships or transactions	• operating efficiencies
• financial ratios, including those measuring liquidity, activity, profitability or leverage	• cost of capital or assets under management
• financing and other capital raising transactions (including sales of the Company's equity or debt securities; factoring transactions)	• revenue growth or product revenue growth
• key performance indicators of middle office, back office and staff functions	• expense levels
• co-development, co-marketing, profit sharing, joint venture or other similar arrangements	• economic value-added models or equivalent metrics

•

regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents; passing pre-approval inspections (whether of the Company, its affiliates or third parties))

• cash flow or cash flow per share (before or after dividends) working capital levels, including cash, inventory and accounts receivable
• debt reduction	• comparisons with various capital market indices

Performance measures may be determined either individually, alternatively, or in any combination, applied to either our company as a whole or to a business unit, division, department or function of ours or any of our subsidiaries, and measured over a period of time as specified by the Compensation Committee. Each award agreement shall set forth the extent to which the participant shall have the right to retain performance units, performance shares and cash-based awards following the participant's termination.

Other Stock-Based Awards.    The Compensation Committee may grant to participants other awards (which may include rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock. Other stock-based awards may be granted either alone or in addition to other stock awards granted under the LTIP. Each other stock-based award will be evidenced by an agreement specifying the date of grant, the number of shares or cash equivalent subject to the award, and other terms of the award. The Compensation Committee will determine the effect of a termination of employment or service on a participant's other stock-based awards.

Fair Market Value

Fair market value is generally defined by the LTIP as the last sale price reported for our Class A common stock on the primary stock exchange where our common stock is traded on the date for which fair market value is being determined. In the event no sale is reported on that date, the fair market value is the last sale price on the last preceding day on which a sale was reported.

Vesting Periods

Awards under the LTIP, other than a stock option, SAR, or cash-based award are known as "full value" awards, and will vest over not less than three years following the date the award is made, or in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the performance period. The Compensation Committee may provide that such vesting restrictions lapse or are waived upon the participant's death, disability, retirement or other specified termination or upon a change of control. The Compensation Committee may grant full value awards that will result in the issuance of up to 5% of the shares reserved for issuance under the LTIP without regard to the minimum vesting provisions.

Limitations on the Number of Shares that may be Awarded to a Participant under the LTIP

No participant may receive stock options and SARs for more than 1,000,000 shares in any fiscal year. In connection with a participant's commencement of service for us or any of our subsidiaries or affiliates, a participant may be granted stock options and SARs for up to an additional 3,000,000 shares. No participant shall receive restricted stock awards, restricted stock units and performance shares intended to qualify as performance based compensation under Code Section 162(m) for more than 2,000,000 shares in any fiscal year. The maximum amount that may be paid to a participant with respect to performance units or cash-based awards intended to qualify as performance based compensation under Code Section 162(m) for an annual performance period is $10 million. For performance periods of different duration, the limit is $10 million multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is 12. The foregoing limits are subject to adjustment in the event of certain corporate events, stock splits, and similar transactions. In addition, under the newly amended plan subject to stockholder approval, no director may receive an award with a maximum grant date value of more than $500,000 in any fiscal year.

Adjustments to the Shares Available for Issuance under the LTIP

In the event of any corporate event or transaction, such as a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, dividend or other distribution, stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other similar change in corporate structure, partial or complete liquidation of our company or distribution (other than normal cash dividends) to our stockholders, or any similar corporate event or transaction, the Compensation Committee shall substitute or adjust, as applicable, the number, class and kind of securities which may be delivered, the size of the plan reserve, and the individual participant limits, in order to prevent dilution or enlargement of participants' rights under the LTIP. The Compensation Committee shall also make appropriate adjustments and modifications in the terms of any outstanding awards to reflect any such events, adjustments, substitutions or changes. The Compensation Committee's adjustment shall be effective and binding for all purposes of the LTIP, subject to the restrictions specified in the LTIP.

Repricing of Stock Options or SARs

Except for adjustments to reflect the effects of certain corporate transactions, the exercise price of stock options and the grant price of SARs may not be lowered, stock options and SARs may not be cancelled or exchanged for stock options or SARs with a lower exercise price or grant price, and stock options and SARs with an exercise price or grant price, as the case may be, that is higher than the current fair market value may not be cancelled in exchange for cash or any other type of award, in each case without prior stockholder approval.

Transferability of Awards

Except as otherwise determined by the Compensation Committee, no award and no right under any award may be assigned, sold or transferred by a participant other than by will or by the laws of descent and distribution. The Compensation Committee may permit transferability for certain awards, on a general or specific basis, and may impose conditions and limitations on any permitted transferability, provided that no award may be transferred for value or other consideration without first obtaining approval by our stockholders.

Clawback Policy

Awards made under the LTIP will be subject to recoupment, clawback or similar policy as in effect from time to time, as well as similar provisions of applicable law. These policies may require repayment or forfeiture of awards and payouts under certain circumstances.

Change of Control

In the event of a change of control, as defined in the LTIP, the Compensation Committee, in its discretion and on such terms and conditions as it deems appropriate, may take any of the following actions:

•
provide that any outstanding awards become vested, non-forfeitable and/or exercisable;

•
cancel or terminate restrictions or other conditions applicable to awards or deem any performance goals achieved;

•
remove from awards any restrictions on transfer, sale assignment, pledge or other disposition;

•
treat target payment opportunities attainable under any performance-based awards as fully or partially earned immediately prior to the effective date of the change of control;

•
substitute for each share subject to an award the consideration received by stockholders in the transaction;

•
convert awards into a right to receive cash equal to the spread between the exercise price, grant price or outstanding unpaid purchase price, as applicable, and the highest price per share paid in the transaction or, if higher, the highest fair market value of a share during the 30 consecutive business days immediately prior to the closing date of the transaction, multiplied by the number of shares subject to such award; and

•
provide that an award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a change of control; or provide that awards be assumed or replaced. If an award is not assumed or replaced, then such award will:

  •
  become fully vested, non-forfeitable and/or exercisable;

  •
  have its restrictions, performance goals or other conditions cancelled, terminated or deemed achieved;

  •
  have any restrictions on transfer, sale assignment, pledge or other disposition with respect to such award lapse; and

  •
  have any target payment opportunities under such outstanding performance-based award deemed to have been fully earned for the entire performance period immediately prior to the change of control.

Unless otherwise provided in an award agreement, if a participant with respect to whom an award has been assumed or replaced is terminated without "cause" or for "good reason" by us, an affiliate or a subsidiary after the change of control, all outstanding awards held by such terminated employee will:

•
become fully vested, non-forfeitable and/or exercisable;

•
have their restrictions, performance goals or other conditions cancelled, terminated or deemed achieved; or

•
have any restrictions on transfer, sale assignment, pledge or other disposition lapse.

However, with respect to outstanding performance-based awards not assumed or replaced, such awards:

•
will be deemed achieved for the entire performance periods immediately prior to the change of control;

•
any awards denominated in shares will be paid a pro rata number of shares (or, in the discretion of the Compensation Committee, the equivalent fair market value in cash of such shares) based on the target or, if greater, actual performance; and

•
any such awards denominated in cash will be paid a pro rata amount of cash, in either case for the length of the performance period prior to either the change of control or an individual's termination of service, as applicable.

Term of the LTIP

The LTIP will become effective upon approval by our stockholders and will remain in effect until all shares subject to the LTIP have been delivered and any restrictions on such shares have lapsed, unless the LTIP is terminated earlier by our board. No awards may be granted under the LTIP on or after ten years from the date it was approved by our stockholders.

Amendments, Modification or Termination of the LTIP

Our board of directors may amend, alter, suspend, discontinue or terminate the LTIP or any portion of it at any time. However, changes that would increase the maximum number of shares which may be sold or awarded under the LTIP, decrease the minimum stock option price or grant price, change the class of persons eligible to receive awards under the LTIP, extend the duration of the LTIP or the period during which stock options or SARs may be exercised, or that otherwise require stockholder approval to comply with any applicable law, regulation or rule may not be made without stockholder approval.

The Compensation Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any awards granted under the LTIP. Any such action that would adversely affect the right of any participant shall not be made without the consent of the affected participant. Notwithstanding the foregoing, the Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or any of our affiliates, or financial statements of ours or any of our affiliates, or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTIP.

New Plan Benefits

No awards that are conditioned upon stockholder approval of the LTIP have been approved. All of our existing named executive officers will depart from service with us in connection with the Divestiture. Accordingly, historical awards are not predictive of future awards under the LTIP.

Federal Income Tax Consequences under the LTIP

The following discussion of certain of the U.S. federal income tax consequences of awards under the LTIP is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions, or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the federal income tax consequences described below. The following summary of the federal income tax consequences in respect of the LTIP is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.

Non-Qualified Stock Options.

The grant of a non-qualified stock option does not result in taxable income to the optionee or a deduction for us at the time it is granted. Instead, an optionee exercising a stock option will generally realize taxable compensation at that time in the amount of the difference between the stock option price and the then market value of the shares, and income tax withholding requirements apply upon exercise. Generally, we will be allowed a deduction for federal income tax purposes in an amount equal to the taxable compensation realized by the optionee in the year of exercise. The optionee's tax basis in the option shares is equal to the stock option price paid for the shares plus the amount includable in income upon exercise. At sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending upon how long the shares have been held.

Incentive Stock Options.

An optionee is not taxed at the time an incentive stock option is granted. The tax consequences upon exercise and later disposition of the underlying shares generally depend upon whether the optionee was an employee of ours or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the stock option.

If the optionee satisfies both the employment rule and the holding rule for income tax purposes, the optionee will not recognize income upon exercise of the stock option and we will not be allowed an income tax deduction at any time. The difference between the stock option exercise price and the amount realized upon disposition of the shares by the optionee will constitute either a long-term capital gain or a long-term capital loss.

If the optionee meets the employment rule, but fails to observe the holding rule (a disqualifying disposition), the optionee generally recognizes the excess of the fair market value of the shares at the date of exercise over the option exercise price as ordinary income in the year of the disqualifying disposition. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the shares were held after the stock option was exercised). If the sale price is less than the fair market value on the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the stock option exercise price. In both situations, the tax deduction we are allowed will be limited to the ordinary income recognized by the optionee. Under current IRS guidelines, we are not required to withhold any federal income tax in the event of a disqualifying disposition. Different consequences may apply for an optionee subject to the alternative minimum tax.

Restricted Stock.

Upon the grant of restricted stock, a participant will not recognize taxable income and we will not be allowed a tax deduction. Rather, on the date when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares on that date (less the price paid, if any, for such shares). Alternatively, a participant may file with the IRS a "section 83(b) election" no later than 30 days after the date of grant of restricted stock, as a result of which he will recognize taxable ordinary income at the time of the grant, generally in an amount equal to the fair market value of the shares on the date of grant, less any amount paid for the grant. The amount recognized by the participant is subject to income tax withholding requirements. At the time the participant recognizes income with respect to the restricted stock, we are generally entitled to a deduction in an equal amount. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were vested/delivered to the participant pursuant to the award.

Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards and Other Stock Based Awards.

A participant who receives a restricted stock unit award, performance share award, performance unit award or other stock-based award which includes a performance and/or vesting requirement or other restriction that must be satisfied prior to payment will not recognize any income for federal income tax purposes at the time of the grant of such award and we are not entitled to a deduction at that time.

When any part of a performance share award or award of restricted stock units is paid (in the case of cash) or delivered (in the case of shares) to the participant, the participant will realize compensation taxable as ordinary income in an amount equal to the cash paid or the fair market value of shares delivered.

Income tax withholding requirements generally apply to amounts that are recognized as ordinary income and we generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize either long-term or short-term capital gain (or loss), depending on how long the shares were held, equal to the difference between the amount realized and the fair market value of the shares on the date the shares were vested or delivered to the participant pursuant to the award.

Cash-Based Awards.

A participant who receives a cash-based award will realize compensation taxable as ordinary income in an amount equal to the cash paid at the time of such payment. Income tax withholding requirements generally apply to amounts that are recognized as ordinary income and we generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income.

Impact of Section 409A.

Section 409A of the Code applies to deferred compensation, unless the compensation was both deferred and vested prior to January 1, 2005. Generally speaking, "deferred compensation" is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is "vested" on the date that the participant's right to receive the amount is no longer conditioned on the participant's performance of services or upon the occurrence of an event (such as a change in control) or the achievement of performance goals that are substantially related to the purpose of the compensation.

Stock options, restricted stock awards, restricted stock unit awards, performance share awards, and other stock-based awards available under the LTIP are designed either to be exempt from the requirements of Code Section 409A or to satisfy its requirements. Awards subject to Code Section 409A and that fail to satisfy its requirements will subject the award holder to immediate taxation, an interest penalty, and an additional 20% tax on the amount underlying the award.

Limitations on Our Section 162(m) Deduction

With certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid to our chief executive officer and our three other highest-paid executive officers (other than the principal financial officer), who are collectively the "Covered Employees." Compensation paid to the Covered Employees is not subject to the deduction limitation if it is considered "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Once approved by our stockholders, the LTIP will permit us to grant awards intended to qualify as performance-based compensation under Code Section 162(m).

Vote and Recommendation

The LTIP Proposal will be approved if a majority of the shares of our common stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal. If the LTIP Proposal is not approved, no shares will be issued under the LTIP.

The vote on the LTIP Proposal is a vote separate and apart from the vote on the Divestiture Proposal. Accordingly, you may vote for the Divestiture Proposal and vote against or abstain from voting on the LTIP Proposal (and vice versa).

PROPOSAL NO 6: THE EMPLOYEE STOCK PURCHASE PLAN

Our board of directors has approved, subject to approval by our stockholders, the Great Elm Employee Stock Purchase Plan, attached as Annex E (the ESPP). The ESPP permits employees to purchase our common stock through payroll deductions during semi-annual offerings.

Background and Rationale

We want to encourage our employees to have an owner's mindset when they come to work. We believe this approach creates alignment with your interests and a focused motivated workforce. We also believe that the opportunity to make periodic purchases of our common stock at attractive offering terms is another element in making our compensation packages attractive to potential employees and retaining our employees.

We currently do not have an employee stock purchase plan.

Summary of the ESPP

The following summary describes features of the ESPP. This summary is qualified in its entirety by reference to the terms of the ESPP, a copy of which is attached as Annex E to this proxy statement.

Purpose

The purpose of the ESPP is to provide employees with an opportunity to purchase shares of our common stock. Generally, for employees located in the United States, the ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and will be administered in a manner consistent with the requirements of that section of the Code.

Administration

The ESPP will be administered by a committee composed of senior management (the Committee). The ESPP provides the Committee with the authority to make rules and regulations for the administration of the plan, including establishing the price for the shares offered under the plan within the limits provided in the plan.

Shares

If approved by our stockholders, shares may be issued under the ESPP beginning on July 1, 2016, and 900,000 shares of our common stock will be reserved for issuance under the ESPP. Subject to the ten year life of the ESPP, this amount will automatically be increased such that the maximum number of shares issuable under the ESPP is held at 1% percent of our outstanding shares as of December 31, 2015.

Eligibility

Our and our subsidiaries employees, including our named executive officers from time to time, will be eligible to participate in the ESPP in accordance with the plan and rules prescribed by the Committee. Our named executive officers are eligible to participate in the ESPP on the same basis as all other eligible employees.

Offering Period and Price of Shares

The ESPP provides that we will establish semi-annual offering periods with a duration of six months during which employees may invest amounts of their compensation within the limits provided in the plan. Prior to the commencement of each offering period established pursuant to the ESPP, the Committee shall establish the purchase price for each share purchased during such offering period.

The purchase price for each offering period shall be no lower than the lesser of (i) 85% of the average market price on the first business day of each offering period; or (ii) 85% of the average market price on the last business day of each pay period. The purchase price established by the Committee may be a fixed price or determined by formula.

Limits on Stock Purchases

On each offering date, eligible employees will be able to purchase full or fractional shares of our common stock through payroll deductions of up to 15% of compensation received during the prescribed payroll period at a price established by the Committee in accordance with the ESPP. In no event shall the fair market value of the shares purchased by an employee under the ESPP and any other employee stock purchase plan of ours, as measured as of the first day of each applicable offering period, exceed $25,000 in any calendar year. An employee may not purchase more than 1,000 shares in any offering period

Proceeds and Adjustments

The proceeds of the sale of stock and of administrative fees received under the ESPP will constitute general funds and may be used by us for any purpose. The ESPP provides for proportionate adjustments to reflect stock splits, stock dividends, and other changes in the capital stock.

Amendment and Termination

Subject to the limitations set forth below, the ESPP may be amended by our board of directors, including without limitation by increasing or decreasing the purchase price, excluding highly compensated employees, decreasing the maximum amount of payroll deduction for purchases, decreasing the number of shares that employees may purchase, suspending the ESPP and purchases thereunder, modifying the offering periods (but no offering period may exceed 24 months), and establishing sub-plans under the ESPP that permit offerings to employees of certain subsidiaries which are not intended to satisfy the requirements of Section 423 of the Code. Notwithstanding the foregoing, the ESPP may not be amended without prior stockholder approval, to increase the number of shares or to reduce the purchase price per share to less than the lesser of (i) 85% of the average market price on the first business day of each offering period or (ii) 85% of the average market price on the last business day of each pay period.

The ESPP will terminate on the tenth anniversary of its effective date. Our board of directors also may terminate the ESPP at an earlier date.

Tax Treatment

For U.S. federal income tax purposes, an employee does not realize income at the time of entry into the ESPP or purchase of a share. If no disposition of a share of stock is made within two years from the first day of the offering period in which the share is purchased, or one year from the date the share is purchased by the employee, upon subsequent disposition of the stock, the employee will recognize ordinary income to the extent of the lesser of (1) the excess of the fair market value of the share on the first day of the offering period over the purchase price of the share on the first day of the offering period, or (2) the excess of the fair market value of the share on the date of the sale over the price paid for the share. Any further gain will be treated as capital gain, and we will not be entitled to an income tax deduction with respect to the share. If a share is disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the share on the date of purchase over the price paid for the share, and in these circumstances, we will be entitled to a deduction equal to the amount of ordinary income recognized by the employee. Any further gain will be treated as capital gain for the employee. Tax treatment in jurisdictions outside the U.S. will be governed by local laws, and state and local tax treatment inside the U.S. will be governed by applicable state and local laws.

New Plan Benefits

The future benefits or amounts that would be received under the ESPP are based upon voluntary participation and elections made by participants and are therefore not determinable at this time. Similarly, the benefits or amounts which would have been received by or allocated to our named executive officers and/or other employees for the last completed fiscal year if this ESPP had been in effect cannot be determined for the same reasons.

Vote and Recommendation

The ESPP Proposal will be approved if a majority of the shares of our common stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal.

If the ESPP Proposal is not approved, no shares will be issued under the ESPP, and we will seek to find alternative means of compensating our employees.

The vote on the ESPP Proposal is a vote separate and apart from the vote on the Divestiture Proposal. Accordingly, you may vote for the Divestiture Proposal and vote against or abstain from voting on the ESPP Proposal (and vice versa).

PROPOSAL NO. 7: AUTHORITY TO ADJOURN THE SPECIAL MEETING

The Adjournment Proposal

If at the special meeting, our board of directors determines it is necessary or appropriate to adjourn the special meeting, we intend to move to vote on the Adjournment Proposal. For example, our board of directors may make such a determination if the number of shares of our common stock represented and voting in favor of the Divestiture Proposal at the special meeting is insufficient to adopt that proposal, in order to enable our board of directors to solicit additional proxies in respect of such proposal. If our board of directors determines that it is necessary or appropriate, we will ask our stockholders to vote only upon the Adjournment Proposal and not the Divestiture Proposal.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of the Adjournment Proposal. If our stockholders approve the Adjournment Proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Divestiture Proposal to defeat that proposal, we could adjourn the special meeting without a vote on the Divestiture Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Divestiture Proposal. Additionally we may seek to adjourn the special meeting if a quorum is not present or otherwise at the discretion of the chairman of the special meeting.

Vote and Recommendation

The Adjournment Proposal will be approved if a majority of the shares of common stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal, whether or not a quorum is present.

Our board of directors recommends that you vote for the Adjournment Proposal.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2016 by: (a) each of the named executive officers; (b) all current executive officers and directors of Unwired Planet as a group; and (c) all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership, as of March 31, 2016 approximately 9,440,941 shares were issued and outstanding, and, for any individual who beneficially owns shares represented by options exercisable within 60 days of March 31, 2016, these shares are treated as if outstanding for that person, but not for any other person.

The following table indicates the total number of shares beneficially owned by the following persons, including shares subject to options exercisable within 60 days of March 31, 2016. Unless otherwise indicated, these shares do not include any options or restricted stock awarded after March 31, 2016:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Named Executive Officers:
Richard S. Chernicoff	14,407	*
Jess M. Ravich	8,333	*
Peter A. Reed(2)	53,862	*
Boris Teksler	0	*
Phillip A. Vachon	25,329	*
James D. Wheat	0	*
H. Steven Wilson	7,639	*
All current executive officers and directors as a group (7 persons)	109,570	1.16%
Five Percent Stockholders:
Entities affiliated with MAST Capital Management, LLC, 200 Clarendon Street, 51st Floor, Boston, MA 02116(2)(3)	1,755,731	18.60%
Entities affiliated with Kingdon Capital Management, L.L.C., 152 West 57th Street, 50th Floor, New York, NY 10019(4)	545,020	5.77%

*
Less than 1% of the outstanding shares of our common stock.
(1)
This table is based upon information supplied by each officer, director, and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the table, the address for each person named above is c/o Unwired Planet, Inc., 20 First Street, First Floor, Los Altos, California 94022. All share ownership numbers have been adjusted to account for a reverse stock split effected by the Company at a ratio of 12:1 on January 5, 2016. This table does not give effect to acceleration of vesting of stock options in connection with the Divestiture. See Proposal No. 1: The Divestiture Proposal — Interests of Our Directors and Executive Officers in the Divestiture."
(2)
Mr. Reed is a Partner and Portfolio Manager of MAST Capital Management LLC ("MAST Capital"). Mr. Reed was nominated to our board by the holder of our senior secured notes. Under the SEC rules, Mr. Reed is not deemed to be the beneficial owner of the shares of our common stock owned by funds managed by MAST Capital. Mr. Reed is a limited partner in the funds managed by MAST Capital accordingly, 45,584 shares are included in the above table to reflect Mr. Reed's pecuniary interest therein.

(3)
Based solely on information furnished in a Schedule 13D/A filed with the SEC on August 18, 2015, jointly by MAST Capital and Mr. David J. Steinberg, in which MAST Capital and Mr. Steinberg report beneficial ownership of 1,755,731 shares of our common stock (as to which each has shared voting and dispositive powers).
(4)
Based solely on information furnished in a Schedule 13G/A filed with the SEC on February 17, 2015, jointly by Kingdon Capital Management, L.L.C. and Mark Kingdon in which each of Kingdon Capital Management, L.L.C. and Mark Kingdon report beneficial ownership of 545,020 shares of our common stock (as to which each has shared voting and dispositive powers).

ADDITIONAL INFORMATION

This proxy statement is sent to you as part of the proxy materials for the special meeting. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

Our board of directors knows of no other matters that will be presented for consideration at the special meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this proxy statement.

Where You Can Find Additional Information

We are subject to the information and reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.unwiredplanet.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) In addition, copies of our Annual Report on Form 10-K for the year ended June 30, 2015, or any of the exhibits listed therein, or copies of documents filed by us with the SEC are also available by contacting us by writing:

Unwired Planet, Inc.
20 First Street, First Floor
Los Altos, California 94022
Attention: Investor Relations

The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information about us to you by referring you to other documents. The information incorporated by reference is an important part of this proxy statement, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. Documents incorporated by reference will be made available to you, at no cost, upon your oral or written request to us. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) prior to the date on which the special meeting is held:

(File No. 001-16073)	Period
Annual Report on Form 10-K	Fiscal year ended June 30, 2015, filed on September 14, 2015.
Proxy Statement on Schedule 14A	Filed on October 28, 2015.
Current Reports on Form 8-K	Filed on July 9, 2015, September 9, 2015, October 22, 2015, November 5, 2015, December 10, 2015, December 29, 2015, January 5, 2016, January 11, 2016, April 6, 2016, April 7, 2016 and May 3, 2016.
Quarterly Report on Form 10-Q	Filed on November 9, 2015, February 2, 2016 and May 3, 2016.

Future Stockholder Proposals

Proposals of stockholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2016 must be received by us at our offices at 20 First Street, First Floor, Los Altos, California 94022, Attention: Corporate Secretary, no later than August 6, 2016, or if the date of this year's annual meeting has been changed by more than 30 days from December 4, 2016, then the deadline is a reasonable time before we begin to print and send our proxy materials. Proposals of stockholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2016 must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 under the Exchange Act, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting.

Stockholders may only present a matter for consideration at our annual meeting in 2016, if certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder (other than stockholder proposals submitted pursuant to Rule 14a-8), including with respect to any nomination of a person or persons for election to our board of directors at an annual meeting, timely notice must be delivered to or mailed and received by the Corporate Secretary at our principal executive offices not later than the close of business on September 5, 2016, nor earlier than the close of business on August 6, 2016. If the date of our 2016 annual meeting is more than 30 days before or more than 60 days after December 4, 2016, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Our bylaws specify the information with respect to making stockholder proposals that is required to be included in the written notice that must be provided to our Corporate Secretary. You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals.

Annex A

PURCHASE AND SALE AGREEMENT

by and between

OPTIS UP HOLDINGS, LLC

and

UNWIRED PLANET, INC.

dated as of

6 APRIL 2016

PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT, dated as of 6 April 2016 (this "Agreement"), by and between Optis UP Holdings, LLC, a Delaware limited liability company (the "Purchaser"), and Unwired Planet, Inc., a Delaware corporation (the "Seller"). Capitalized terms used without definition have the respective meanings given to them in Section 8.14.

RECITALS

Upon the terms and subject to conditions in this Agreement, the Purchaser desires to purchase and the Seller desires to sell all of the outstanding capital stock of Unwired Planet IP Holdings, Inc., a Delaware corporation ("Sub 1"), and all of the outstanding membership interests of Unwired Planet IP Manager, LLC, a Delaware limited liability company ("Sub 2" and together with Sub 1, the "Holding Companies") (collectively, the "Transactions").

The Holding Companies own all of the outstanding membership interests of Unwired Planet, LLC, a Nevada limited liability company ("UPLLC"), and UPLLC owns all of the outstanding shares of Unwired Planet International Limited, an Irish company limited by shares ("Unwired Planet Ireland" and together with Sub 1, Sub 2 and UPLLC, the "Unwired Planet Companies").

Concurrent with the execution of this Agreement, the Purchaser delivered to the Seller the consent (the "Ericsson Consent") of Telefonaktiebolaget L M Ericsson (publ), a company duly established under the Laws of Sweden, with registration number 556016-0680, having its registered office at SE-164 83 Stockholm, Sweden ("LME"), and Cluster LLC, a Delaware limited liability company ("E Sub"), to the Transactions.

Concurrent with the execution of this Agreement, the Seller delivered to the Purchaser the consent (the "Noteholder Consent") of the holders of the Seller's Senior Secured Notes due 2019 under the terms of the Seller's Indenture, dated June 28, 2013, as amended by the First Supplemental Indenture, dated December 23, 2015, to the Transactions.

Concurrent with the execution of and delivery of this Agreement, and as a condition and inducement to the Seller's willingness to enter into this Agreement, PanOptis Holdings, LLC has delivered to the Seller an Equity Commitment and Funding Agreement, dated as of the date of this Agreement, with respect to the obligations of the Purchaser under this Agreement.

AGREEMENT

In consideration of the foregoing and the mutual promises in this Agreement, the parties, intending to be legally bound, agree as follows:

1.
THE TRANSACTIONS.

1.1
Purchase and Sale.    Subject to the satisfaction or waiver of the conditions in Article 5, the Purchaser agrees to purchase and the Seller agrees to sell:

(a)
All of outstanding shares of common stock, par value $0.001 per share, of Sub 1 (100 shares), free and clear of all Liens;

(b)
All of the outstanding membership interests of Sub 2, free and clear of all Liens; and

(c)
All of the assets listed in Section 1.1(c) of the Seller Disclosure Letter delivered by the Seller to the Purchaser concurrently with the execution and delivery of this Agreement (the "Seller Disclosure Letter") shall have been transferred to UPLLC prior to the date of this Agreement.

(d)
All of the Contracts listed in Section 1.1(d) of the Seller Disclosure Letter shall be transferred and assigned to Seller prior to the date of this Agreement.

In no event shall any Tax assets or cash owned by the Seller be transferred to the Purchaser.

1.2
Consideration.    The aggregate purchase price for the Transactions shall be $40,000,000 less the EIP Amount (the "Purchase Price"). Subject to the satisfaction or waiver of the conditions in Article 5, at the closing of the Transactions (the "Closing"), the Purchaser shall deliver by wire transfer of immediately available funds $30,000,000 less the EIP Amount, to the account of the Seller in Section 1.2 of the Seller Disclosure Letter. On the second anniversary of the Closing Date, the Purchaser shall deliver by wire transfer of immediately available funds $10,000,000 (the "Holdback Amount") less the amount of all Losses that pursuant to the terms of Article 7 has been duly setoff against the Holdback Amount or duly reserved for setoff against the Holdback Amount to the account of the Seller in Section 1.2 of the Seller Disclosure Letter. Subject to applicable Law, the Seller will cooperate with the Purchaser in allocating for Tax purposes the Purchase Price in the manner reasonably requested by the Purchaser.

1.3
Closing.    Subject to the satisfaction or waiver of the conditions in Article 5, the Closing will take place at 09:00, local time, on a date to be mutually agreed by the parties, which shall be no later than three Business Days after satisfaction or waiver of all of the conditions in Article 5 (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), at the offices of Lidji Dorey & Hooper, 500 North Akard Street, Suite 3500, Dallas, Texas 75201, unless another time, date or place is agreed to in writing by the parties. Midnight on the date on which the Closing actually occurs is the "Closing Date".

1.4
Further Assurances.

(a)
Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions contemplated by this Agreement.

(b)
If requested by the Purchaser, the Seller will make necessary Tax filings to enable the Purchaser to treat the acquisition of Sub 1 as an acquisition of assets under Section 336(e) of the Internal Revenue Code of 1986 (the "Code").

2.
THE PURCHASER'S REPRESENTATIONS AND WARRANTIES.    The Purchaser represents and warrants to the Seller that as of the date hereof:

2.1
Organization, Standing and Authority.    The Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and the Purchaser has all requisite power and lawful authority to own, lease and operate its business and assets.

2.2
Authorization and Binding Obligation.    The execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of its obligations hereunder and consummation by the Purchaser of the Transactions has been duly authorized by all necessary actions on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except to the extent limited by general principles of equity and by bankruptcy, insolvency or similar Laws and general equitable principles affecting the rights of creditors generally (the "Enforceability Exceptions").

2.3
Absence of Conflicts.    The execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of its obligations under this Agreement and consummation by the Purchaser of the Transactions (a) do not conflict with the Purchaser's organizational or governing documents and (b) do not conflict with, result in a breach or violation of, or constitute a default under any Order applicable to the Purchaser. No Consent is required in connection with the execution and delivery of this Agreement by the Purchaser, the performance of its obligations hereunder or the consummation of the Transactions.

2.4
Legal Actions.    There are no Legal Actions in progress, pending or, to the Purchaser's knowledge, threatened by or against the Purchaser or any of its Affiliates that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions. To the Purchaser's knowledge, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Legal Action.

2.5
No Broker.    The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transactions for which the Seller could become liable for.

2.6
Availability of Funds.    The Purchaser or PanOptis Holdings, LLC has, as of the date of this Agreement, and at all times up through the Closing shall have, sufficient funds to enable the Purchaser to consummate the Transactions and to satisfy its obligations hereunder, including payment of the Purchase Price and fees and expenses relating to the Transactions. The Purchaser acknowledges and agrees that its obligations hereunder are not subject to any conditions regarding the Purchaser's or any other Person's ability to obtain financing for the consummation of the Transactions.

2.7
Solvency.    The Purchaser is not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of any of the Unwired Planet Companies. Immediately following the Closing after giving effect to the Transactions, the Purchaser will not have been rendered insolvent.

2.8
Investigation.

(a)
The Purchaser has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Unwired Planet Companies. In entering into this Agreement, the Purchaser has relied solely upon its own investigation and analysis, and the Purchaser acknowledges that, except for the representations and warranties of the Seller expressly set forth in Article 3 (including the Seller Disclosure Letter) or Section 4.10(c) to which the Purchaser is expressly relying upon, none of the Seller or any of the Unwired Planet Companies nor any of their respective Representatives makes any other representation or warranty, either express or implied, on behalf of the Seller. Without limiting the generality of the foregoing, none of the Seller or any of the Unwired Planet Companies, any of their respective Representatives, or any other Person has made a representation or warranty to the Purchaser with respect to (a) any projections, estimates or budgets for the Unwired Planet Companies or (b) any material, documents or information relating to the Seller or any of the Unwired Planet

  Companies made available to the Purchaser or its Representatives in any "data room," confidential memorandum, other offering materials or otherwise, except as expressly set forth in Article 3 (including the Seller Disclosure Letter) or Section 4.10(c).

(b)
In connection with the Purchaser's investigation of the Unwired Planet Companies, the Purchaser has received from the Seller and its Representatives certain projections and other forecasts, including but not limited to projected financial statements, cash flow items and other data of the Unwired Planet Companies and certain business plan information of the Unwired Planet Companies. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that the Purchaser and its Representatives shall have no claim against any Person with respect thereto. Accordingly, the Purchaser acknowledges that, without limiting the generality of this Section 2.8, none of the Seller, any Unwired Planet Company or any Person acting on behalf of the Seller or any Unwired Planet Company has made any representation or warranty with respect to such projections and other forecasts and plans.

3.
THE SELLER'S REPRESENTATIONS AND WARRANTIES.    Except as set forth in the Seller Disclosure Letter, the Seller represents and warrants to the Purchaser that as of the date hereof:

3.1
Organization, Standing and Authority.

(a)
The Seller and each Unwired Planet Company is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and the Seller and each Unwired Planet Company has all requisite power and lawful authority to own, lease and operate its business and assets as now conducted.

(b)
The Seller and each Unwired Planet Company is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect.

3.2
Authorization and Binding Obligation.    Except for the Stockholder Approval (as defined in Section 3.8), the execution and delivery of this Agreement by the Seller and the performance of the Seller's obligations hereunder and the consummation by the Seller of the Transactions do not require the approval or consent of any stockholder, member or manager of the Seller or any Unwired Planet Company and have been duly authorized by all necessary actions on the part of the Seller and each Unwired Planet Company. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms except to the extent limited by the Enforceability Exceptions.

3.3
Absence of Conflicts.    The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the Transactions (a) do not conflict with the Seller's or any Unwired Planet Company's organizational or governing documents and (b) do not conflict with, result in a breach or violation of, or constitute a default under any Order applicable to the Seller or any Unwired Planet Company. Except for the

  Consents described in Section 3.3 of the Seller Disclosure Letter, no Consent is required in connection with the execution and delivery of this Agreement by the Seller, the performance of its obligations hereunder or the consummation of the Transactions.

3.4
Legal Actions.    There are no Legal Actions in progress, pending or, to the Seller's knowledge, threatened by or against the Seller, any of the Unwired Planet Companies or any of their respective Affiliates that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions, and to the Seller's knowledge, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Legal Action.

3.5
Business and Operations.

(a)
(i)           UPLLC is a Nevada limited liability company formed by the Seller on September 13, 2012, and is owned ninety-five percent by Sub 2 and five percent by Sub 1. Sub 1 is a Delaware corporation formed by the Seller on September 13, 2012, and Sub 2 is a Delaware limited liability company formed by the Seller on September 13, 2012 and each is wholly-owned by the Seller. Unwired Planet Ireland is a wholly-owned Subsidiary of UPLLC and the only Subsidiary of UPLLC. Except for owning the interests in UPLLC and in the case of Sub 2, managing UPLLC, neither Sub 1 nor Sub 2 (A) has conducted any other business, operations or activities, (B) owns any other assets or properties or (C) has any liabilities or obligations of any kind or is a party to or bound by any Contract, other than the Master Sale Agreement and the Ancillary Agreements (as defined in the Master Sale Agreement) to which it is a party. The Seller has made available to the Purchaser true correct and complete copies of the organizational documents (as currently in effect) and the minute books of each Unwired Planet Company. No Unwired Planet Company is in violation of its organizational documents as currently in effect.

(ii)          All of the shares of Sub 1, the membership interests of Sub 2 and UPLLC, and the equity interests of Unwired Planet Ireland are owned beneficially and of record, directly or indirectly, by the Seller free and clear of Liens (other than Liens in favor of E Sub), and were issued in compliance with all applicable Laws and no shares, membership interests or other equity interests of any of the Unwired Planet Companies were issued in violation of any agreement, arrangement or commitment to which the Seller or any Unwired Planet Company is a party or is subject to or in violation of any preemptive or similar rights of any Person. Except for the 100 outstanding shares of Sub 1, 100% of the outstanding membership interests of Sub 2, the 100 outstanding membership interests of UPLLC, and the 1,000 outstanding equity interests of Unwired Planet Ireland, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock, membership interests or other equity interests of any of the Unwired Planet Companies or obligating any of the Unwired Planet Companies to issue or sell any shares of capital stock, membership interests or other equity interests of, or any other interest in, any of the Unwired Planet Companies, other than in favor of E Sub under the terms of the Ancillary Agreements. No Unwired Planet Company has any outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the capital stock, membership interests or other equity interests of any of the Unwired Planet Companies, other than in favor of E Sub under the terms of the Ancillary Agreements.

(iii)         Except for owning the Patents, commencing and conducting the business of licensing and enforcing rights under the Patents and the Legal Actions with respect to the Patents and infringement thereof and the incurrence of expenses in connection therewith, or as otherwise described on Section 3.5(b) or Section 3.5(g) of the Seller Disclosure Letter, (A) since its formation UPLLC has conducted no other business, operations or activities and owns no other assets or properties and (B) since January 1, 2013, Unwired Planet Ireland has conducted no other business, operations or activities and owns no other assets or properties.

(b)
Section 3.5(b) of the Seller Disclosure Letter contains a true, complete and correct copy of the unaudited consolidated balance sheet of UPLLC as of 29 February 2016 (the "Interim Balance Sheet"), which has been prepared in conformity with GAAP applied on a consistent basis, subject to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes that, if presented, would not differ materially from those presented in audited financial statements, and fairly presents the financial position of UPLLC in all material respects as of the date thereof. The Unwired Planet Companies have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except (a) those which are adequately reflected or reserved against in the Interim Balance Sheet as of the date of the Interim Balance Sheet, (b) those which are incurred under any Material Contract and (c) those which have been incurred in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet and which are not, individually or in the aggregate, material in amount; provided, however, that no liability of any of the Unwired Planet Companies that may arise from the settlement of the Intercompany Rec/Pay set forth in the Interim Balance Sheet in the amount of $25,499,235 shall be deemed to have been incurred in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet.

(c)
(i)           Section 3.5(c) of the Seller Disclosure Letter lists all Patents owned by any Unwired Planet Company (A) as of the date of this Agreement and (B) solely to the extent the ownership or exclusive license was transferred pursuant to the Master Sale Agreement. Section 3.5(c) of the Seller Disclosure Letter also lists all other Intellectual Property and domain names owned by or exclusively licensed to any Unwired Planet Company as of the date of this Agreement. The Patents set forth on Section 3.5(c) of the Seller Disclosure Letter represent all of the Patents acquired by the Unwired Planet Companies pursuant to the Master Sale Agreement and no Unwired Planet Company owns or has any exclusive license to any other Patents. Immediately prior to the consummation of the Transactions, one of the Unwired Planet Companies is the rightful owner of the Patents set forth on Section 3.5(c) of the Seller Disclosure Letter solely to the extent the ownership or exclusive license was transferred pursuant to the Master Sale Agreement and (1) to the knowledge of the Seller, subject to the rights retained by any inventor of any LME Specified Patent (as defined in the Master Sale Agreement) included on Section 3.5(c) of the Seller Disclosure Letter under applicable Law who otherwise assigned all of such inventor's right, title and interest in such LME Specified Patent to LME or one of its Affiliates (or any predecessor-in-interest thereto), no such LME Specified Patent is jointly owned with any third party and (2) subject to the rights retained by any inventor of any UP Assigned Patent (as defined in the Master Sale Agreement) included on Section 3.5(c) of the Seller Disclosure Letter under applicable Law who otherwise assigned all of such inventor's right, title and interest in such UP Assigned Patent to the Seller or the predecessor-in-interest to the Seller, no such UP Assigned Patent is jointly owned with any third party. The UP Assigned Patents that were assigned to UPLLC pursuant to the UP Patent Contribution Agreement (as defined in the Master Sale Agreement) constituted all of the Patents owned or controlled by the Seller and its Affiliates as of the date of the Master Sale Agreement.

(ii)          Each Patent set forth on Section 3.5(c) of the Seller Disclosure Letter is current as of the date of this Agreement as to any and all maintenance and prosecution fees owed to the applicable patent office or Governmental Authority for such Patent located anywhere in the world.

(d)
Section 3.5(d) of the Seller Disclosure Letter lists all pending Legal Actions as of the date of this Agreement to which any Unwired Planet Company is a party or by which any Unwired Planet Company's assets are bound or to which any Unwired Planet Company's directors, officers, members or managers are a party (in their capacity as such).

(e)
(i)           Section 3.5(e) of the Seller Disclosure Letter lists, as of the date of this Agreement, all Liens on any asset of any Unwired Planet Company arising out of any Contract to which the Seller or an Unwired Planet Company is a party and, except for the Liens described on Section 3.5(e) of the Seller Disclosure Letter, the execution and delivery of this Agreement by the Seller and the performance of its obligations hereunder do not and will not result in the incurrence of any Lien on the Patents listed on Section 3.5(c) of the Seller Disclosure Letter or any other asset of any of the Unwired Planet Companies as a result of any Contract entered into by the Seller in connection with the Transactions. The Seller represents that (1) using the list of company names set forth on Section 3.5(e) of the Seller Disclosure Letter (the "Named Entities"), to the knowledge of the Seller as of the consummation of the transactions under the Master Sale Agreement, LME provided all patent agreements that materially encumbered and materially adversely impacted UPLLC's ability to derive value from the Ericsson Assigned Patents (as defined in the Master Sale Agreement) included on Section 3.5(c) of the Seller Disclosure Letter, taken as a whole, between LME or its Affiliates, on the one hand, and the Named Entities, on the other hand to the Third Party Reviewer (as defined in the Master Sale Agreement) and (2) the Seller provided to the Third Party Reviewer all agreements, between itself and its Affiliates, on the one hand, and any third party, on the other hand that, as of the consummation of the transactions under the Master Sale Agreement (A) materially encumber and materially adversely impact UPLLC's ability to derive value from the UP Assigned Patents included on Section 3.5(c) of the Seller Disclosure Letter (taken as a whole or any material part thereof) or (B) materially encumber (or will materially encumber after the Closing) and materially adversely impact (or will materially adversely impact after the Closing) UPLLC's ability to derive value from the Ericsson Assigned Patents as a consequence of the execution by the Seller of either the Master Sale Agreement or this Agreement.

(ii)          For purposes of this Section 3.5(e), (1) none of the following licenses or rights shall be deemed, individually or in the aggregate, to be material Liens on the Ericsson Assigned Patents included on Section 3.5(c) of the Seller Disclosure Letter: any license or right to any Ericsson Assigned Patents granted (A) by operation or Law or equity, (B) implicitly, (C) through the sale or other transfer of products or services, (D) by or through a third party, including grants from a standards organization or licenses to any of the Ericsson Assigned Patents, (E) under or in connection with any joint venture or joint research, development, marketing or sales agreement with any Person or (F) to any Person other than the Named Entities and (2) the Seller shall have no liability of any kind for any inaccuracy or breach of the representation set forth in this Section 3.5(e) with respect to (A) the Ericsson Assigned Patents included on Section 3.5(c) of the Seller Disclosure Letter as a result of or arising from any change after the consummation of the transactions under the Master Sale Agreement in any applicable Laws, rules or regulations of, or any commitments to, any Governmental Authority or standard setting body (including 3GPP, ETSI and ARIB), or interpretations applicable thereto or (B) the UP Assigned Patents included on Section 3.5(c) of the Seller Disclosure Letter as a result of or arising from commitments to any standard setting body.

(f)
Section 3.5(f) of the Seller Disclosure Letter contains a true, correct and complete copy of the disclosure provided by LME and E Sub to the Seller with respect to Liens on Patents contributed by LME to UPLLC. Prior to Closing, except as set forth in, or permitted by, the LME Patent Assignment Agreement, the UPLLC License, any other Ancillary Agreement (as such terms are defined in the Master Sale Agreement) or the Ericsson Consent, the Seller has not granted any license, release or covenant not to sue or assert under any of the Patents included on Section 3.5(c) of the Seller Disclosure Letter to LME, any of its Affiliates or any other Person, and neither LME, the Seller nor any of their respective Affiliates will as of the Closing Date retain any rights under any of the Patents included on Section 3.5(c) of the Seller Disclosure Letter.

(g)
(i)           Section 3.5(g) of the Seller Disclosure Letter lists each Material Contract to which an Unwired Planet Company is a party or by which its assets are bound as of the date of this Agreement. Each Material Contract is valid and binding on the Unwired Planet Company that is a party thereto in accordance with its terms and is in full force and effect. None of the Unwired Planet Companies or, to the Seller's knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any written notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to the Purchaser. Except with respect to any Excluded Matter, the contracts listed in Section 3.5(g) of the Seller Disclosure Letter constitute all Contracts of the Seller that are material to the Unwired Planet Companies and necessary, useful or ancillary to the business of the Unwired Planet Companies as currently conducted.

(ii)          Section 3.5(g) of the Seller Disclosure Letter lists each Contract under which the Unwired Planet Companies receive any payments, fees, revenues or other amounts or consideration of any kind, including under Patent licenses, covenants not to assert, releases from past infringement, technology licenses and Patent sales, transfers, assignments, settlements, arbitrations, litigations, other enforcement actions or any other activities of the Unwired Planet Companies.

(h)
All Tax Returns required to be filed on or before the Closing Date by the Unwired Planet Companies have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all material respects. All Taxes due and owing by the Unwired Planet Companies (whether or not shown on any Tax Return) have been, or will be, timely paid. The Unwired Planet Companies have withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law. No claim has been made by any Governmental Authority that has not been resolved in any jurisdiction where the Unwired Planet Companies do not file Tax Returns that any of the Unwired Planet Companies is, or may be, subject to Tax by that jurisdiction. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Unwired Planet Companies. All Tax deficiencies asserted, or Tax assessments made, against the Unwired Planet Companies as a result of any examinations by any Governmental Authority have been fully paid. The Unwired Planet Companies are not a party to any Legal Actions by any Governmental Authority with respect to Taxes. There are no pending or to the knowledge of the Seller threatened Legal Actions by any Governmental Authority with respect to Taxes. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Unwired Planet Companies. The Unwired Planet Companies are not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement. No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any Governmental Authority with respect to the Unwire Planet Companies. The Unwired Planet Companies have no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor. The Unwired Planet Companies are not, and have not been, a party to, or a promoter of, a "reportable transaction" within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4. Section 3.5(h) of the Seller Disclosure Letter sets forth all foreign jurisdictions in which the Unwired Planet Companies are subject to Tax, are engaged in business or have a permanent establishment. The Unwired Planet Companies have not entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. The Unwired Planet Companies have not transferred an intangible asset, the transfer of which would be subject to the rules of Section 367(d) of the Code. The Unwired Planet Companies will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of: (A) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (B) an installment sale or open transaction occurring on or prior to the Closing Date; (C) a prepaid amount received on or before the Closing Date; (D) any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law; or (E) any election under Section 108(i) of the Code.

(i)
Upon consummation of the Transactions, (A) the Purchaser will own all of the outstanding equity interests in each Holding Company free and clear of Liens (other than Liens incurred by or suffered to exist by the Purchaser or its Affiliates), (B) all of the outstanding equity interests in UPLLC will be owned by the Holding Companies free and clear of all Liens (other than Liens incurred by or suffered to exist by the Purchaser or its Affiliates) and (C) all of the outstanding equity interests in Unwired Planet Ireland will be owned by UPLLC free and clear of all Liens (other than Liens incurred by or suffered to exist by the Purchaser or its Affiliates, or Liens in favor of E Sub).

(j)
Section 3.5(j) of the Seller Disclosure Letter contains a true, correct and complete list of all persons who are employees, independent contractors or consultants of any Unwired Planet Company as of the date hereof, including any employee who is on leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (A) name; (B) title or position (including full or part time); (C) hire date; (D) current annual base compensation rate; (E) commission, bonus or other incentive-based compensation; and (F) a description of the fringe benefits provided to such individual as of the date hereof. As of the date hereof, all compensation, including wages, commissions and bonuses, payable to all employees, independent contractors or consultants of the Unwired Planet Companies for services performed on or prior to the date hereof have been paid in full (or accrued in full on the Interim Balance Sheet and there are no outstanding agreements, understandings or commitments of any Unwired Planet Company with respect to any compensation, commissions or bonuses. All officers, directors, and managers of each of the Unwired Planet Companies are set forth on Section 4.7 of the Seller Disclosure Letter. The Unwired Planet Companies are and have been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Unwired Planet Companies, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers' compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by the Unwired Planet Companies as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees of the Unwired Planet Companies classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. There are no Legal Actions against the Unwired Planet Companies pending, or to the Seller's knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of the Unwired Planet Companies, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

(k)
Each of the Unwired Planet Companies has complied, and is now complying, in all material respects, with all Laws applicable to it or its business, properties or assets. All material Permits required for the Unwired Planet Companies to conduct their business have been obtained and are valid and in full force and effect. All fees and charges with respect to such material Permits as of the date hereof have been paid in full. Section 3.5(k) of the Seller Disclosure Letter lists all current material Permits issued to the Unwired Planet Companies, including the names of the material Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

(l)
From the date of the Interim Balance Sheet to the date of this Agreement, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to any Unwired Planet Company, any: (A) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) event, occurrence or development that would be prohibited by Section 4.1 if taken after the date of this Agreement.

(m)
Except with respect to any of the Excluded Matters, (A) the Intellectual Property, furniture, equipment and other items of tangible personal property currently owned or licensed by the Unwired Planet Companies, together with all other assets and properties of the Unwired Planet Companies, are sufficient for the continued conduct of the business of the Unwired Planet Companies after the Closing in substantially the same manner as conducted prior to Closing and (B) constitute all of the rights, property and assets necessary to conduct the business of the Unwired Planet Companies as currently conducted.

(n)
(i)           The Unwired Planet Companies do not own any real property. The Unwired Planet Companies have good and valid title to, or a valid leasehold interest in, all real and personal property and other assets (excluding any Intellectual Property, which is addressed in Sections 3.5(c) and (e)) reflected in the Interim Balance Sheet or acquired after the date of the Interim Balance Sheet, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet. All such properties and assets (including leasehold interests) are free and clear of Liens except for the following: (A) Liens for Taxes not yet due and payable and (B) mechanics, carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Unwired Planet Companies.

(ii)          Section 3.5(n)(ii) of the Seller Disclosure Letter lists (A) the street address of each parcel of real property leased by the Unwired Planet Companies; and (B) the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property. The Seller has delivered or made available to the Purchaser true, complete and correct copies of all leases affecting the leased real property. None of the Unwired Planet Companies is a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased real property.

(o)
Section 3.5(o) of the Seller Disclosure Letter contains a true and complete list of each Benefit Plan that will remain in effect with respect to any Unwired Planet Company as of the Closing Date. With respect to each such Benefit Plan, The Seller has made available to the Purchaser accurate, current and complete copies of each Benefit Plan. Each Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liabilities to the Purchaser or any of Unwired Planet Companies other than ordinary administrative expenses typically incurred in a termination event. The Unwired Planet Companies have no commitment or obligation and have not made any representations to any employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the Transactions or otherwise. No Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason, and none of the Unwired Planet Companies has any liability to provide post-termination or retiree welfare benefits to any individual or ever represented, promised or contracted to any individual that such individual would be provided with post-termination or retiree welfare benefits. There is no pending or, to the Seller's knowledge, threatened Legal Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority, except for any such matter that would not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect.

(p)
The minute books and stock/membership interest record books of the Unwired Planet Companies, all of which have been made available to the Purchaser, are complete and correct. The minute books of the Unwired Planet Companies contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, members, board of directors, managers and any committees of the board of directors or managers of the Unwired Planet Companies, as the case may be, and no meeting, or action taken by written consent, of any such stockholders, members, board of directors, managers or committees has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be delivered to the Purchaser. Section 3.5(p) of the Seller Disclosure Letter contains a list of all the bank and securities accounts and safe deposit boxes of the Unwired Planet Companies and the names of the individuals having signature authority with respect thereto or access thereof.

3.6
No Broker.    The Seller has no any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transactions for which the Purchaser or any Unwired Planet Company could become liable for.

3.7
Solvency.    The Seller is not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Seller or of any of the Unwired Planet Companies.

  Immediately following the Closing after giving effect to the Transactions, the Seller will not have been rendered insolvent.

3.8
Vote Required.    The only vote of stockholders of the Seller or any Unwired Planet Company required to consummate the Transactions is the approval by a majority of the outstanding shares of common stock, par value $0.0001 per share, of the Seller, of (a) the Transactions and (b) the change of the Seller's corporate name in an amendment of its certificate of incorporation (the "Stockholder Approval").

3.9
Board Recommendation.    The board of directors of the Seller has resolved to recommend that the stockholders of the Seller approve the Transactions and the change of the Seller's corporate name, and that recommendation has not been rescinded, modified or amended as of the date of this Agreement.

4.
COVENANTS.

4.1
Conduct of Business.    From the date hereof until the earlier of the Closing Date or the termination of this Agreement, the Seller shall and shall cause the Unwired Planet Companies to (a) conduct their business in the ordinary course of business consistent with past practice and (b) use reasonable best efforts to maintain, preserve intact and enhance their current organization, business, goodwill, value, future prospects and all business relationships for the benefit of the Purchaser. In furtherance of (and without limiting) the foregoing covenant, except as provided in this Agreement, to the fullest extent permitted under applicable Law or Contract, from the date hereof until the earlier of the Closing Date or the termination of this Agreement, the Seller shall and shall cause the Unwired Planet Companies to:

(a)
use commercially reasonable efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers, counsel, licensors, licensees, and others having business dealings with them;

(b)
maintain their working capital (including paying payables and collecting receivables), incur and discharge their obligations in a manner no worse than the ordinary course of business consistent with past practice;

(c)
assure that each of their Contracts entered into on, or after the date of this Agreement will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Transactions;

(d)
not cause or permit any amendments to its organizational documents;

(e)
not declare or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of any of their respective capital stock or membership interests, or split, combine or reclassify any of their respective capital stock or membership interests or issue or authorize the issuance of any securities, including in respect of, in lieu of or in substitution for shares of their capital stock or membership interests, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of their capital stock or membership interests;

(f)
not enter into any Material Contract, or amend or otherwise modify or waive in any material respect any of the terms of any Material Contracts;

(g)
not hire any employees or engage any consultants or enter into, or extend the term of, any employment or consulting agreement with any Person;

(h)
not make any loans or advances to, or any investments in or capital contributions to, any Person, or forgive or discharge in whole or in part any outstanding loans or advances other than advances for business expenses or litigation costs;

(i)
not transfer or license to any Person any rights to any Intellectual Property;

(j)
not sell, lease, license or otherwise dispose of or encumber any of its properties or assets;

(k)
not pay, discharge or satisfy, in an amount in excess of $100,000 in any one case or $250,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (i) arising in the ordinary course of business and not in violation of this Agreement and (ii) payment, discharge or satisfaction of liabilities when due of all such items reflected or fully provided for in the Interim Balance Sheet;

(l)
not make any capital expenditures or commitments, capital additions or capital improvements;

(m)
maintain the amount or scope of any insurance coverage provided by existing insurance policies;

(n)
not adopt or amend any Benefit Plan or amend any compensation, benefit, entitlement, grant or award provided or made under any such Benefit Plan, except in each case as required by applicable Law or as necessary to maintain the qualified status of such plan under the Code;

(o)
not increase the salaries or wage rates of its employees or grant any severance or termination pay to any Person;

(p)
adopt or change any accounting method in respect of Taxes, file any material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of a material amount of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(q)
prosecute or otherwise protect the Patents in a manner that is consistent with past practice;

(r)
not enter into any Contract or transaction in which any officer or non-employee director of the Seller or any Unwired Planet Company (or any member of the immediate family of such officer or director), has an interest under circumstances that would require disclosure under Item 404 of Regulation S-K if such provision were applicable to such company;

(s)
maintain all material Permits;

(t)
perform in all material respects all obligations under all Contracts relating to or affecting their properties, assets or business;

(u)
maintain their books and records in accordance with past practice;

(v)
comply in all material respects with all applicable Laws;

(w)
not incur any indebtedness, guarantee any indebtedness of any Person or suffer to exist or incur any Lien (other than Liens existing as of the date of this Agreement);

(x)
maintain the properties and assets owned, operated or used by the Unwired Planet Companies in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(y)
not settle any pending Legal Action, including any Legal Action set forth in Section 3.5(d) of the Seller Disclosure Letter, or initiate any other Legal Action in respect of the unauthorized infringement of the assets of the Unwired Planet Companies; and

(z)
except as set forth on Section 4.1(z) of the Seller Disclosure Letter, not to pay any obligation of the Seller, including under the terms of any Contract between the Seller and any Unwired Planet Company, notwithstanding any other term or provision of this Agreement.

The Seller may request a waiver of any of the restrictions in Section 4.1(b) to Section 4.1(z) and the Purchaser shall respond to any such request within sixty days after its receipt of any such request.

4.2
Access to Information.    Until the earlier of the Closing Date or the termination of this Agreement, each party will afford the other party and its Representatives, reasonable access to its properties, personnel, advisors, books and records in order that they may have the opportunity to make such investigations as they may desire of the affairs of the disclosing party. Each party will cause its officers, employees, consultants, accountants and counsel to furnish additional financial and operating data and other information and respond to such inquiries as the other party and its Representatives may, from time to time, reasonably request. Each party will promptly notify the other party of any event (the occurrence or non-occurrence of which) is likely to cause any of its representations and warranties to be untrue, constitutes a breach of any of its covenants in this Agreement or is likely to cause any condition in Article 5 not to be satisfied on a timely basis. Notwithstanding any of the foregoing, nothing herein shall require the Seller of any of the Unwired Planet Companies to disclose any information to the Purchaser if such disclosure would, in the reasonable judgment of the Seller, (i) cause significant competitive harm to the Seller or any of the Unwired Planet Companies if the Transactions are not consummated, (ii) violate applicable Law or the provisions of any agreement to which the Seller or any Unwired Planet Company is a party as of the date of this Agreement (as long as the Seller has used commercially reasonable efforts to obtain the consent of the other party to the agreement), or (iii) constitute a waiver of the attorney-client or other privilege held by the Seller or any of the Unwired Planet Companies.

4.3
Reasonable Efforts.    Each party will (and will cause its Subsidiaries and Affiliates to) use commercially reasonable efforts to do, or cause to be done, all things necessary or advisable to consummate the Transactions (including satisfying the conditions in Article 5) as soon as practicable, including (a) preparing and filing as promptly as practicable all documentation to obtain all necessary Permits and other documents and to obtain as promptly as practicable all Consents necessary or advisable to be obtained from any third party or Governmental Authority in order to consummate the Transactions, (b) taking all commercially reasonable steps to obtain such Permits and Consents, (c) making all deliveries listed in Section 5.2(h) and Section 5.3(d) of the Seller Disclosure Letter, (d) terminating all intercompany Contracts between the Seller and any Unwired Planet Company and (e) not taking any action which could be expected to have the effect of preventing or delaying the consummation of the Transactions; provided that such commercially reasonable efforts will not include payment of a fee or agreeing to amend or modify any Contract to obtain a Consent in a manner that is less favorable to such party than prior to the amendment or modification, other than Purchaser making the required payment under the

  Ericsson Consent. The Purchaser shall not take any action that could result in its representation provided in Section 2.7 to fail to be true in any respect.

4.4
Publicity.    The initial press release by the Seller with respect to the execution of this Agreement has been approved by the Purchaser. Thereafter, neither the Purchaser nor the Seller (nor any of their respective Affiliates) shall issue any other press release or make any other public announcement with respect to this Agreement or the Transactions without the prior review and approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed), except as may be required by Law or by any listing agreement, in which case the party proposing to issue such press release or make such public announcement shall use its commercially reasonable efforts to consult in good faith with the other party before making any such public announcements; provided, that the Seller will not be required to obtain the prior approval of or consult with the Purchaser in connection with any such press release or public announcement if the Seller's board of directors has effected a Change of Recommendation (as defined in Section 4.11(d) upon compliance with the limitations on such changes in this Agreement.

4.5
Employees.

(a)
The Seller will use all commercially reasonable efforts to assist the Purchaser in hiring any employees of the Seller or any Unwired Planet Company that the Purchaser desires to employ. The Seller shall not be required to pay any money or other compensation under this provision. The Purchaser shall not be required to hire any employees of the Seller or continue employment of any employees of any Unwired Planet Company.

(b)
The Purchaser will not assume any Benefit Plan of the Seller or any Unwired Planet Company.

(c)
The Seller will be solely responsible for severance of any of its or the Unwired Planet Companies' employees that the Purchaser does not retain as employees after the Closing.

(d)
If desired by the Purchaser, the Seller will facilitate the transfer of the Seller's Contract with its professional employment organization to the Purchaser or the Unwired Planet Companies.

4.6
Notice of Certain Events.

(a)
From the date hereof until the Closing, the Seller shall promptly notify the Purchaser in writing of:

(i)           any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Seller hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 5.1 or Section 5.2 to be satisfied;

(ii)          any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the Transactions;

(iii)         any notice or other communication from any Governmental Authority in connection with the Transactions; and

(iv)         any Legal Actions commenced or, to the Seller's knowledge, threatened against, relating to or involving or otherwise affecting the Seller or any of the Unwired Planet Companies (including any transaction litigation brought by a stockholder of the Seller) that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.5(d) or that relates to the consummation of the Transactions.

(b)
The Purchaser's receipt of information pursuant to this Section 4.6 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Seller in this Agreement (including Section 6.1(d) and Section 7.1(a)) and shall not be deemed to amend or supplement the Seller Disclosure Letter.

4.7
Resignations.    The Seller shall deliver to the Purchaser written resignations, effective as of the Closing Date, of the officers, directors, and managers of each of the Unwired Planet Companies set forth on Section 4.7 of the Seller Disclosure Letter.

4.8
Books and Records.

(a)
Following the Closing, the Purchaser shall and shall cause the Unwired Planet Companies to:

(i)           retain the books and records (including personnel files) of the Unwired Planet Companies relating to periods prior to the Closing in a commercially reasonably manner; and

(ii)          upon reasonable notice, afford the Representatives of the Seller access (including the right to make, at the Seller's expense, photocopies and to copy computer files in native format), during normal business hours, to such books and records;

(b)
Following the Closing, the Seller shall:

(i)           retain the books and records (including personnel files) of the Seller which relate to the Unwired Planet Companies and their operations for periods prior to the Closing; and

(ii)          upon reasonable notice, afford the Representatives of the Purchaser or the Unwired Planet Companies access (including the right to make, at the Purchaser's expense, photocopies and to copy computer files in native format), during normal business hours, to such books and records;

(c)
Neither the Purchaser nor the Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 4.8 where such access would violate any Law.

4.9
Legal Matters.

(a)
To the extent permitted by applicable Law or Contract, until the earlier of the Closing or the termination of this Agreement, the Seller shall cause the Unwired Planet Companies to provide the Purchaser (i) the right to consent to any settlement of any pending Legal Action of the Unwired Planet Companies, (ii) notice of any material communication from any counter-party to any pending Legal Action of the Unwired Planet Companies and (iii) the right to consent to new Legal Actions in respect of the unauthorized infringement of the assets of the Unwired Planet Companies.

(b)
From and after the Closing, the Purchaser and the Unwired Planet Companies (i) shall provide all reasonable cooperation of the Unwired Planet Companies that is reasonably requested by the Seller in connection with any Legal Action and (ii) irrevocably waives any conflict arising out of the Seller's retention or access to counsel for the Unwired Planet Companies.

(c)
If any Unwired Planet Company shall receive the amount of the security posted by the Seller as described in Section 4.9(c) of the Seller Disclosure Letter, the Purchaser shall cause the Unwired Planet Company that receives that amount to promptly pay it to the Seller.

(d)
The Seller shall discharge when due its obligations under the Settlement Agreement with McKool Smith, P.C. described in Section 4.9(d) of the Seller Disclosure Letter.

(e)
If there is a Microsoft Amount, the Seller shall pay one half of the Microsoft Amount to UPLLC within ten days of receipt of the Microsoft Amount.

(f)
The Purchaser shall cause the Unwired Planet Companies to enter into, at the Closing, a joint defense agreement with the Seller on terms reasonable acceptable to the Unwired Planet Companies with respect to the case referred to in Section 4.9(f) of the Seller Disclosure Letter.

4.10
Stockholder Meeting; Proxy Statement.

(a)
The Seller shall take all action reasonably necessary under applicable Law, its organizational documents and the rules and regulations of NASDAQ to call, give notice of, convene and hold a meeting of its stockholders (including any adjournment or postponement thereof, the "Stockholder Meeting") as soon as practicable following the date hereof for the purpose of obtaining the Stockholder Approval. Unless this Agreement has been terminated per Section 6.1, the Seller's obligations under this Section 4.10 will not be affected by the commencement, public proposal, public disclosure or communication to the Seller of any Alternative Proposal or by the Seller's board of directors effecting any Change of Recommendation.

(b)
In connection with the Stockholder Meeting, as soon as practicable after the date hereof (but, in any event, no later than fifteen calendar days following the date of this Agreement) the Seller shall prepare and file with the Securities and Exchange Commission (the "SEC") a proxy statement relating to the Transactions, the change of the Seller's name and such other matters as the Seller's board of directors deems advisable (the "Proxy Statement") and furnish the information required to be provided to the stockholders of the Seller pursuant to the Delaware General Corporation Law and the Exchange Act. The Purchaser will provide the Seller with any information which may be reasonably requested by the Seller in order to effectuate the preparation and filing of the Proxy Statement per this Section 4.10 no later than ten calendar days following the date of this Agreement. The Purchaser and the Seller will each use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments from the SEC, and use all reasonable efforts to cause the Proxy Statement to be cleared for mailing under the Exchange Act as promptly as reasonably practicable after such filing. The Seller will notify the Purchaser promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Purchaser and the Seller, as the case may be, will promptly inform the others of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of the Seller such amendment or supplement. Each party shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. The Proxy Statement shall include the recommendation of the Seller's board of directors that the Seller's stockholders approve the Transactions and the Seller's name change (unless there has been a Change of Recommendation per Section 4.11(e)).

(c)
The Seller agrees that none of the information supplied or to be supplied, by or on behalf of the Seller or the Unwired Planet Companies for inclusion or incorporation by reference in the Proxy Statement, will, at the time the Proxy Statement or any amendment thereof or supplement thereto is first mailed to the stockholders of the Seller and at the time of the Stockholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholder Meeting any fact or event relating to the Seller or any of its Subsidiaries which should be set forth in an amendment or supplement to the Proxy Statement should be discovered by the Seller or should occur, the Seller shall, promptly after becoming aware thereof, inform the Purchaser of such fact or event. Notwithstanding the foregoing, no representation, warranty or covenant is made by the Seller with respect to statements made or incorporated by reference therein based on information supplied by the Purchaser for inclusion or incorporation by reference therein. The Seller agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(d)
The Purchaser agrees that none of the information supplied or to be supplied by or on behalf of the Purchaser for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement or any amendment thereof or supplement thereto is first mailed to the stockholders of the Seller and at the time of the Stockholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholder Meeting any fact or event relating to the Purchaser or any of its Affiliates which should be set forth in an amendment or supplement to the Proxy Statement should be discovered by the Purchaser or should occur, the Purchaser shall, promptly after becoming aware thereof, inform the Seller of such fact or event. Notwithstanding the foregoing, no representation, warranty or covenant is made by the Purchaser with respect to statements made or incorporated by reference therein based on information supplied by the Seller or the Unwired Planet Companies for inclusion or incorporation by reference therein.

4.11
Board Recommendation; Alternative Proposals.

(a)
From and after the date of this Agreement until the earlier of the Closing or the date on which this Agreement is terminated, the Seller and its Subsidiaries will not, and will use their reasonable best efforts to cause their respective officers, directors, employees and other Representatives not to, directly or indirectly (i) initiate, solicit, or knowingly take any action to facilitate or encourage, or participate or engage in any negotiations, inquiries or discussions with respect to any Alternative Proposal, (ii) in connection with any potential Alternative Proposal, disclose or furnish any nonpublic information or data to any Person concerning the Seller's business or properties or afford any Person other than the Purchaser or its Representatives access to its properties, books, or records, except as required by Law or pursuant to a governmental request for information, (iii) enter into or execute, or propose to enter into or execute, any agreement relating to an Alternative Proposal, or (iv) approve, endorse, recommend or make or authorize any public statement, recommendation, or solicitation in support of any Alternative Proposal. From and after the date of this Agreement, the Seller will, and will direct its Representatives to, cease immediately and cause to be terminated all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Alternative Proposal.

(b)
Notwithstanding anything to the contrary contained in this Agreement, if the Seller receives an Alternative Proposal that has not been solicited in violation of this Agreement, the Seller and its Representatives may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with, or furnish any nonpublic information to, any Person (but only after any such Person enters into a customary confidentiality agreement with the Seller which may not provide for an exclusive right to negotiate with the Seller and may not restrict the Seller from complying with this Section 4.11) making such Alternative Proposal and their respective Representatives and potential sources of financing, if prior to the Stockholder Approval (i) the Seller's board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Person has submitted to the Seller an Alternative Proposal that is, or would reasonably be expected to lead to, a Superior Proposal and (ii) the Seller's board of directors determines in good faith, after consultation with outside legal counsel, that the failure to participate in such discussions or negotiations or furnish such information, would reasonably be expected to be inconsistent with the fiduciary duties of the Seller's directors under applicable Law. In addition, nothing herein shall restrict the Seller from complying with its disclosure obligations with regard to any Alternative Proposal under applicable Law; provided, that the foregoing shall not permit the board of directors of the Seller to make a Change of Recommendation except as permitted by Section 4.11(e).

(c)
The Seller will as promptly as reasonably practicable (and in any event within two days after receipt) notify the Purchaser of the receipt by the Seller of any Alternative Proposal. The Seller shall notify the Purchaser, in writing, of any decision of its board of directors as to whether to consider any Alternative Proposal or to enter into discussions or negotiations concerning any Alternative Proposal or to provide non-public information with respect to the Seller to any Person, which notice shall be given as promptly as practicable after such determination was reached (and in any event no later than twenty four hours after such determination was reached). The Seller will (i) provide the Purchaser with written notice setting forth all such information as is reasonably necessary to keep the Purchaser informed in all material respects of the status and material terms of any such Alternative Proposal and of any material amendments thereto (including negotiations contemplated by Section 4.11(b)), (ii) keep the Purchaser informed as promptly as practicable with respect to any changes to the material terms of an Alternative Proposal submitted to the Seller (and in any event within forty eight hours following any such changes), including by providing a copy of all written proposals relating to any Alternative Proposal, (iii) promptly (and in any event within forty eight hours) following the provision of any non-public information of the Seller to any such Person, provide such information to the Purchaser (including by posting such information to an electronic data room), to the extent such information has not previously been provided or made available to the Purchaser and (iv) promptly (and in any event within twenty four hours of such determination) notify the Purchaser of any determination by the Seller's board of directors that such Alternative Proposal constitutes a Superior Proposal.

(d)
Subject to Sections 4.11(e) and 4.11(f), unless and until this Agreement has been terminated per Section 6.1, neither the board of directors of the Seller nor any committee thereof shall, directly or indirectly, (i)(A) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Purchaser, the approval or recommendation or declaration of advisability by the board of directors of the Seller or any such committee thereof of the Transactions or (B) approve, adopt, or recommend, or propose publicly to approve, adopt, or recommend, any Alternative Proposal (any action described in clause (A) or (B) being referred to as a "Change of

  Recommendation") or (ii) approve or recommend, or publicly propose to approve or recommend, or allow the Seller to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar agreement, arrangement, or understanding (A) constituting or related to, or that is intended to or would reasonably be expected to lead to, any Alternative Proposal or (B) requiring it to abandon, terminate, or fail to consummate the Transactions.

(e)
Notwithstanding the foregoing, prior to the Stockholder Meeting, the Seller's board of directors may, if the Seller's board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Seller's directors under applicable Law, make a Change of Recommendation, including to approve or recommend a Superior Proposal; provided, that:

(i)           The Seller notifies the Purchaser that it intends to take such action, which notice must specify the reasons for taking such action and, if applicable, the material terms and conditions of such proposal (it being understood that any amendment to the financial terms or any other material term of any such proposal will require a new notice and a new three-day response period); and

(ii)          The Purchaser shall not have proposed, within three Business Days after receipt of such notice from the Seller, to amend this Agreement to provide for terms which the board of directors of the Seller determines in good faith, after consultation with its outside legal counsel and financial advisors, (A) to cause the Superior Proposal to no longer constitute a Superior Proposal, if applicable, or (B) if the proposed Change of Recommendation is not in response to a Superior Proposal, that the failure to make a Change of Recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the Seller's directors under applicable Law.

(f)
Nothing in this Agreement shall prohibit the board of directors of the Seller from (i) taking and disclosing to the stockholders of a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, and (ii) making any disclosure to the stockholders of the Seller that the board of directors of the Seller determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with directors' fiduciary duties under applicable Law; provided, that the foregoing shall not permit the board of directors of the Seller to make a Change of Recommendation except as permitted by Section 4.11(e).

4.12
Tax Matters.

(a)
Without the prior written consent of the Purchaser, the Seller (and, prior to the Closing, the Unwired Planet Companies, their Affiliates and respective Representatives) shall not, to the extent it may affect, or relate to, the Unwired Planet Companies, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of the Purchaser or the Unwired Planet Companies in respect of any Post-Closing Tax Period. The Seller agrees that the Purchaser is to have no liability for any Tax resulting from any action of the Seller, the Unwired Planet Companies, their respective Affiliates or any of their respective Representatives, and agrees to indemnify and hold harmless the Purchaser (and, after the Closing Date, the Unwired Planet Companies) against any such Tax or reduction of any Tax asset.

(b)
All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the Transactions under this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by the Seller when due. The Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and the Purchaser shall cooperate with respect thereto as necessary). The Purchaser shall take any reasonable steps available under Law requested by the Seller to avoid or reduce such Taxes and fees.

(c)
The Purchaser shall prepare, or cause to be prepared, all Tax Returns required to be filed by any of the Unwired Planet Companies after the Closing Date with respect to a Pre-Closing Tax Period (including a Straddle Period). Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by the Purchaser to the Seller (together with schedules, statements and, to the extent requested by the Seller, supporting documentation) at least 30 days prior to the due date (including extensions) of such Tax Return. If the Seller objects to any item on any such Tax Return, it shall, within 10 days after delivery of such Tax Return, notify the Purchaser in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, the Purchaser and the Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items. If the Purchaser and the Seller are unable to reach such agreement within 10 days after receipt by the Purchaser of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within 20 days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by the Purchaser and then amended to reflect the Independent Accountant's resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by the Purchaser and the Seller. The preparation and filing of any Tax Return of any of the Unwired Planet Companies that does not relate to a Pre-Closing Tax Period (including a Straddle Period) shall be exclusively within the control of the Purchaser.

(d)
Any and all existing Tax sharing agreements (whether written or not) binding upon the Unwired Planet Companies shall be terminated as of the Closing Date. After such date neither any of the Unwired Planet Companies, the Seller nor any of the Seller's Affiliates and their respective Representatives shall have any further rights or liabilities thereunder.

(e)
In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(i)           in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(ii)          in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

(f)
The Purchaser and the Seller shall promptly notify each other upon receipt by such party of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Tax Period or a Straddle Period for which the Seller may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). The Purchaser shall control all Tax Matters. The Purchaser will provide the Seller with copies of all notices received with respect to any Tax Matter promptly upon receipt of such notice. The Seller may participate in any such Tax Matter at its own expense. If the Seller does not elect to participate in such Tax Matter, the Purchaser shall keep the Seller fully informed of all developments on a timely basis. The Purchaser shall not resolve any Tax Matter without the Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

5.
CONDITIONS.

5.1
Conditions to Each Party's Obligation to Effect the Transactions.    The obligations of the Purchaser and the Seller to consummate the Transactions are subject to the satisfaction (or waiver by the Purchaser and the Seller, if permissible under applicable Law) of the following conditions:

(a)
the Stockholder Approval shall have been obtained;

(b)
no Governmental Authority having jurisdiction over the Seller, the Unwired Planet Companies or the Purchaser shall have issued an Order or taken any other Legal Action enjoining or otherwise prohibiting consummation of the Transactions substantially on the terms contemplated by this Agreement;

(c)
the Noteholder Consent shall remain in full force and effect and no Legal Action with respect thereto shall have been commenced; and

(d)
no stop Order suspending the use of the Proxy Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC that have not been withdrawn.

5.2
Conditions to the Obligations of the Purchaser.    The obligations of the Purchaser to consummate the Transactions are subject to the satisfaction (or waiver by the Purchaser) of the following further conditions:

(a)
(i) each of the representations and warranties of the Seller (other than in Section 3.1, Section 3.2, Section 3.5(a)(ii), Section 3.5(g)(ii), Section 3.8 and Section 3.9) in Article 3 and Section 4.10(c) of this Agreement shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (unless any such representation or warranty addresses matters only as of a particular date or with respect to a specific period in which event such representation or warranty shall be so true and correct in all respects only as of such particular date or with respect to such specific period), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) each of the representations and warranties of the Seller contained in Section 3.1, Section 3.2, Section 3.5(a)(ii), Section 3.5(g)(ii), Section 3.8 and Section 3.9 shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (unless any such representation or warranty addresses matters only as of a particular date or with respect to a specific period in which event such representation or warranty shall be so true and correct in all respects only as of such particular date or with respect to such specific period);

(b)
the Seller shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder at or prior to the Closing;

(c)
all Consents, approvals or clearances listed in Section 3.3 of the Seller Disclosure Letter shall have been obtained;

(d)
all officers, directors, and managers of each of the Unwired Planet Companies set forth on Section 4.7 of the Seller Disclosure Letter shall have resigned effective as of the Closing;

(e)
all of the assets listed in Section 1.1(c) of the Seller Disclosure Letter shall continue to be owned by UPLLC and the Seller shall have all rights and obligations under the Contracts listed in Section 1.1(d) of the Seller Disclosure Letter;

(f)
all intercompany Contracts between the Seller and any Unwired Planet Company shall have been terminated as of the Closing Date;

(g)
the Purchaser shall have received a certificate signed by an authorized officer of the Seller (on behalf of the Seller and not in an individual capacity), dated as of the Closing Date, to the effect that the conditions in Section 5.2(a) and Section 5.2(b) have been satisfied;

(h)
the Seller shall have made each of the deliveries listed in Section 5.2(h) of the Seller Disclosure Letter; and

(i)
Since the date of this Agreement, there shall not have been any Material Adverse Effect or any event, change or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.3
Conditions to the Obligations of the Seller.    The obligations of the Seller to consummate the Transactions are subject to the satisfaction (or waiver by the Seller) of the following further conditions:

(a)
each of the representations and warranties of the Purchaser set forth in Article 2 and Section 4.10(d) shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (unless any such representation or warranty addresses matters only as of a particular date or with respect to a specific period in which event such representation or warranty shall be so true and correct only as of such particular date or with respect to such specific period);

(b)
the Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by the Purchaser at or prior to the Closing;

(c)
the Seller shall have received a certificate signed by an authorized officer of the Purchaser (on behalf of the Purchaser and not in an individual capacity), dated as of the Closing Date, to the effect that, to the knowledge of such officer, the conditions in Section 5.3(a) and Section 5.3(b) have been satisfied;

(d)
the Purchaser shall have made each of the deliveries listed in Section 5.3(d) of the Seller Disclosure Letter; and

(e)
the Ericsson Consent shall be in full force and effect and no Legal Action with respect thereto shall have been commenced.

5.4
Frustration of Closing Conditions.    Neither the Purchaser nor the Seller may rely, either as a basis for not consummating the Transactions or terminating this Agreement and abandoning the Transactions, on the failure of any condition in Section 5.1, 5.2 or 5.3, as the case may be, to be satisfied if such failure was proximately caused by a material breach of this Agreement by such party.

6.
TERMINATION.

6.1
Termination.    Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated (but the right to terminate this Agreement shall not be available to a party whose breach of its obligations under this Agreement is a proximate cause of the basis for termination under this Section 6.1 that the terminating party is relying upon) and the Transactions may be abandoned at any time prior to the Closing Date, whether before or after the Stockholder Approval:

(a)
by the mutual consent of the Purchaser and the Seller;

(b)
by either the Purchaser or the Seller:

(i)           if the Closing shall not have occurred on or prior to 15 July 2016 (the "Termination Date"); provided that if the SEC shall not have cleared the Proxy Statement by 10 June 2016, then the Seller may extend the Termination Date to 31 July 2016; or

(ii)          if any Governmental Authority having jurisdiction over the Purchaser, the Seller or an Unwired Planet Company shall have issued an Order or taken any other Legal Action, in each case, such that the condition in Section 5.1(b) would not be satisfied, and such Order or other Legal Action shall have become final and non-appealable; or

(iii)         if the Stockholder Meeting shall have concluded without the Stockholder Approval having been obtained.

(c)
by the Seller:

(i)           upon a breach of any covenant or agreement on the part of the Purchaser, or if any representation or warranty of the Purchaser shall be untrue, in any case such that the conditions in Section 5.3(a) or 5.3(b) would not be satisfied (assuming that the date of such determination is the Closing Date); provided, that if such breach is curable by the Purchaser through the exercise of commercially reasonable efforts and the Purchaser continues to exercise such commercially reasonable efforts, the Seller may not terminate this Agreement under this Section 6.1(c)(i) unless the Purchaser has not cured such breach within 15 days;

(ii)          after termination of the renegotiation period in Section 4.11(e)(ii), immediately prior to the Purchaser executing and delivering a definitive agreement embodying a Superior Proposal; or

(d)
by the Purchaser:

(i)           upon a breach of any covenant or agreement on the part of the Seller, or if any representation or warranty of the Seller shall be untrue, in any case such that the conditions in

  Section 5.2(a) or 5.2(b) would not be satisfied (assuming that the date of such determination is the Closing Date); provided, that if such breach is curable by the Seller through the exercise of commercially reasonable efforts and the Seller continues to exercise such commercially reasonable efforts, the Purchaser may not terminate this Agreement under this Section 6.1(d)(i) unless the Seller has not cured such breach within 15 days; or

(ii)          if the board of directors of the Seller shall have publicly disclosed a Change of Recommendation or approved or recommended a Superior Proposal.

6.2
Effect of Termination.

(a)
If this Agreement is terminated per Section 6.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made (other than in the case of termination pursuant to Section 6.1(a)), and this Agreement shall forthwith become null and void, and there shall be no damages or liability on the part of the Seller and the Purchaser or their respective Representatives. Article 8, this Section 6.2 and the Non-Disclosure Agreement shall survive termination of this Agreement. Nothing in this Section 6.2 shall relieve the Purchaser or the Seller from liability for actual common law fraud or willful and intentional (with the intent of breaching this Agreement) breach of this Agreement prior to such termination.

(b)
The Seller shall pay $2,000,000 (the "Termination Amount") by wire transfer within two Business Days following termination of this Agreement per Section 6.1(b)(iii), Section 6.1(c)(ii), Section 6.1(d)(i) or Section 6.1(d)(ii).

(c)
Notwithstanding anything to the contrary in this Agreement, the Purchaser's right to receive payment of a fee under this Section 6.2 shall, in the circumstances in which such fee is owed per this Section 6.2, constitute the sole and exclusive remedy of the Purchaser and its Affiliates (and any other Person) against the Seller and its Affiliates and Representatives for any Losses arising out of or related to this Agreement (or any breach of any representation, warranty, covenant, agreement or obligation contained herein and regardless of whether such breach is intentional, unintentional, willful or otherwise), the Transactions (or the abandonment thereof), the failure of the Closing to be consummated or in respect of any other agreement, document or theory of Law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise. Each party acknowledges that the covenants and agreements in this Section 6.2 are an integral part of the Transactions, and that without these covenants and agreements, the other party would not enter into this Agreement. All amounts not timely paid shall bear interest at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

7.
INDEMNIFICATION

7.1
Indemnification.

(a)
Subject to the limitations in this Article 7, the Seller shall indemnify and defend each of the Purchaser and its Affiliates (including the Unwired Planet Companies) and their respective Representatives and members (each of the foregoing, a "Purchaser Indemnified Person") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses arising out of, related to or otherwise by virtue of (i) any inaccuracy in or breach of any representation or warranty made by the Seller in this Agreement, the Seller Disclosure Letter, or any exhibit, schedule or certificate required to be delivered by the Seller to the Purchaser per this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date), (ii) any breach of or default in connection with any covenant, agreement or obligation to be performed by the Seller pursuant to this Agreement, (iii) any unreimbursed out-of-pocket expenses incurred by any Unwired Planet Company in connection with the Transactions, (iv) all Taxes of the Unwired Planet Companies or relating to the business of the Unwired Planet Companies for all Pre-Closing Tax Periods, (v) all Engagement Arrangement Obligations or (vi) the post-Closing operation of the business of the Seller and its respective Subsidiaries (other than relating to any of the Unwired Planet Companies), including (x) all obligations for any severance paid or payable to any employee of the Seller or any Unwired Planet Company not taken by the Purchaser and all obligations associated with the winding down of the Seller's office space in Reno, Nevada and (y) all obligations under the Leases notwithstanding the terms of the Assignment and Contribution Agreement.

(b)
Subject to the limitations in this Article 7, the Purchaser shall indemnify and defend each of the Seller and its Affiliates and their respective Representatives and stockholders (each of the foregoing, a "Seller Indemnified Person" and together with the Purchaser Indemnified Person, an "Indemnified Person") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses, arising out of, related to or otherwise by virtue of (i) any inaccuracy in or breach of any representation or warranty made by the Purchaser in this Agreement, or any exhibit, schedule or certificate required to be delivered by the Purchaser to the Seller per this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date), (ii) any breach of or default in connection with any covenant, agreement or obligation to be performed by the Purchaser pursuant to this Agreement or (iii) the post-Closing operation of the business of the Unwired Planet Companies.

7.2
Limitations on Liability; Exclusive Remedy.

(a)
The Purchaser Indemnified Persons may not recover any indemnifiable Losses in respect of any claim for indemnification under Section 7.1(a)(i) unless and until indemnifiable Losses in respect of indemnification under Section 7.1(a)(i) have been incurred, paid or properly accrued in an aggregate amount greater than $500,000 (the "Threshold"). Once the Threshold has been exceeded, the Purchaser Indemnified Persons will be entitled to recover all indemnifiable Losses (i.e., from the first dollar of such Losses) up to $10,000,000 of Losses for which indemnification may be claimed under Section 7.1(a)(i) (the "Cap"); provided, however, that any Losses caused by the breach of any representation or warranty made by the Seller under Sections 3.5(a)(ii), 3.5(c)(i), 3.5(e)(i), 3.5(g)(ii) or 3.5(h) shall not be subject to the Cap, but shall be subject to a cap of, and limited to, the amount of the Purchase Price, and no indemnification pursuant to Section 7.1(a)(i) or Section 7.1(a)(iv) for any Losses caused by the breach by the Seller of any representation or warranty under Sections 3.5(a)(ii), 3.5(c)(i), 3.5(e)(i), 3.5(g)(ii) or 3.5(h) or any indemnification pursuant to Section 7.1(a)(iv) shall exceed the amount of the Purchase Price. The Seller Indemnified Persons may not recover from the Purchaser in respect of any claim for indemnification unless and until indemnifiable Losses in respect of indemnification under Section 7.1(b)(i) have been incurred, paid or properly accrued in an aggregate amount greater than the Threshold. Once the Threshold has been exceeded, the Seller Indemnified Persons will be entitled to recover all indemnifiable Losses (i.e., from the first dollar of such Losses) in respect of indemnification under Section 7.1(b)(i) up to a maximum aggregate amount of all Losses not to exceed the amount of the Cap.

(b)
Except in the case of Losses from intentional misrepresentation of a fact constituting common law fraud, Losses in respect of indemnification claims under Section 7.1(a)(ii)-(vi) or for any Losses caused by the inaccuracy in or the breach of any representation or warranty made by the Seller under Sections 3.5(a)(ii), 3.5(c)(i), 3.5(e)(i), 3.5(g)(ii) or 3.5(h), the setoff of the amount of the Loss against the Holdback Amount will be the Purchaser Indemnified Persons' sole and exclusive remedy after the Closing Date for any Losses in respect of indemnification under Section 7.1(a)(i). The provisions of this Section 7.2 were specifically bargained for by the parties and were taken into account by them in arriving at the consideration provided in Section 1.2 and the terms and conditions of this Agreement and each of the parties hereto in approving this Agreement have specifically relied upon the provisions of this Section 7.2 in agreeing to the consideration provided in Section 1.2 and the terms and conditions of this Agreement.

(c)
The amount of any and all Losses shall be determined net of (i) any amounts recovered or recoverable by an Indemnified Person under insurance policies or other collateral sources (such as contractual indemnities of any Person which are contained outside of this Agreement) with respect to such Losses, in each case, net of costs of collection resulting from making any claim thereunder and (ii) any Tax benefits actually realized by the Indemnified Person with respect to such Losses in the year incurred.

(d)
Solely for purposes of the calculation of Losses pursuant to this Article 7 (and not with respect to whether any breach or inaccuracy has occurred), any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

(e)
If and to the extent the Purchaser shall assert a claim for indemnification against the Seller pursuant to Section 7.1(a)(ii), Section 7.1(a)(iii), Section 7.1(a)(iv), Section 7.1(a)(v) or Section 7.1(a)(vi), the Purchaser shall not be required to first seek indemnification pursuant to Section 7.1(a)(i) in respect of any breach of a representation or warranty arising from such matter.

(f)
This Article 7 applies only after the Closing Date and nothing in this Article will limit the liability of the Seller or the Purchaser if the Transactions are not consummated.

(g)
Neither the Purchaser Indemnified Persons nor the Seller Indemnified Persons shall be entitled to recover any diminution in value, punitive, exemplary, treble, lost profits, indirect, consequential or other special damages (collectively, "Special Damages") pursuant to this Article 7, unless such Special Damages are required to be paid to any Person who is not a party to this Agreement in connection with the final judicial resolution of a Third Party Claim.

7.3
Claim Period.    The period during which claims for indemnification pursuant to Section 7.1(a)(i), Section 7.1(a)(iii) and Section 7.1(b)(i) may be initiated (the "Claim Period") will commence at the Closing Date and terminate at the one year anniversary of the Closing Date; provided, however, that the expiration of the Claim Period shall not limit any claims for indemnification by a Purchaser Indemnified Person for any Losses caused by the inaccuracy or the breach of any representation or warranty made by the Seller under Sections 3.5(a)(ii), 3.5(c)(i), 3.5(e)(i), 3.5(g)(ii) or 3.5(h), all of which shall survive until thirty days after the expiration of the applicable statutes of limitations.

  Any claim for indemnification pursuant to Section 7.1(a)(i), Section 7.1(a)(iii) or Section 7.1(b)(i) asserted in good faith and in accordance with this Article 7 prior to the expiration of the Claim Period shall not thereafter be banned by the expiration of the Claim Period and such claims shall survive until finally resolved in accordance with this Article 7.

7.4
Claims.

(a)
Upon receipt by the party obligated to provide indemnification (the "Indemnifying Person") on or before the last day of the Claim Period of a certificate signed by any officer of the Indemnified Person (an "Officer's Certificate") (a) stating that an Indemnified Person has incurred, paid or properly accrued, or reasonably anticipates that it may incur, pay or properly accrue, Losses; (b) stating the amount of such Losses (which, in the case of Losses not yet incurred, paid or properly accrued, may be the maximum amount in good faith reasonably anticipated to be incurred, paid or properly accrued); and (c) specifying in reasonable detail (based upon the information then possessed by such Indemnified Person) the individual items of such Losses included therein and the nature of the claim to which such Losses relate, subject to Sections 7.2, 7.3, 7.5 and 7.6, the Indemnified Person will be entitled to indemnification hereunder.

(b)
After the expiration of the Claim Period, the Indemnified Person shall deliver the Officer's Certificate to the Indemnifying Person relating solely to claims not limited by Section 7.2 or Section 7.3.

7.5
Objections to Claims.    After the delivery of any Officer's Certificate to the Indemnifying Person pursuant to Section 7.4, the Indemnifying Person shall have a period of thirty days after receipt of that Officer's Certificate to object in a written statement to any claim made in the Officer's Certificate. Such statement must be received by the Indemnified Person before the expiration of such thirty-day period to be effective. After the expiration of such thirty-day period, if the Purchaser is the Indemnified Person, the Purchaser shall be permitted to setoff the amount of the Loss set forth in the Officer's Certificate against the then current balance of the Holdback Amount, but no such setoff may be made if and to the extent the Seller objects in a written statement to any claim made in the Officer's Certificate; provided, however, that if the Holdback Amount has been paid or the remaining balance of the Holdback Amount is not sufficient to satisfy the full amount of the Loss set forth in the Officer's Certificate, the Seller shall pay the Loss to the Purchaser within five Business Days (other than any Losses for any claim limited by Section 7.2). After the expiration of such thirty-day period, if the Seller is the Indemnified Person and the Purchaser shall have failed to object in a written statement to any claim made in the Officer's Certificate, the Purchaser shall pay the Loss to the Seller within five Business Days (other than any Losses for any claims limited by Section 7.2).

7.6
Resolution of Objections to Claims.

(a)
If the Indemnifying Person objects per Section 7.5 to any claim, the Indemnifying Person and the Indemnified Person will attempt in good faith during the period of thirty days thereafter to agree upon the rights of the respective parties with respect to each disputed claim.

(i)           If an agreement is reached with respect to claims pursuant to Section 7.1(a): (A) the Purchaser shall setoff the agreed upon amount of the Loss from the indemnification claim against the then current balance of the Holdback Amount; or (B) if the Holdback Amount has been paid or the remaining balance of the Holdback Amount is not sufficient to satisfy the full agreed upon amount of the Loss for the indemnification claim (other than any claim limited by Section 7.2), then the Seller shall pay the agreed upon amount of the Loss from the indemnification claim (or any balance thereof) to the Purchaser within five Business Days of the agreement.

(ii)          If an agreement is reached with respect to claims pursuant to Section 7.1(b), then the Purchaser shall pay the agreed upon amount of the Loss from the indemnification claim (other than any claim limited by Section 7.2) to the Seller within five Business Days of the agreement.

(b)
If no such agreement can be reached after good faith negotiation, a senior representative of the Seller and a senior representative of the Purchaser will meet within ten days of the expiration of such thirty-day period and negotiate in good faith for one full day with an impartial mediator in New York, New York.

(i)           If an agreement is reached through mediation with respect to claims pursuant to Section 7.1(a): (A) the Purchaser shall setoff the agreed amount of the Loss from the indemnification claim against the then current balance of the Holdback Amount; or (B) if the Holdback Amount has been paid or the remaining balance of the Holdback Amount is not sufficient to satisfy the full agreed upon amount of the Loss for the indemnification claim (other than any claim limited by Section 7.2), then the Seller shall pay the agreed upon amount of the Loss from the indemnification claim (or any balance thereof) to the Purchaser within five Business Days of the mediated agreement.

(ii)          If an agreement is reached through mediation with respect to claims pursuant to Section 7.1(b), then Purchaser shall pay the agreed upon amount of the Loss from the indemnification claim (other than any claim limited by Section 7.2) to the Seller within five Business Days of the mediated agreement.

(c)
If no agreement can be reached after good faith mediation, Section 8.4 will be followed. With respect to claims pursuant to Section 7.1(a), the Purchaser will be entitled to rely on a final non-appealable decision of the court, and setoff all Losses against the Holdback Amount to the extent of any remaining balance thereof in accordance therewith or, if the Holdback Amount has been paid or the remaining balance of the Holdback Amount is not sufficient to satisfy the full amount of the Losses, pursue all available remedies against the Seller (other than any claim limited by Section 7.2).

7.7
Third-Party Claims.

(a)
If any Indemnified Person receives notice of the assertion or commencement of any claim made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a "Third Party Claim") against such Indemnified Person with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Person shall give the Indemnifying Person reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Person of its indemnification obligations, except and only to the extent that the Indemnifying Person forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Person shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Person. The Indemnifying Person shall have the right to participate in, or by giving written notice to the Indemnified Person, to assume the defense of any Third Party Claim at the Indemnifying Person's expense and by the Indemnifying Person's own counsel, and the Indemnified Person shall cooperate in good faith in such defense; provided, that if the Indemnifying Person is the Seller, such Indemnifying Person shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a licensee of the Unwired Planet Companies, or (y) seeks an injunction or other equitable relief against the Indemnified Person. If the Indemnifying Person assumes the defense of any Third Party Claim, subject to Section 7.7(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Person. The Indemnified Person shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Person's right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Person, provided that if in the reasonable opinion of counsel to the Indemnified Person, (A) there are legal defenses available to an Indemnified Person that are different from or additional to those available to the Indemnifying Person; or (B) there exists a conflict of interest between the Indemnifying Person and the Indemnified Person that cannot be waived, the Indemnifying Person shall be liable for the reasonable fees and expenses of counsel to the Indemnified Person in each jurisdiction for which the Indemnified Person determines counsel is required. If the Indemnifying Person elects not to compromise or defend such Third Party Claim or fails to promptly notify the Indemnified Person in writing of its election to defend as provided in this Agreement, the Indemnified Person may, subject to Section 7.7(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. The Seller and the Purchaser shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of the Non-Disclosure Agreement) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)
Notwithstanding any other provision of this Agreement, the Indemnifying Person shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Person, except as provided in this Section 7.7(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Person and provides, in customary form, for the unconditional release of each Indemnified Person from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Person desires to accept and agree to such offer, the Indemnifying Person shall give written notice to that effect to the Indemnified Person. If the Indemnified Person fails to consent to such firm offer within 10 days after its receipt of such notice, the Indemnified Person may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Person as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Person fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Person may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Person has assumed the defense pursuant to Section 7.7(a), it shall not agree to any settlement without the written consent of the Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed).

7.8
Tax Treatment of Indemnification Payments.    All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

8.
MISCELLANEOUS.

8.1
Survival.    The representations and warranties in this Agreement will survive the Closing for a period of one year; provided, however, that the representations and warranties set forth in Sections 3.5(a)(ii), 3.5(c)(i), 3.5(e)(i), 3.5(g)(ii) or 3.5(h) shall survive until thirty days after the expiration of all applicable statutes of limitations. The covenants in this Agreement shall survive the Closing until their latest date for performance.

8.2
Expenses.    Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Transactions are consummated.

8.3
Choice of Law.    This Agreement and the Transactions will be governed by the Laws of the State of Delaware that are applicable to contracts made in and performed solely in Delaware.

8.4
Enforcement.

(a)
Any dispute arising under, related to or otherwise involving this Agreement or the Transactions will be litigated in the Court of Chancery of the State of Delaware. The parties agree to submit to the jurisdiction of the Court of Chancery of the State of Delaware and waive trial by jury. The parties do not consent to mediate any disputes before the Court of Chancery.

(b)
Notwithstanding the foregoing, if there is a determination that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over any dispute arising under this Agreement, the parties agree that: (i) such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Superior Court of Delaware of and for the County of New Castle; (ii) if the Superior Court of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware of and for the County of Newcastle; and (iii) if the Complex Commercial Litigation Division of the Superior Court of the State of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the United States District Court for the State of Delaware.

(c)
Each of the parties irrevocably (i) consents to submit itself to the personal jurisdiction of the Delaware courts in connection with any dispute arising under this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for relief from the Delaware courts or any other court or governmental body and (iii) agrees that it will not bring any action arising under this Agreement in any court other than the Delaware courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF OR THE TRANSACTIONS.

(d)
Process may be served in the manner specified in Section 8.5, such service will deemed effective on the date of such notice, and each party irrevocably waives any defenses or objections it may have to service in such manner.

(e)
The parties irrevocably stipulate that irreparable damage would occur if any of the provisions of this Agreement were not performed per their specific terms. Accordingly, each party will be entitled to specific performance of the terms hereof in addition to any other remedy to which it is entitled at law or in equity.

(f)
The court shall award attorneys' fees and expenses and costs to the substantially prevailing party in any action (including appeals) for the enforcement or interpretation of this Agreement. If there are cross claims in such action (including appeals), the court will determine which party is the substantially prevailing party as to the action as a whole and award fees, expenses and costs to such party.

(g)
Notwithstanding anything else to the contrary set forth herein, no party shall be liable for any punitive, special, consequential, incidental, indirect, exemplary or remote Losses based thereon, including regarding the loss of future revenue, income, profits, diminution of value or loss of business reputation or opportunity, and no party will be obligated to any other Person for any Loss determined as a multiple of income, increase factor, premium or revenue. No breach of any representation, warranty or covenant contained herein or in any certificate delivered pursuant to this Agreement shall give rise to any right on the part of any party, after the consummation of the Transactions, to rescind this Agreement or any of the Transactions.

8.5
Notices.    All notices and other communications hereunder will be in writing in the English language and will be deemed given when delivered personally or by an internationally recognized courier service, such as DHL, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

(a)	If to the Purchaser:	Optis UP Holdings, LLC 7160 Dallas Parkway, Suite 250 Plano, Texas 75024 Attention: Chief Executive Officer
	with a copy (which shall not constitute notice) to:	Lidji Dorey & Hooper 500 N. Akard St., Suite 3500 Dallas, Texas 75201 Attention: Brian M. Lidji
(b)	If to the Seller:	Unwired Planet, Inc. 20 First Street, First Floor Los Altos, California 94022 Attention: General Counsel
	with a copy (which shall not constitute notice) to:	Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 Attention: Michael J. Mies
8.6
No Third Party Beneficiaries.    Except as provided in Section 7, this Agreement is solely for the benefit of the parties. Except as provided in Section 7, no other Person will be entitled to rely on this Agreement or to anticipate the benefits of this Agreement as a third party beneficiary hereof.

8.7
Assignment.    The Purchaser may assign its rights hereunder to an Affiliate. Such assignment shall not relieve the Purchaser from any obligations hereunder. Except as provided in this Section 8.7, no party may assign, delegate or otherwise transfer this Agreement or any rights or obligations under this Agreement in whole or in part (whether by operation of Law or otherwise), without the prior written content of the other party. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any assignment in violation of this Section 8.7 will be null and void.

8.8
No Waiver.    No failure or delay in the exercise or assertion of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, or create an estoppel with respect to any breach of any representation, warranty or covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.9
Severability.    Any term or provision hereof that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares any term or provision hereof invalid, void or unenforceable, the court or other authority making such determination will have the power to and will, subject to the discretion of such body, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

8.10
Amendment.    Subject to applicable Law, the parties may (a) extend the time for the performance of obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party herein, (c) waive compliance by the other party with any of the agreements or conditions herein or (d) amend, modify or supplement this Agreement. Any agreement on the part of a party to any such extension, waiver, amendment, modification or supplement will be valid only if in an instrument in writing signed by an authorized representative of such party.

8.11
Entire Agreement.    This Agreement and the Non-Disclosure Agreement contain the entire agreement of the parties and supersedes all prior and contemporaneous agreements, negotiations, arrangements, representations and understandings, written, oral or otherwise, between the parties with respect to the subject matter hereof.

8.12
Counterparts.    This Agreement may be executed in one or more counterparts (whether delivered by electronic copy or otherwise), each of which will be considered one and the same agreement and will become effective when two or more counterparts have been signed by each of the parties and delivered to the other party. Each party need not sign the same counterpart.

8.13
Construction and Interpretation.    When a reference is made in this Agreement to a section or article, such reference will be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation". The words "hereof," "herein" and "herewith" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article and section references are references to the articles and sections of this Agreement, unless otherwise specified. The plural of any defined term will have a meaning correlative to such defined term and words denoting any gender will include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning. A reference to any legislation or to any provision of any legislation will include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement will be used in the interpretation or construction of this Agreement. The parties intend that each provision of this Agreement will be given full separate and independent effect. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as expressly provided herein, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). Headings are used for convenience only and will not in any way affect the construction or interpretation of this Agreement.

8.14
Definitions.    For purposes of this Agreement, the following terms have the following definitions:

(a)
"Alternative Proposal" means any proposal or offer from, or indication of interest in making a proposal or offer by, any Person or group of Persons relating to any of the following, whether directly or indirectly or in one transaction or a series of transactions, (i) the purchase or other acquisition of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of thirty-three and one-third percent or more of the Seller's outstanding shares of common stock (by tender offer, exchange offer or otherwise), (ii) the purchase or other acquisition of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of all of the capital stock, membership interests or other equity securities, as the case may be, of any of the Unwired Planet Companies or (iii) the purchase or other acquisition of ten percent or more of the Patents owned by the Unwired Planet Companies.

(b)
"Affiliate" means, with respect to any Person, (i) any other Person which directly or indirectly controls, is controlled by, or is under common control with such first Person, and (ii) any Person who is a director, officer, partner or principal of such first Person or of any Person which directly or indirectly controls, is controlled by, or is under common control with such first Person. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting stock, by contract or otherwise.

(c)
"Assignment and Contribution Agreement" means that certain Assignment and Contribution Agreement, dated February 13, 2013, by and among the Seller, Sub 2 and UPLLC.

(d)
"Benefit Plan" means any pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each "employee benefit plan" within the meaning of Section 3(3) of ERISA, whether or not Tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by any of the Unwired Planet Companies for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of any of the Unwired Planet Companies or any spouse or dependent of such individual, or under which any Unwired Planet Company or any of its ERISA Affiliates has or may have any liability, or with respect to which the Purchaser or any of its Affiliates would reasonably be expected to have any liability, contingent or otherwise.

(e)
"Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to be closed.

(f)
"Contracts" means all contracts, commitments, leases, purchase orders or other agreements, whether written or oral, and all rights associated therewith.

(g)
"Consent" means any consent, approval, waiver, notice or termination of a period following notice.

(h)
"ERISA" means the Employee Retirement Income Security Act of 1974.

(i)
"EIP Amendment" means that certain letter agreement, dated March 31, 2016, by and among the Seller, Unwired Planet Ireland and EIP Europe LLP.

(j)
"EIP Amount" means all amounts that become payable by any Unwired Planet Company on or after the date hereof (including after the Closing) under Sections 9 and 10 of the EIP Engagement Letter or Section 2 or 3 of the EIP Amendment. For the avoidance of doubt, the EIP Amount does not include the $2,800,000 payment made pursuant to Section 1 of the EIP Amendment on or about April 1, 2016.

(k)
"EIP Engagement Letter" means that certain Engagement Letter, dated February 28, 2014, by and among the Seller, Unwired Planet Ireland and EIP Europe LLP, as amended by the EIP Amendment.

(l)
"Engagement Arrangement Obligations" means (a) all obligations of any Unwired Planet Company under either (i) Sections 9 and 10 of the EIP Engagement Letter or Section 2 or 3 of the EIP Amendment (in each case, solely to the extent not included in the calculation of the Purchase Price), (ii) the McKool Smith Engagement Arrangements; (b) all obligations of any Unwired Planet Company arising post-Closing under the Kenneth H. Bridges Engagement Letters; and (c) all obligations of any Unwired Planet Company that are paid or become payable after the date hereof but prior to the Closing Date under the Noah D. Mesel Offer Letter, except to the extent permitted under Section 4.1(z) of the Seller Disclosure Letter, and all obligations of any Unwired Planet Company arising post-Closing under the Noah D. Mesel Offer Letter.

(m)
"Exchange Act" means the Securities Exchange Act of 1934.

(n)
"Excluded Matters" means each of the matters set forth on Section 8.14(m) of the Seller Disclosure Letter.

(o)
"GAAP" means accounting principles generally accepted in the United States as in effect from time to time, including the interpretation or application thereof by the SEC.

(p)
"Governmental Authority" means any supranational, international, federal, state, local, municipal, provincial, territorial, foreign or other governmental or quasi-governmental authority or self-regulatory organization of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasigovernmental powers) or exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, enforcement, regulatory or taxing authority or power.

(q)
"Independent Accountant" means the office of an impartial nationally recognized firm of independent certified public accountants that the Purchaser and the Seller shall appoint by mutual agreement other than any accountants that are engaged by the Seller, the Purchaser or any Unwired Planet Company or any of their respective Affiliates at the time of any such appointment.

(r)
"Intellectual Property" means Patents, trademarks, copyrights and mask works.

(s)
"Kenneth H. Bridges Engagement Letters" means that certain Engagement Letter Agreement, dated August 14, 2015, with Kenneth H. Bridges, as amended on January 6, 2016.

(t)
"Law" means any statute, law, ordinance, regulation, rule, code, Order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(u)
"Leases" means those certain Lease Agreements set forth on Schedule A to the Assignment and Contribution Agreement.

(v)
"Legal Actions" means all legal actions, suits, litigations, claims, demands, charges, complaints, investigations, audits, examinations, grievances, arbitrations, indictments, grand jury subpoenas, Proceedings, and any other legal, administrative or similar proceedings initiated or threatened in writing by any Person.

(w)
"Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, covenant not to sue, obligation to share revenues from licensing or sale, limitation on transfer (other than such a limitation arising under federal, state or foreign securities Laws) or limitation on licensing in respect of such property or asset. A Person shall be deemed to own subject to a lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

(x)
"Losses" means all demands, claims, suits, actions or causes of action, assessments, losses, damages, deficiencies, costs, expenses, liabilities, judgments, interest, awards, fines, sanctions, royalties, penalties, charges and amounts paid in settlement, including reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents or representatives of such Person and the costs of enforcing any right to indemnification and pursuing insurance providers, but specifically excluding (i) any costs incurred by or allocated to an Indemnified Person with respect to time spent by employees of the Indemnified Person or any of its Affiliates or (ii) Special Damages (except in the case of fraud and in each case to the extent assessed in connection with a Third Party Claim with respect to which the Person against which such damages are assessed is entitled to indemnification hereunder).

(y)
"Master Sale Agreement" means that certain Master Sale Agreement, dated as of January 10, 2013, as amended, by and among LME, E Sub, the Seller and the Unwired Planet Companies.

(z)
"Material Adverse Effect" means any event, circumstance, change, occurrence, development or effect that is, or would reasonably expected to become, individually or in the aggregate, a material adverse change in, or material adverse effect on, (i) the business, results of operations, financial condition or assets of the Unwired Planet Companies, taken as a whole, or (ii) the ability of the Seller to consummate the Transactions before the Termination Date; provided, however, that for purposes of clause (i) a "Material Adverse Effect" shall not include any event, circumstance, change, occurrence, development or effect resulting from or arising in connection with (A) conditions generally affecting the industries and markets in which the Unwired Planet Companies operate, (B) general economic, political or financial market conditions, (C) the execution of this Agreement, the announcement of this Agreement or the pendency or consummation of the Transactions, (D) natural disasters, acts of war, terrorism or sabotage, military actions or the escalation thereof or other force majeure events, (E) changes after the date of this agreement in GAAP, in the interpretation of GAAP, or in the accounting rules and regulations of the SEC, (F) any other action taken at the written request of the Purchaser, (G) any action brought or threatened by stockholders of the Seller asserting allegations of breach of fiduciary duty relating to the Transactions or violations of securities laws in connection with disclosure documents related to the Transactions or other filings with the SEC, (H) any changes after the date of this Agreement in Law or interpretation or judicial interpretation, (I) any adverse occurrence in patent infringement actions or inter parties review proceedings against patents of the Unwired Planet Companies or (J) any decrease or decline in the market price or trading volume of the Seller's common stock or any failure by the Seller or the Unwired Planet Companies to meet any projections, forecasts, revenue or earnings predictions of the Seller or of any securities analysts; provided further, however, that any event, change and effect referred to in clauses (A), (B), (D), (E) and (H) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on the Unwired Planet Companies, taken as a whole, compared to other participants in the industries in which the Unwired Planet Companies conduct their business.

(aa)
"Material Contract" means any of the following:

(i)
distributor, sales, advertising, agency, manufacturer's representative, joint or exclusive marketing or joint development or joint venture Contract, that cannot be terminated by the applicable Unwired Planet Company or its applicable Subsidiary without penalty or future obligation within thirty days;

(ii)
Contract for the purchase of materials, supplies, equipment or services reasonably expected to involve obligations of more than $100,000 over the life of the Contract;

(iii)
Contract under which an Unwired Planet Company has generated or expects to generate more than five percent of its revenues during any fiscal year;

(iv)
severance Contracts, employment Contracts and Contracts with any independent contractor;

(v)
Contract that expires (or may be renewed at the option of any Person (other than a Unwired Planet Company)) more than one year after the date of this Agreement;

(vi)
other than commercially available shrink wrap licenses, any license or other Contract providing rights to, or based upon, any Intellectual Property rights;

(vii)
Tax sharing or Tax allocation agreement;

  (viii)
  agreement of guarantee, indemnification or similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

  (ix)
  Contract relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of business;

  (x)
  Contract providing for revenue sharing or other participation in future earnings;

  (xi)
  Contract that would be required to be filed as a material contract of the applicable party under Item 601(b)(10) of Regulation S-K of the SEC;

  (xii)
  Contract that is or creates a partnership or joint venture with any other Person that is material to the Unwired Planet Companies, taken as a whole, or that relates to the formation, operation, management or control of any such partnership or joint venture;

  (xiii)
  Contract that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement;

  (xiv)
  Contract under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for an Unwired Planet Company;

  (xv)
  Contract that contains a right of first refusal, first offer or first negotiation or a call or put right with respect to any asset that is material to the Unwired Planet Companies, taken as a whole;

  (xvi)
  Contract that is between an Unwired Planet Company, on the one hand, and any other Unwired Planet Company, or any directors or officers, stockholders or members who own five percent or more of an Unwired Planet Company's or the Seller's equity securities, on the other hand;

  (xvii)
  Contract that would impose a Lien upon any asset of the Purchaser or its Affiliates (other than an Unwired Planet Company) following the Closing;

  (xviii)
  Contract that is a settlement, conciliation or similar agreement with any Governmental Authority which materially (A) restricts or imposes material obligations upon an Unwired Planet Company or (B) materially disrupts the business of an Unwired Planet Company as currently conducted;

  (xix)
  Contract that is an exclusive license;

  (xx)
  Contract that limits or purports to limit the ability of any of the Unwired Planet Companies to compete in any line of business or with any Person or in any geographic area or during any period of time;

  (xxi)
  Contract to lease any real or personal property;

  (xxii)
  Contract pursuant to which any Unwired Planet Company granted a power of attorney to another Person;

  (xxiii)
  Contract between the Seller and any Unwired Planet Company; or

  (xxiv)
  Contract under which the Unwired Planet Companies receive any payments, fees, revenues or other amounts or consideration of any kind, including under Patent licenses, covenants not to assert, releases from past infringement, technology licenses and Patent sales, transfers, assignments, settlements, arbitrations, litigations, other enforcement actions or any other activities of the Unwired Planet Companies.

(bb)
"McKool Smith Engagement Arrangements" means that certain (a) Retention Agreement, dated January 1, 2013, as amended on March 5, 2015, by and between Seller and McKool Smith, P.C. and (b) Settlement Agreement, dated January 29, 2016, by and between Seller and McKool Smith, P.C.

(cc)
"Microsoft Amount" means any amount received by the Seller in cash in settlement of or in satisfaction of a judgment in the case captioned Unwired Planet, Inc. v. Microsoft Corporation, Civ Action NO. 14-967-SLR, in the United States District Court for the State of Delaware, less (i) any amounts paid or payable to LME arising from or pursuant to the Master Sale Agreement and (ii) all legal fees, costs, sanctions, Taxes or other expenses arising from or relating to the foregoing case. If the foregoing amount is negative, the Microsoft Amount shall be deemed to be zero.

(dd)
"Noah D. Mesel Offer Letter" means that certain offer letter, dated July 28, 2015, by and between the Seller and Noah D. Mesel.

(ee)
"Non-Disclosure Agreement" means that certain Mutual Non-Disclosure Agreement, dated 17 September 2015, by and between the Seller and the Purchaser.

(ff)
"Order" means any order, writ, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

(gg)
"Patents" means all national (of any country of origin) and multinational patents, patent applications and provisional patent applications (including utility, models and design patents and patent applications and certificates of invention), and all reissues, divisions, continuations, continuations-in-part, continuing patent applications, extensions and reexaminations thereof, and all rights therein provided by multinational treaties or conventions.

(hh)
"Permits" means licenses, permits, qualifications, accreditations, approvals and authorizations of any Governmental Authority.

(ii)
"Person" means any individual, corporation, company, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity.

(jj)
"Post-Closing Tax Period" means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

(kk)
"Pre-Closing Taxes" means Taxes of the Unwired Planet Companies for any Pre-Closing Tax Period.

(ll)
"Pre-Closing Tax Period" means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

(mm)
"Representative" with respect to any Person, means such Person's directors, managers, officers, employees, agents, advisors, counsel, investment bankers, accountants, financing sources and other authorized representatives.

(nn)
"Straddle Period" means a taxable period that begins on or before and ends after the Closing Date.

(oo)
"Subsidiary" means, with respect to any specified Person, any entity of which the specified Person (either alone or through or together with any other subsidiary of such specified Person) directly or indirectly (i) owns, more than fifty percent of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such entity or (ii) controls the management of such entity.

(pp)
"Superior Proposal" is a bona fide Alternative Proposal but substituting fifty percent for thirty-three and one-third percent in clause (i) of such definition made by a third party that the Seller's board of directors determines after consulting with its legal and financial advisors, (i) is reasonably likely to be consummated in accordance with its terms (taking into account all financial and regulatory aspects of such proposal and the Person making such proposal (including the expected timing and likelihood of consummation, taking into account any governmental approval requirements)), (ii) if consummated, would result in a transaction more favorable to the Seller and its stockholders from a financial point of view than the Transactions (including any revisions of the terms herein made or offered by the Purchaser) and (iii) (A) complies with or has received Ericsson's consent pursuant to Section 6.2 of the Master Sale Agreement or (B) is intended to be subject to Ericsson's right of first refusal in Section 6.12 of the Master Sale Agreement.

(qq)
"Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any Governmental Authority or jurisdiction (foreign or domestic) with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Tax, and any amendments or attachments to any of the foregoing.

(rr)
"Tax" means any and all taxes, charges, fees, levies, customs, duties or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the IRS or any other Governmental Authority (whether domestic or foreign including any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

The parties have duly executed and delivered this Agreement as of the date first written above.

OPTIS UP HOLDINGS, LLC		UNWIRED PLANET, INC.
By:	/s/ Leslie D. Ware	By:	/s/ Boris Teksler

Name:	Leslie D. Ware	Name:	Boris Teksler
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Annex B

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to the Purchase and Sale Agreement, dated as of the 25th day of May, 2016 (this "First Amendment"), is entered into by and between Optis UP Holdings, LLC, a Delaware limited liability company (the "Purchaser"), and Unwired Planet, Inc., a Delaware corporation (the "Seller").

The following recitals are true and constitute the basis for this First Amendment:

  A.
  The Purchaser and the Seller are parties to that certain Purchase and Sale Agreement, dated as of April 6, 2016 (the "Original Agreement"), and wish to amend certain terms of the Original Agreement as specified in this First Amendment; and

  B.
  Section 8.10 of the Original Agreement requires the written consent of the Purchaser and the Seller to amend the terms of the Original Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1.     Defined Terms.    All capitalized terms used in this First Amendment and not otherwise defined in this First Amendment shall have the meanings given to them in the Original Agreement.

  2.     Amendments to Original Agreement.    The Original Agreement is hereby amended as follows:

    A.    Section 1 (The Transactions) of the Original Agreement is hereby amended by amending and restating Section 1.2 (Consideration) thereof as follows:

      "1.2    Consideration.    The aggregate purchase price for the Transactions shall be $40,000,000 plus the Purchase Price Adjustment and less the EIP Amount (the "Purchase Price"). Subject to the satisfaction or waiver of the conditions in Article 5, at the closing of the Transactions (the "Closing"), the Purchaser shall deliver by wire transfer of immediately available funds $30,000,000 plus the Purchase Price Adjustment and less the EIP Amount, to the account of the Seller in Section 1.2 of the Seller Disclosure Letter. On the second anniversary of the Closing Date, the Purchaser shall deliver by wire transfer of immediately available funds $10,000,000 (the "Holdback Amount") less the amount of all Losses that pursuant to the terms of Article 7 has been duly setoff against the Holdback Amount or duly reserved for setoff against the Holdback Amount to the account of the Seller in Section 1.2 of the Seller Disclosure Letter. If the Closing does not occur for any reason, the Purchaser shall have no obligation to pay the Seller for any of the Approved Capital Contributions and, subject to Section 6.2(d) below, any of the Patent Fees. Subject to applicable Law, the Seller will cooperate with the Purchaser in allocating for Tax purposes the Purchase Price in the manner reasonably requested by the Purchaser."

    B.    Section 4 (Covenants) of the Original Agreement is hereby amended by inserting the following as a new subsection 4.13 thereof:

      "4.13    Patent and Maintenance Fees.    Promptly after receiving written notice from the Purchaser to incur Patent Reinstatement and Maintenance Fees in order to reinstate or maintain, as the case may be, the Patents referred to in any such written notice from the Purchaser, the Seller shall and shall cause the Unwired Planet Companies to incur and pay those Patent Reinstatement and Maintenance Fees that are required to reinstate or maintain, as the case may be, those Patents pursuant to the Purchaser's instructions."

    C.    Section 6.2 (Effect of Termination) of the Original Agreement is hereby amended by inserting the following as a new subsection (d) thereof:

      "(d)    If this Agreement is terminated in accordance with Section 6.1, the Seller shall have the right, but not the obligation, to transfer to the Purchaser the Patents for which the Seller incurred Patent Fees in exchange for the Purchaser's payment to the Seller of the Patent Fees by wire transfer of immediately available funds to the Seller. The Seller shall advise the Purchaser of the exercise of its right under this Section 6.2(d) by providing the Purchaser with its written notice thereof within ten days after the effective termination date of this Agreement and the closing of such transfer and the execution of all customary patent assignment agreements shall be effected by the Seller and the Purchaser as soon as practicable after the Seller's timely exercise of its right hereunder."

    D.    Section 8.14 (Definitions) of the Original Agreement is hereby amended by inserting the following definitions to the end of that section:

      "(ss)    "Approved Capital Contributions" means those additional capital contributions made by the Seller to any of the Unwired Planet Companies after April 6, 2016, that are approved in writing by the Purchaser within five Business Days after the Seller has delivered to the Purchaser a written description of the basis for the additional capital contribution; provided, however, that the Purchaser's failure to approve any additional capital contribution shall not relieve the Seller of its obligations under this Agreement to cause the applicable Unwired Planet Company to timely pay its obligations.

      (tt)    "Approved Operating Expenses" means those amounts payable by UPLLC and Unwired Planet Ireland that are approved in writing by the Purchaser as an Operating Expense within five Business Days after the Seller has delivered to the Purchaser a copy of the invoice representing the applicable amounts payable and any other supporting documentation reasonably requested by the Purchaser. If the Purchaser has not approved any Operating Expense within five Business Days and the Seller believes that such Operating Expense should be approved, the Purchaser and the Seller will work in good faith to resolve any open questions regarding such Operating Expense after the five Business Days have passed. Any Operating Expense subsequently approved by Purchaser shall be an Approved Operating Expense. Any amounts payable of UPLLC and Unwired Planet Ireland that are not Approved Operating Expenses in accordance with this Agreement shall not be an Operating Expense under this Agreement and shall not relieve the Seller of its obligations under this Agreement to cause the applicable Unwired Planet Company to timely pay the applicable amounts payable, including by making an additional capital contribution to the Unwired Planet Companies in an amount sufficient to pay any such amounts payable.

      (uu)    "Patent Reinstatement and Maintenance Fees" means the aggregate amount of all fees and expenses that are paid to the applicable patent office or Governmental Authority located anywhere in the world, or to any other third party, to maintain Patents, including paying annuities or paying any third party to respond to patent office communications, for only those Patents that the Purchaser requests in writing be either (a) reinstated by the

      Seller or any Unwired Planet Company to the extent that the Seller or any Unwired Planet Company did not maintain any such Patents prior to the First Amendment Effective Date or (b) maintained by the Seller or any Unwired Planet Company to the extent that the Seller or any Unwired Planet Company would otherwise abandon any such Patents after the First Amendment Effective Date in the ordinary course of business.

      (vv)    "Operating Expenses" means the aggregate amount of all amounts payable by UPLLC and Unwired Planet Ireland that are Approved Operating Expenses and paid for by any of the Unwired Planet Companies after April 6, 2016, with the proceeds of any Approved Capital Contribution made by the Seller to any of the Unwired Planet Companies after April 6, 2016; provided, however, that any Engagement Arrangement Obligations that are paid for by any Unwired Planet Company with the proceeds of any additional capital contribution made by the Seller to any of the Unwired Planet Companies shall not be deemed to be an Operating Expense under this Agreement. The additional capital contributions in the aggregate amount of $1,700,000 that were made by the Seller to any of the Unwired Planet Companies after April 6, 2016, but prior to the First Amendment Effective Date shall be considered Approved Capital Contributions to the extent used by any Unwired Planet Company to pay Approved Operating Expenses.

      (ww)    "Patent Fees" means the aggregate amount of all Patent Reinstatement and Maintenance Fees that are incurred and paid by any of the Unwired Planet Companies after the First Amendment Effective Date with the proceeds of any Approved Capital Contribution made by the Seller to any of the Unwired Planet Companies after the First Amendment Effective Date, but only to the extent that the Seller and the Unwired Planet Companies shall have first exhausted all credits for any maintenance and Patent prosecution fees that the Seller or any Unwired Planet Company has prepaid to EIP Europe LLP or any other party prior to the First Amendment Effective Date.

      (xx)    "Purchase Price Adjustment" means the aggregate amount of the Approved Capital Contributions.

      (yy)    "First Amendment Effective Date" means May 25, 2016."

  3.     Entire Agreement.    This First Amendment contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement, arrangement or understanding pertaining to any such matters shall be effective for any purpose. Nothing in this First Amendment shall be deemed to waive or modify any of the provisions of the Original Agreement, except as expressly stated herein; provided, however, that all provisions of the Original Agreement (including all exhibits and schedules thereto) inconsistent with the modifications made by this First Amendment shall also be deemed to be amended to conform hereto.

  4.     Ratification.    Except as hereby amended, the Original Agreement shall remain unmodified and, as hereby amended, is ratified and reaffirmed.

  5.     References.    From and after the date of this First Amendment, all references to the Original Agreement shall be deemed to be references to the Original Agreement as amended hereby.

  6.     Incorporation of Certain Provisions.    This Amendment shall be subject to the provisions of Sections 8.3-8.13 of the Original Agreement, mutatis mutandis.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed on the date first written above by their duly authorized officers.

OPTIS UP HOLDINGS, LLC		UNWIRED PLANET, INC.
By:	/s/ Leslie D. Ware	By:	/s/ Boris Teksler

Name:	Leslie D. Ware	Name:	Boris Teksler
Title:	Chief Executive Officer	Title:	Chief Executive Officer

[Signature Page to First Amendment to Purchase and Sale Agreement]

Annex C

April 6, 2016

Board of Directors
Unwired Planet, Inc.
20 1st Street, First Floor
Los Altos, CA 94022-4806

Members of the Board:

We understand that Unwired Planet, Inc. (the "Company") and Optis UP Holdings, LLC a wholly owned subsidiary of PanOptis Holdings LLC (collectively "PanOptis"), a Delaware limited liability company, propose to enter into a purchase and sale agreement (the "Purchase Agreement") for the purchase of holding companies that own all of the patent assets of the Company (the "Patent Sale" or the "Transaction"), for a price of Forty Million US Dollars (USD$40 million), Thirty Million Dollars (USD$30,000,000) of which is to be paid on closing and Ten Million Dollars (USD$10,000,000) of which is to be paid on the second anniversary thereof subject to certain potential offsets as set forth in the Purchase Agreement (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Purchase Agreement, and capitalized terms used but not defined in this letter have the meaning defined in the Purchase Agreement.

You have requested our opinion as to whether the Consideration to be received by the Company pursuant to the Purchase Agreement is fair, from a financial point of view. We have acted as financial advisor to the Board of Directors of the Company in connection with the Patent Sale. We will receive a fixed fee for our services in connection with the Patent Sale, and the Company has agreed to reimburse up to fifteen thousand dollars ($15,000) of our expenses arising from, and to indemnify us against certain liabilities that may arise out of, our engagement as set forth in the Engagement Letter with the Board. No portion of our compensation is contingent upon the specific content of this opinion or the consummation of the Transaction or any transaction.

For the purpose of the opinion set forth herein, we have reviewed, among other things: (i) a draft of the Purchase Agreement, dated March 17, 2016 (with UPIP redlines), (the "Draft Agreement"), (ii) the executed copy of the Purchase and Sale Agreement dated April 6, 2016 (the "Executed Agreement") as well as related agreements; (iii) the Annual Report on Form 10-K of the Company for the year ended June 30, 2015 and the Annual Reports on Form 10-K for each of the three years preceding years; (iv) interim reports and publicly available transcripts of presentations to stockholders and Quarterly Reports of the Company including the quarter ending December 31, 2015); (v) the information contained in the data room organized and maintained by the Company in connection with the Transaction; (vi) a list of the patents to be acquired by PanOptis in the proposed Transaction (the "Patent Assets"). We have also reviewed certain internal financial analyses and forecasts prepared by management of the Company concerning potential income streams for the Patent Assets under licensing scenarios and data specific to

C-1

costs and returns associated with ongoing litigation concerning certain of the Patent Assets (collectively, the "Financial Projections"). Additionally, we have engaged in discussions with certain members in management of the Company with respect to business operations and prospects for the Patent Assets, including, without limitation, past and current business operations and current and future financial conditions, prospects and operational projections, licensing proposals and settlement prospects concerning the Patent Assets (and discussions with third parties relating thereto), plans and actions taken by the Company concerning alternative financing sources for the Company, and discussions and evaluations by management of the Company concerning the set of rights and approvals Ericsson possesses with respect to the Patent Assets as reflected in the determination of an appropriate discount rate, that includes factors such as the development of a capital asset pricing model and other customary items such as expected financing rates of return and or control, remuneration and consent related provisions with Ericsson (the "Ericsson Rights"). We also reviewed and compared the proposed terms of the Transaction with publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies and/or for their patent assets. In addition, we performed such other analyses, reviewed such information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company. With respect to Financial Projections, we have been advised by the management of the Company that it believes the patent licensing projections reasonably reflect the potential income streams of the Patent Assets under licensing scenarios and current/future enforcement efforts and costs associated therewith. With respect to alternative financing arrangements, we have been advised by the management of the Company that it believes the alternatives to be unavailable and or only at rates that would make any such arrangement practically unavailable given in place first and second security interests and the Ericsson Rights. We note that the final Executed Agreement of the Patent Sale Agreement is not materially different from the Draft Agreement reviewed by us, and that the Patent Sale will be consummated in accordance with the terms set forth in the Draft Agreement and Executed Copy, without any modification or delay material to this opinion. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have not made a formal independent evaluation or appraisal of the assets, nor have we been furnished with any such evaluation or appraisal. We have not in the past provided, and are not currently providing, investment banking or other services to the Company or to PanOptis. We may provide investment banking or other services to the Company, or PanOptis or their respective affiliates in the future, for which we may receive compensation.

In addition, we have relied, without independent verification, upon the assessment of management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products. We are not expressing any opinion as to the impact of the Transaction on: the solvency or viability of the Company, the ability of the Company to pay its obligations when they come due, the ability of the Company to effectuate any alternative to the Transaction, the ability of the Company to obtain any consents from lenders or other third parties to close a Patent Sale, the Company's share price or stockholders, business results or business focus, outstanding debt or other liabilities. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

Our opinion does not address the merits of the Company's underlying business decision to effect the Transaction, the merits and/or alternatives to the Financial Projections, the availability and/or costs with respect to other potential capital, alternatives with respect to the Ericsson Rights or the relative merits of the Transaction as compared to any alternative business strategies or alternatives that may be available

C-2

to the Company (including, without limitation, alternatives that might require consents of one or more third parties and the ability of the Company to meet any terms or conditions that might be required to obtain such consent). This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, of the Consideration to be paid to the Company pursuant to the Purchase Agreement. We have not been asked to, nor do we, express any view on, and our opinion does not address, any other term or aspect of the Purchase Agreement or the Transaction, including, without limitation, the structure or form of the Transaction or the fairness of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any class of securities, creditors, or other constituencies of the Company or any party; nor as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors, or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration or otherwise. We are expressing no opinion herein as to the price at which the Company common stock or any securities are trading or may trade at any future time.

Our opinion is necessarily based on financial, economic, monetary, market and other circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have an obligation or responsibility whatsoever to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Transaction or any other matter.

The issuance of this opinion has been approved by the fairness opinion committee of Black Stone IP, LLC and is provided to the Board of Directors of the Company for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any stockholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Based upon and subject to the foregoing, including the various assumptions and limitation set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the Company pursuant to the Purchase Agreement is fair, from a financial point of view, to the Company.

Very truly yours,

Black Stone IP, LLC
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Annex D

GREAT ELM CAPITAL GROUP, INC.
2016 LONG-TERM INCENTIVE COMPENSATION PLAN

1.
ESTABLISHMENT; PURPOSES; AND DURATION

1.1
Establishment of the Plan.    The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards. Following adoption of the Plan by the Board of Directors, the Plan shall become effective upon the date on which the Plan is approved by holders of a majority of the Company's outstanding shares of common stock, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. The Plan shall remain in effect as provided in Section 1.3.

1.2
Purposes of the Plan.    The purposes of the Plan are to provide additional incentives to non-employee directors of the Company and to those officers, employees and consultants of the Company, Subsidiaries and Affiliates whose substantial contributions are essential to the continued growth and success of the business of the Company and the Subsidiaries and Affiliates, in order to strengthen their commitment to the Company and the Subsidiaries and Affiliates, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such non-employee directors, officers, employees and consultants with the interests of the stockholders of the Company.

1.3
Duration of the Plan.    The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date.

2.
ADMINISTRATION

2.1
General.    The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.

2.2
Committee.    The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held.

2.3
Authority of the Committee.    The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the certificate of incorporation or bylaws of the Company, in each case as in effect from time to time, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(a)
select Employees, Non-Employee Directors and Consultants who may receive Awards under the Plan and become Participants;

(b)
determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(c)
determine the sizes and types of Awards;

(d)
determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

(e)
grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;

(f)
grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the ISO rules under Code Section 422 and the non-qualified deferred compensation rules under Code Section 409A, where applicable;

(g)
make all determinations under the Plan concerning Termination of any Participant's employment or service with the Company or a Subsidiary or Affiliate, including whether such Termination occurs by reason of Cause, Good Reason, disability, retirement or in connection with a Change of Control and whether a leave constitutes a Termination;

(h)
construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;

(i)
establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

(j)
establish and administer any performance goals in connection with any Awards, including performance criteria and applicable Performance Periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained;

(k)
construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

(l)
establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan's operation or administration;

(m)
make all valuation determinations relating to Awards and the payment or settlement thereof;

(n)
grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(o)
subject to the provisions of Article 14, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;

(p)
at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant's ability to exercise Options through a cashless (broker-assisted) exercise;

(q)
subject to Section 13.1, offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made;

(r)
determine whether, and to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; and

(s)
exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

2.4
Award Agreements.    The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement's effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and (b) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

2.5
Discretionary Authority; Decisions Binding.    The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the

  Company and its stockholders, any Subsidiary or Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or employee of the Company, any director, officer or employee of a Subsidiary or Affiliate and such attorneys, consultants and accountants as the Committee may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee's decision or action was arbitrary or capricious or was unlawful.

2.6
Delegation of Administration.    Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article 2 to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article 2 to any person or persons selected by it; provided, however, that the Committee may not (a) delegate to any executive officer of the Company or an Affiliate, or a committee that includes any such executive officer, the Committee's authority to grant Awards, or the Committee's authority otherwise concerning Awards, awarded to executive officers of the Company or an Affiliate; (b) delegate the Committee's authority to grant Awards to consultants unless any such Award is subject to approval by the Committee; (c) delegate its authority to correct defects, omissions or inconsistencies in the Plan; or (d) delegate its authority with respect to Awards that are intended to qualify as performance-based compensation under Code Section 162(m) if such delegation would cause the Awards to fail to so qualify. Any such authority delegated or allocated by the Committee under this Section 2.6 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

3.
SHARES SUBJECT TO THE PLAN

3.1
Number of Shares Available for Grants.    The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be either authorized and unissued shares or previously issued shares acquired by the Company or any Subsidiary. As of the Effective Date, 2,550,000 Shares are reserved for issuance of Awards, subject to adjustment as provided in Section 3.2. Subject to, in the case of ISOs, any limitations applicable thereto under the Code, if (a) any Shares are subject to an Option, SAR, or other Award which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, or are subject to any Restricted Stock Award (including any Shares subject to a Participant's Restricted Stock Award that are repurchased by the Company at the Participant's cost), Restricted Stock Unit Award or other Award granted under the Plan which are forfeited, or (b) any Award based on Shares is settled for cash, expires or otherwise terminates without the issuance of such Shares, the Shares subject to such Award shall, to the extent of any such expiration, termination, cancellation, forfeiture or cash settlement, be available for delivery in connection with future Awards under the Plan. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be the number of Shares set forth in the third sentence of this Section 3.1, as adjusted pursuant to this Section 3.1, but without application of the foregoing provisions of this sentence. Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of Shares available for issuance under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

3.2
Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including a change in the Shares or the capitalization of the Company), such as a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, partial or complete liquidation of the Company or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee shall substitute or adjust, as applicable, the number, class and kind of securities which may be delivered under Section 3.1; the number, class and kind, and/or price (such as the Option Price of Options or the Grant Price of SARs) of securities subject to outstanding Awards; the numerical limits set forth in Section 4.3; and other value determinations applicable to outstanding Awards, in order to prevent dilution or enlargement of Participants' rights under the Plan; provided, however, that the number of Shares subject to any Award shall always be a whole number. The Committee shall also make appropriate adjustments and modifications in the terms of any outstanding Awards to reflect or related to any such events, adjustments, substitutions or changes. Any adjustment, substitution or change pursuant to this Section 3.2 made with respect to an Award intended to be an Incentive Stock Option shall be made only to the extent consistent with such intent, unless the Committee determines otherwise. The Committee shall not make any adjustment pursuant to this Section 3.2 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A. All determinations of the Committee as to adjustments or changes, if any, under this Section 3.2 shall be conclusive and binding on the Participants.

3.3
No Limitation on Corporate Actions.    The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company, any Subsidiary or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

4.
ELIGIBILITY, PARTICIPATION AND INDIVIDUAL LIMITATIONS ON AWARDS

4.1
Eligibility.    Employees, Non-Employee Directors and Consultants shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6.8(a).

4.2
Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible Employees, Non-Employee Directors and Consultants and shall determine the nature and amount of each Award.

4.3
Individual Limitations on Awards.

(a)
Individual Limit for Options and SARs.    The maximum number of Shares with respect to which Options and SARs may be granted to any Participant in any Fiscal Year shall be 1 million. In connection with a Participant's commencement of service for the Company, any Affiliate or Subsidiary, as applicable, a Participant may be granted Options and SARs for up to an additional 3 million Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitation(s) shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 4.2. To the extent required by Code Section 162(m) or the regulations thereunder, in applying the foregoing limitation(s) with respect to a Participant, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Participant.

(b)
Individual Limit for Restricted Stock, Restricted Stock Units, and Performance Shares.    For awards of Restricted Stock, Restricted Stock Units, and Performance Shares that are intended to qualify as performance-based compensation under Code Section 162(m), the maximum number of Awards that may be granted to any Participant in any Fiscal Year shall be 2 million Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 4.2.

(c)
Performance Units and Cash-Based Awards.    For awards of Performance Units and Cash-Based Awards that are intended to qualify as performance-based compensation under Code Section 162(m), the maximum amount that may be paid to a Participant pursuant to such Awards for an annual Performance Period shall be $10 million and for any other Performance Period, such amount multiplied by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 4.2.

(d)
Individual Limit for Awards to Non-Employee Directors.    The maximum grant date fair value, determined in accordance with the Company's standard accounting principles, of Awards that may be granted to any Non-Employee Director in any Fiscal Year together with any cash compensation payable to such Non-Employee Director for such Fiscal Year shall be $500,000.

5.
STOCK OPTIONS

5.1
Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

5.2
Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

5.3
Option Price.    The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 5.8(c), the Option Price of an Option shall be not less than one hundred percent of the Fair Market Value of a Share on the date the Option is granted; provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 3.2, in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

5.4
Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement; provided, however, that no Option shall be exercisable later than the tenth anniversary of its date of grant, subject to the respective last sentences of Sections 5.5 and 5.8(c).

5.5
EXERCISE OF OPTIONS.

(a)
Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant. An Award Agreement may provide that the period of time over which an Option other than an ISO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant's exercise of such Option would violate applicable securities laws; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty days after the exercise of such Option first would no longer violate such laws.

(b)
The Committee may provide that unvested Options can be exercised by payment of the exercise price thereof to the Company. The Company or an escrow agent appointed by the Company shall hold any Shares acquired upon exercise of an unvested Option. Such Shares shall be released from escrow if, as, when and to the extent the vesting and performance (if any) criteria of such option are satisfied. To the extent the vesting and performance criteria (if any) of such Option are not satisfied, (i) the Participant shall not have the right to refund of any exercise price paid in respect of such Option and (ii) the shares issued upon exercise of such unvested Option shall be returned to the Company.

5.6
Payment.    Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article 14. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with all applicable laws or (y) withholding of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 5.6, the

  Company shall deliver to the Participant exercising an Option, in the Participant's name, evidence of book entry Shares, or, upon the Participant's request, Share certificates, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 18.10. Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

5.7
Termination of Employment or Service.    Except as otherwise provided in the Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such Option and ending on the date of exercise of such Option the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of the Participant. An Option shall cease to become exercisable upon a Termination of the holder thereof. Notwithstanding the foregoing provisions of this Section 5.7 to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such Termination, whether or not exercisable at the time of such Termination; provided, however, that in no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement, except as provided in the last sentence of Section 5.5.

5.8
LIMITATIONS ON INCENTIVE STOCK OPTIONS.

(a)
General.    No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an Employee of the Company or a Subsidiary on the date of granting of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an "incentive stock option" under Code Section 422. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Code Section 422.

(b)
$100,000 Per Year Limitation.    Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other "incentive stock options" (within the meaning of Code Section 422, but without regard to subsection (d) of such Section) under the Plan and any other "incentive stock option" plans of the Company, any Subsidiary and any "parent corporation" of the Company within the meaning of Code Section 424(e), are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(c)
Options Granted to Certain Stockholders.    No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Code Section 424(d)), at the time the Option is granted, more than ten percent of the total combined voting power of all classes of stock of the Company or a Subsidiary or any "parent corporation" of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the time such ISO is granted the Option Price of the ISO is at least one hundred ten percent of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

5.9
Substitution of Stock Appreciation Rights.    Subject to the other provisions of this Plan, the Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a SAR for such Option at any time prior to or upon exercise of such Option; provided, that such SAR shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

6.
STOCK APPRECIATION RIGHTS

6.1
Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant an SAR (a) in connection and simultaneously with the grant of an Option (a Tandem SAR) or (b) independent of, and unrelated to, an Option (a Freestanding SAR).

6.2
Grant Price.    The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 6.2. The Grant Price for each Freestanding SAR shall be not less than one hundred percent of the Fair Market Value of a Share on the date such Freestanding SAR is granted, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 3.2. The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

6.3
Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 6.7. An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the related ISO; (b) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

6.4
Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement. An Award Agreement may provide that the period of time over which a Freestanding SAR may be exercised shall be automatically extended if on the scheduled expiration date of such SAR the Participant's exercise of such SAR would violate applicable securities laws; provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty days after the exercise of such SAR first would no longer violate such laws.

6.5
Award Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

6.6
Term of SARs.    The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of any Tandem SAR shall be the same as the related Option and no SAR shall be exercisable more than ten years after it is granted, subject to the last sentence of Section 5.5(a) in the case of a Tandem SAR.

6.7
Payment of SAR Amount.    An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. As soon as practicable following such Notice, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)
The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

(b)
The number of Shares with respect to which the SAR is exercised.

Notwithstanding the foregoing provisions of this Section 6.7 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR. At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

6.8
Termination of Employment or Service.    Except as otherwise provided in the Award Agreement, a SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such SAR and ending on the date of exercise of such SAR the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of the Participant. A SAR shall cease to become exercisable upon a Termination of the holder thereof. Notwithstanding the foregoing provisions of this Section 6.8 to the contrary, the Committee may determine in its discretion that a SAR may be exercised following any such Termination, whether or not exercisable at the time of such Termination; provided, however, that in no event may a SAR be exercised after the expiration date of such SAR specified in the applicable Award Agreement, except as provided in the last sentence of Section 5.5(a) (in the case of Tandem SARs) or in the last sentence of Section 6.4 (in the case of Freestanding SARs). To the extent applicable to any Tandem SAR, the foregoing provisions of this Section 6.8 are subject to the provisions of Section 6.8, pursuant to the provisions Section 6.3.

7.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1
Awards of Restricted Stock and Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

7.2
Award Agreement.    Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

7.3
Non-Transferability of Restricted Stock.    Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.

7.4
Period of Restriction and Other Restrictions.    The Period of Restriction shall lapse based on continuing service as a Non-Employee Director or Consultant or continuing employment with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement. If the grants of Restricted Stock or Restricted Stock Units are intended to qualify as "performance-based compensation" under Code Section 162(m), the Committee will set restrictions based upon the achievement of the performance goals set forth in Section 8.3 and will determine achievement of such goals in accordance with Section 8.3.

7.5
Delivery of Shares, Payment of Restricted Stock Units.    Subject to Section 18.10, after the last day of the Period of Restriction applicable to a Participant's Shares of Restricted Stock, and after all conditions and restrictions applicable to such Shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant. After the last day of the Period of Restriction applicable to a Participant's Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by delivery of Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and such cash payment as the Committee, in its sole discretion, shall determine, either by the terms of the Award Agreement or otherwise.

7.6
Forms of Restricted Stock Awards.    Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates may contain an appropriate legend. The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant's ownership of Shares of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a "book entry" (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the

  Participant who has received such Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 7.6, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the Period of Restriction.

7.7
Voting Rights.    Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units.

7.8
Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Except as set forth in the Award Agreement, in the event of (a) any adjustment as provided in Section 3.2, or (b) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as it relates to the original Shares of Restricted Stock.

7.9
Termination of Employment or Service.    Except as otherwise provided in this Section 7.9, during the Period of Restriction, any Restricted Stock Units and/or Shares of Restricted Stock held by a Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Sock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant's Termination or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock, then subject to the Period of Restriction, following such Participant's Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination.

7.10
Repurchase or Forfeiture of Restricted Stock.    If no price was paid by the Participant for the Restricted Stock, upon a the Participant's Termination, the Participant's rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration. If a price was paid by the Participant for the Restricted Stock, upon the Participant's Termination the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the Award Agreement. The Committee in its discretion may provide that in the event of certain events, including a Change in Control, the Participant's death, retirement or disability or any other specified Termination of Service or any other event, the Participant's rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.
PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS

8.1
Grant of Performance Units, Performance Shares and Cash-Based Awards.    Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Performance Unit, Performance Share or Cash-Based Award entitles the Participant who receives such Award to receive Shares or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement. Such entitlements of a Participant with respect to his or her outstanding Performance Unit, Performance Share or Cash-Based Award shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement.

8.2
Value of Performance Units, Performance Shares and Cash-Based Awards.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units and Performance Shares and Cash-Based Awards that will be paid out to the Participant.

8.3
Earning of Performance Units, Performance Shares and Cash-Based Awards.    Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payment on the number and value of Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or other terms and conditions have been achieved or satisfied. The Committee shall determine the extent to which any such pre-established performance goals and/or other terms and conditions of a Performance Unit, Performance Share or Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award. The performance goals applicable to a payment hereunder may provide for a targeted level or levels of achievement using one or more of the following measures:

• total shareholder return	• appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company
• revenue, earnings before interest and taxes, contribution margin, free cash flow or other financial measures of the Company, a subsidiary or a product line	• carried interest, general partner's revenue, incentive fees or management fees from a particular investment product
• return on equity, return on invested capital and similar metrics	• performance of attributed investments

• launching a new investment product	• obtaining investment commitments from investors, expanding and maintaining relationships with investors, sourcing new investors and other distribution activities
• strategic partnerships or transactions	• operating efficiencies
• financial ratios, including those measuring liquidity, activity, profitability or leverage	• cost of capital or assets under management
• financing and other capital raising transactions (including sales of the Company's equity or debt securities; factoring transactions)	• revenue growth or product revenue growth
• key performance indicators of middle office, back office and staff functions	• expense levels
• co-development, co-marketing, profit sharing, joint venture or other similar arrangements	• economic value-added models or equivalent metrics

•

regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents; passing pre-approval inspections (whether of the Company, its affiliates or third parties))

• cash flow or cash flow per share (before or after dividends) working capital levels, including cash, inventory and accounts receivable
• debt reduction	• comparisons with various stock market indices

Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles ("GAAP") The measures which constitute the performance goals may, at the discretion of the Committee, be based on pro forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the bonuses under the Plan or any other bonus plans of the Company. The performance goals may differ from Participant to Participant. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m), and the regulations thereunder. In establishing a performance goal, the Committee may, to the extent doing so does not cause any amount payable hereunder that is intended to be performance-based compensation under Code Section 162(m) to cease to so qualify, provide that the attainment of the performance goal shall be measured by appropriately adjusting the evaluation of the performance goal performance to exclude (i) any extraordinary non-recurring items as defined under GAAP and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company's or a business unit's reported results.

8.4
Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards.    Payment of earned Performance Units, Performance Shares and Cash-Based Awards shall be as determined by the Committee and as set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares or Cash-Based Awards as soon as practicable after the end of the Performance Period and following the Committee's determination of actual performance against the performance goals and/or other terms and conditions established by the Committee. Such Shares may be granted subject to any restrictions imposed by the Committee, including pursuant to Section 19.10. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

8.5
Rights as a Stockholder.    A Participant receiving a Performance Unit, Performance Share or Cash-Based Award shall have the rights of a stockholder only as to Shares, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to Shares subject to the Award but not actually issued to such Participant.

8.6
Termination of Employment or Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, Performance Shares and/or Cash-Based Award following such Participant's Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

8.7
Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Code Section 162(m) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

9.
OTHER STOCK-BASED AWARDS

9.1
Other Stock-Based Awards.    The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts (subject to Article 3) and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

9.2
Value of Other Stock-Based Awards.    Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

9.3
Payment of Other Stock-Based Awards.    Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash or Shares as the Committee determines.

9.4
Termination of Employment or Service.    The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant's Termination. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

10.
DIVIDEND EQUIVALENTS    Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 18.6. Dividend Equivalents may be credited as of the dividend payment dates, during the period between the date the Award is granted and the date the Award becomes payable or terminates or expires. Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents granted with respect to Performance Units and/or Performance Shares shall only be paid when and to the extent such Award(s) are otherwise earned in accordance with their terms. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee.

11.
TRANSFERABILITY OF AWARD; BENEFICIARY DESIGNATION

11.1
Transferability of Incentive Stock Options.    No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 11.3. Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

11.2
All Other Awards.    Except as otherwise provided in Section 7.5 or Section 11.3 or a Participant's Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 11.1 and any applicable Period of Restriction; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company. Further, except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to Section 11.1 and any applicable Period of Restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee. If any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant's beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant's estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 11.2 shall be void and unenforceable against the Company.

11.3
Beneficiary Designation.    Each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such beneficiary designation, a Participant's unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant's death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.

12.
RIGHTS OF PARTICIPANTS

12.1
Rights or Claims.    No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. Unless the Committee determines otherwise, a Participant shall not have any rights as a shareholder with respect to shares of stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. The liability of the Company and any Subsidiary or Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any Affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:

(a)
Give any Employee or Non-Employee Director the right to be retained in the service of the Company, an Affiliate and/or a Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(b)
Restrict in any way the right of the Company, an Affiliate and/or a Subsidiary to terminate, change or modify any Employee's employment or any Non-Employee Director's service as a Director at any time with or without Cause;

(c)
Confer on any Consultant any right of continued relationship with the Company, an Affiliate and/or a Subsidiary, or alter any relationship between them, including any right of the Company or an Affiliate or Subsidiary to terminate, change or modify its relationship with a Consultant;

(d)
Constitute a contract of employment or service between the Company or any Affiliate or Subsidiary and any Employee, Non-Employee Director or Consultant, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate or Subsidiary;

(e)
Give any Employee, Non-Employee Director or Consultant the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, an Affiliate and/or a Subsidiary, nor be construed as limiting in any way the right of the Company, an Affiliate and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee, Non-Employee Director or Consultant bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(f)
Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

12.2
No Effects on Benefits.    Payments and other compensation received by a Participant under an Award are not part of such Participant's normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, policies, programs, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

13.
CHANGE OF CONTROL

13.1
Treatment of Outstanding Awards.    In the event of a Change of Control, unless otherwise specifically prohibited by any applicable laws, rules or regulations or otherwise provided in any applicable Award Agreement, as in effect prior to the occurrence of the Change of Control, specifically with respect to a Change of Control:

(a)
In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that any Awards which are outstanding shall, as applicable and in whole or in part, become vested, non-forfeitable and/or exercisable; have the restrictions, performance goals, Period of Restriction or other conditions applicable to such Awards be canceled, terminated or deemed achieved or have any restrictions on transfer, sale assignment, pledge or other disposition (including with respect to Shares issuable under such Award) lapse and/or that any Award the payment or settlement of which was deferred under Section 18.6 or otherwise may be paid or distributed immediately prior to the Change of Control, subject to Section 15.6. Without limiting the foregoing, in its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that the target payment opportunities attainable under any outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards and other Awards shall be deemed to have been fully or partially earned for any Performance Period(s), immediately prior to the effective date of the Change of Control.

(b)
In its discretion and in accordance with the terms of the Plan, provide that all or certain Awards be Assumed or Replaced. In the event that an Award is not Assumed or Replaced, or in the event of a liquidation of the Company, then such Award shall, as applicable, become fully vested, non-forfeitable and/or exercisable; have the restrictions, performance goals, Period of Restriction or other conditions applicable to such Award canceled, terminated or deemed achieved or have any restrictions on transfer, sale assignment, pledge or other disposition (including with respect to Shares issuable under such Award) lapse immediately prior to the Change of Control and the target payment opportunities under such outstanding Award of Performance Units, Performance Shares, Cash-Based Awards or other Award shall be deemed to have been fully earned for the entire Performance Period(s) immediately prior to the Change of Control. Further, unless otherwise provided in any applicable Award Agreement, as in effect prior to the occurrence of the Change of Control, if a Participant with respect to whom an Award has been Assumed or Replaced incurs a Termination, either by the Company, an Affiliate or a Subsidiary without Cause or by the Participant for Good Reason (a "Terminated Participant"), after the Change of Control, then subject to Section 13(b)(b)(i) all outstanding Awards that are held by such Terminated Participant, as the case may be, shall become fully vested, non-forfeitable and/or exercisable; have the restrictions, performance goals, Period of Restriction or other conditions applicable to such Award canceled, terminated or deemed achieved or have any restrictions on transfer, sale assignment, pledge or other disposition (including with respect to Shares issuable under such Award) lapse immediately prior to the Change of Control.

(i)           Notwithstanding Section 13.1(b), with respect to outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards or other Awards, the target payment opportunities under such outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards or other Award shall be deemed to have been fully earned for the entire Performance Period(s) immediately prior to the Change of Control, in each case immediately preceding, or upon the occurrence of the failure to assume or replace such Awards or upon a Termination described in Section 14.1(b) and (A) there shall be paid out to each Participant holding such an Award denominated in Shares, not later than five days prior to the effective date of the Change of Control, in the case of such Awards that are not Assumed or Replaced, or upon the occurrence of such Termination, in the case of a Termination described in Section 13.1(b), a pro rata number of Shares (or the equivalent Fair Market Value thereof, as determined by the Committee, in cash) based upon an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used, and upon the length of time within the Performance Period which has elapsed prior to the Change of Control or such Termination, as the case may be, and (B) Awards denominated in cash shall be paid pro rata to the applicable Participant or Participants in cash within thirty days following the effective date of the Change of Control, in the case of such Awards that are not Assumed or Replaced, or within thirty days following the occurrence of such Termination, in the case of a Termination described in Section 13.1(b), with the pro-ration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change of Control or Termination, as the case may be, and based on an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used.

(c)
In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award shall be adjusted by substituting for each Share subject to such Award immediately prior to the transaction resulting in the Change of Control the consideration (whether stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change of Control) received in such transaction by holders of Shares for each Share held on the closing or effective date of such transaction, in which event the aggregate Option Price or Grant Price, as applicable, of the Award shall remain the same; provided, however, that if such consideration received in such transaction is not solely stock of a successor, surviving or other corporation, the Committee may provide for the consideration to be received upon exercise or payment of an Award, for each Share subject to such Award, to be solely stock or other securities of the successor, surviving or other corporation, as applicable, equal in fair market value, as determined by the Committee, to the per-Share consideration received by holders of Shares in such transaction.

(d)
In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award (or portion thereof) shall be converted into a right to receive cash, on or as soon as practicable following the closing date or expiration date of the transaction resulting in the Change of Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one Share, or, if higher, the highest Fair Market Value of a Share during the thirty consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per-Share Option Price, Grant Price or outstanding unpaid purchase price, as applicable to the Award, multiplied by the number of Shares subject to such Award, or the applicable portion thereof.

(e)
The Committee may, in its discretion, provide that an Award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a Change of Control.

13.2
No Implied Rights; Other Limitations.    No Participant shall have any right to prevent the consummation of any of the acts described in Section 3.2 or 13.1 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant's Award. Any actions or determinations of the Committee under this Article XIV need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the adjustments described in Section 13.1, in no event may any Option or SAR be exercised after ten years from the date it was originally granted, and any changes to ISOs pursuant to this Article 13 shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a "modification" (within the meaning of Code Section 424(h)(3)) of such ISOs or adversely affect the tax status of such ISOs.

14.
AMENDMENT, MODIFICATION AND TERMINATION

14.1
Amendment, Modification, and Termination.    The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs, or (iii) any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange)), would:

(a)
except as is provided in Section 3.2, increase the maximum number of Shares which may be sold or awarded under the Plan;

(b)
except as is provided in Section 3.2, decrease the minimum Option Price or Grant Price requirements of Sections 5.3 and 6.2, respectively;

(c)
change the class of persons eligible to receive Awards under the Plan;

(d)
extend the duration of the Plan or the period during which Options or SARs may be exercised under Section 5.4 or 6.6, as applicable; or

(e)
otherwise require stockholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange).

In addition, (i) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (A) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), (B) if the Board or the Committee determines in its discretion that such amendment or alteration either (1) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (2) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, or (C) with respect to any Award that is granted to a Participant and is intended to constitute qualified performance-based compensation under Code Section 162(m), if the Board or the Committee determines in its discretion that such amendment or alteration is necessary under Section 162(m) (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder to ensure that the Awards satisfy the requirements for qualification under Code Section 162(m) and (ii) except as is provided in Section 3.2, but notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action: (A) to amend the terms of an outstanding Option or SAR to reduce the Option Price or Grant Price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or Grant Price, or that has an economic effect that is the same as any such reduction or cancellation; or (B) to cancel an outstanding Option or SAR having an Option Price or Grant Price above the then-current Fair Market Value of the Shares in exchange for cash or for the grant of another type of Award, without, in each such case, first obtaining approval of the stockholders of the Company of such action.

14.2
Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Board or the Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including the events described in Section 3.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board or the Committee determines that such adjustments are necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

  Any such adjustment with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, unless the Board or the Committee determines otherwise. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

15.
TAX WITHHOLDING AND OTHER TAX MATTERS

15.1
Tax Withholding.    The Company and/or any Subsidiary or Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all Federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company, as determined in the Committee's discretion, for the satisfaction of any tax obligations that arise by reason of any such payment or distribution. The Company shall not be required to make any payment or distribution under or relating to the Plan or any Award until such obligations are satisfied or such arrangements are made, as determined by the Committee in its discretion.

15.2
Withholding or Tendering Shares.    Without limiting the generality of Section 16.1, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the maximum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company's or the Affiliates' or Subsidiaries' incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.3
Special ISO Obligations.    The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (a) two years from the date of granting such ISO to such Participant or (b) one year from the transfer of such Shares to such Participant or (c) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

15.4
Section 83(b) Election.    If a Participant makes an election under Code Section 83(b) to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Code Section 83(a), such Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service. Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

15.5
No Guarantee of Favorable Tax Treatment.    Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

15.6
Non-Qualified Deferred Compensation.

(a)
If any Award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A, then such Award shall be null and void; provided, however, that the Committee may permit deferrals of compensation pursuant to the terms of a Participant's Award Agreement, a separate plan, or a subplan which (in each case) meets the requirements of Code Section 409A. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan shall not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A.

(b)
Notwithstanding any provisions of the Plan to the contrary, in no event shall any deferral under Section 18.6 be permitted if the Committee determines that such deferral would result in the imposition of additional tax under Code Section 409A.

(c)
The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A. An Award Agreement may provide that the period of time over which an NQSO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant's exercise of such Option would violate applicable securities laws; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty days after the exercise of such Option first would no longer violate such laws.

(d)
Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award and/or Other Stock-Based Award shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a "substantial risk of forfeiture" within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award or Other Stock-Based Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Code Section 409A.

(e)
No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.

(f)
Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Termination that is not a Separation from Service occurs, and payment or distribution of an Award constituting deferred compensation subject to Code Section 409A would otherwise be made or commence on the date of such Termination (pursuant to the Plan, the Award Agreement or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

(g)
Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Change of Control that is not a Qualified Change of Control occurs, and payment or distribution of an Award constituting deferred compensation subject to Code Section 409A would otherwise be made or commence on the date of such Change of Control (pursuant to the Plan, the Award Agreement or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

(h)
Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

16.
LIMITS OF LIABILITY; INDEMNIFICATION

16.1
Limits of Liability.

(a)
Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)
None of the Company, any Subsidiary, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(c)
Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(d)
The Committee may, with the approval of the Board, employ such attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Employee, as the Committee deems necessary or appropriate. The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

(e)
The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.

16.2
Indemnification.    Subject to the requirements of Delaware law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 2, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual's own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

17.
SUCCESSORS.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.
MISCELLANEOUS

18.1
Drafting Context; Captions.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words "Article," "Section," and "paragraph" herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words "include," "includes," and "including" herein shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

18.2
Forfeiture Events.

(a)
Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Agreement) that a Participant's (including his or her estate's, beneficiary's or transferee's) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant's Termination for Cause or due to voluntary resignation; serious misconduct; violation of the Company's or a Subsidiary's or Affiliate's policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary or Affiliate; breach of applicable non-competition, non-solicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or any Subsidiary or Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or any Subsidiary or Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an Employee, Non-Employee Director or Consultant). The determination of whether a Participant's conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant's outstanding Awards pending an investigation of the matter.

(b)
If the Company is required to prepare an accounting restatement (i) due to the material non-compliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if a Participant knowingly or grossly negligently engaged in such misconduct, or knowingly or grossly negligently failed to prevent such misconduct, or if a Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement, and (ii) the Committee may in its discretion provide that if the amount earned under any Participant's Award is reduced by such restatement, such Participant shall reimburse the Company the amount of any such reduction previously paid in settlement of such Award.

18.3
No Waiver.    No failure or delay in the exercise or assertion of any right of the Company hereunder will impair such right or be construed to be a waiver of, or acquiescence in, or create an estoppel with respect to any covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

18.4
Severability.    Any term or provision hereof that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares any term or provision hereof invalid, void or unenforceable, the court or other authority making such determination will have the power to and will, subject to the discretion of such body, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

18.5
Transfer, Leave of Absence.    For purposes of the Plan, a transfer of an Employee from the Company to an Affiliate or Subsidiary (or, for purposes of any ISO granted under the Plan, only a Subsidiary), or vice versa, or from one Affiliate or Subsidiary to another (or in the case of an ISO, only from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company or a Subsidiary or Affiliate, shall not be deemed a Termination of the Employee for purposes of the Plan or with respect to any Award (in the case of ISOs, to the extent permitted by the Code). The Committee shall have the discretion to determine the effects upon any Award, upon an individual's status as an Employee, Non-Employee Director or Consultant for purposes of the Plan (including whether a Participant shall be deemed to have experienced a Termination or other change in status) and upon the exercisability, vesting, termination or expiration of any Award in the case of: (a) any Participant who is employed by an entity that ceases to be an Affiliate or Subsidiary (whether due to a spin-off or otherwise), (b) any transfer of a Participant between locations of employment with the Company, an Affiliate, and/or Subsidiary or between the Company, an Affiliate or Subsidiary or between Affiliates or Subsidiaries, (c) any leave of absence of a Participant, (d) any change in a Participant's status from an Employee to a Consultant or a Non-Employee Director, or vice versa; and (e) upon approval by the Committee, any Employee who experiences a Termination but becomes employed by a partnership, joint venture, corporation or other entity not meeting the requirements of an Affiliate or Subsidiary, subject, in each case, to the requirements of Code Section 422 applicable to any ISOs and Code Section 409A applicable to any Options and SARs.

18.6
Exercise and Payment of Awards.    An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Article 13, in accordance with the Plan and such Participant's Award Agreement.

18.7
Deferrals.    To the extent provided in the Award Agreement, the Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of the Period of Restriction or other restrictions with respect to Restricted Stock or the payment or satisfaction of Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards or Other Stock-Based Awards. If any such deferral election is required or permitted, (a) such deferral shall represent an unfunded and unsecured obligation of the Company and shall not confer the rights of a stockholder unless and until Shares are issued thereunder; (b) the number of Shares subject to such deferral shall, until settlement thereof, be subject to adjustment pursuant to Section 3.2; and (c) the Committee shall establish rules and procedures for such deferrals and payment or settlement thereof, which may be in cash, Shares or any combination thereof, and such deferrals may be governed by the terms and conditions of any deferred compensation plan of the Company or Affiliate specified by the Committee for such purpose.

18.8
Loans.    The Company may, in the discretion of the Committee, extend one or more loans to Participants in connection with the exercise or receipt of an Award granted to any such Participant; provided, however, that the Company shall not extend loans to any Participant if prohibited by law or the rules of any stock exchange or quotation system on which the Company's securities are listed. The terms and conditions of any such loan shall be established by the Committee.

18.9
No Effect on Other Plans.    Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any

  Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

18.10
Section 16 of Exchange Act.    Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.

18.11
Requirements of Law; Limitations on Awards.

(a)
The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)
If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(c)
If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate.

(d)
Upon termination of any period of suspension under this Section 19.10(d), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(e)
The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(f)
An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

18.12
Participants Deemed to Accept Plan.    By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

18.13
Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Delaware applicable to contracts made in and to be performed solely within the State of Delaware.

18.14
Enforcement.

(a)
Any dispute arising under, related to or otherwise involving this Agreement or the Transactions will be litigated in the Court of Chancery of the State of Delaware. The Company agrees and by accepting an Award each Participant agrees to submit to the jurisdiction of the Court of Chancery of the State of Delaware and waive trial by jury. The Company and the Participants do not consent to mediate any disputes before the Court of Chancery.

(b)
Notwithstanding the foregoing, if there is a determination that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over any dispute arising under this Agreement, the Company agrees and each Participant by accepting an Award agrees that: (i) such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Superior Court of Delaware of and for the County of New Castle; (ii) if the Superior Court of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware of and for the County of Newcastle; and (iii) if the Complex Commercial Litigation Division of the Superior Court of the State of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the United States District Court for the State of Delaware.

(c)
The Company and each Participant (by accepting an Award) irrevocably: (i) consents to submit itself to the personal jurisdiction of the Delaware courts in connection with any dispute arising under this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for relief from the Delaware courts or any other court or governmental body; and (iii) agrees that it will not bring any action arising under this Agreement in any court other than the Delaware courts. THE COMPANY AND EACH PARTICIPANT (BY ACCEPTING AN AWARD) IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF, THE ADMINISTRATION HEREOF, ANY AWARD AGREEMENT OR ANY AWARD.

(d)
The court shall award attorneys' fees and expenses and costs to the substantially prevailing party in any action (including appeals) for the enforcement or interpretation of this Agreement. If there are cross claims in such action (including appeals), the court will determine which party is the substantially prevailing party as to the action as a whole and award fees, expenses and costs to such party.

18.15
Plan Unfunded.    The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

18.16
Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

18.17
No Fractional Shares.    An Option or other Award shall not be exercisable with respect to a fractional Share or the lesser of fifty shares or the full number of Shares then subject to the Option or other Award. No fractional Shares shall be issued upon the exercise or payment of an Option or other Award.

18.18
Participants Based Outside of the United States.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or practices of countries other than the United States in which the Company, any Affiliate, and/or any Subsidiary operates or has Employees, Non-Employee Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a)
Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)
Determine which Employees, Non-Employee Directors and/or Consultants outside the United States are eligible to participate in the Plan;

(c)
Grant Awards (including substitutes for Awards), and modify the terms and conditions of any Awards, on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are non-United States nationals or employed outside the United States, or otherwise to comply with applicable non-United States laws or conform to applicable requirements or practices of jurisdictions outside the United States;

(d)
Establish subplans and adopt or modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.16(d) by the Committee shall be attached to the Plan as appendices; and

(e)
Take any action, before or after an Award is made, that the Committee, in its discretion, deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law.

19.
DEFINITIONS.    Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

19.1
"Affiliate" means any entity (other than the Company and any Subsidiary) (a) in which the Company owns or controls, directly or indirectly fifty percent or more of the voting power or economic interests of such entity, (b) that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Committee, (c) a partnership of which the Company or a Subsidiary of the Company is the general partnership or (d) a limited liability company of which the Company or a Subsidiary of the Company is the manager or managing member.

19.2
"Assumed" means that pursuant to a transaction resulting in a Change of Control, either (a) the Award is expressly affirmed by the Company or (b) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the surviving or successor corporation or entity to the Company, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change of Control, in connection with such Change of Control, with appropriate adjustments to the number and kind of securities of such surviving or successor corporation or entity, or such other applicable parent, subsidiary, corporation or entity, subject to the Award and the exercise or purchase price thereof, which preserves the compensation element of the Award existing at the time of such Change of Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to assume the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

19.3
"Award" means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

19.4
"Award Agreement" means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

19.5
"Beneficial Ownership" (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

19.6
"Board" or "Board of Directors" means the Board of Directors of the Company.

19.7
"Cash-Based Award" means an Award, whose value is determined by the Committee, granted to a Participant, as described in Article 8.

19.8
"Cause" shall have the definition given such term in a Participant's Award Agreement, or in the absence of any such definition, as determined in good faith by the Committee.

19.9
"Change of Control" means the occurrence of any of the following:

(a)
an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company) by any Person of any Voting Securities of the Company, immediately after which such Person has Beneficial Ownership of more than fifty percent of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2.9(a), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

(b)
any Person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person), other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company, Beneficial Ownership of Voting Securities of the Company possessing thirty-five percent or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2.9(b), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

(c)
the individuals who, immediately prior to the Effective Date, are members of the Board (the "Company Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election of any new director was approved by a vote of at least a majority of the Company Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Company Incumbent Board; provided further, however, that no individual shall be considered a member of the Company Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-12(c) promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Company Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Company Proxy Contest; or

(d)
the consummation of any merger, consolidation, recapitalization or reorganization involving the Company unless:

(i)           the stockholders of the Company, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Company Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities of the Company immediately before such merger, consolidation, recapitalization or reorganization; and

(ii)          the individuals who were members of the Company Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least a majority of the members of the board of directors of the Company Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Company Surviving Corporation, and

(iii)         no Person, other than (A) the Company, (B) any Related Entity, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, recapitalization or reorganization, was maintained by the Company, the Company Surviving Corporation, or any Related Entity or (D) any Person who, together with its Affiliates, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of more than fifty percent of the then outstanding Voting Securities of the Company, owns, together with its Affiliates, Beneficial Ownership of more than fifty percent of the combined voting power of the Company Surviving Corporation's then outstanding Voting Securities (a transaction described in clauses (d)(i) through (d)(iii) is referred to herein as a "Non-Control Transaction"); or

(e)
any approval by the Company's stockholders of any plan or proposal for the liquidation or dissolution of the Company; or

(f)
any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of the Company to any Person (other than (A) a transfer or distribution to a Related Entity, or (B) a transfer or distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than fifty percent of the combined voting power of the then outstanding Voting Securities of the Company as a result of the acquisition of Voting Securities of the Company by the Company which, by reducing the number of Voting Securities of the Company then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company which in either case increases the percentage of the then outstanding Voting Securities of the Company Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to occur.

Solely for purposes of this Section 19.9, (1) "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (2) "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Any Relative (for this purpose, "Relative" means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. None of the Company, any bona fide underwriter or placement agent engaged by the Company or any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Shares.

19.10
"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

19.11
"Committee" means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan each of whom satisfies such criteria of independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate; provided, however, that with respect to Awards hereunder intended to qualify as performance-based compensation under Code Section 162(m), the Committee shall consist solely of two or more members of the Board who are not Employees and who otherwise qualify as "outside directors" within the meaning of Code Section 162(m).

19.12
"Company" means Great Elm Capital Group, Inc., a Delaware corporation.

19.13
"Consultant" means an independent contractor who is a natural person and performs services for the Company or a Subsidiary or Affiliate in a capacity other than as an Employee or Director.

19.14
"Deferred Stock Unit" means a right to receive a specified number of shares of Shares during specified time periods.

19.15
"Director" means any individual who is a member of the Board of Directors of the Company.

19.16
"Dividend Equivalents" means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Article 10.

19.17
"Effective Date" means the date the Plan is approved by the Company's stockholders as contemplated in Section 1.1.

19.18
"Employee" means any person designated as an employee of the Company, a Subsidiary and/or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, a Subsidiary or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, a Subsidiary and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, a Subsidiary and/or an Affiliate during such period. For purposes of the Plan, upon approval by the Committee, the term Employee may also include Employees whose employment with the Company, a Subsidiary or an Affiliate has been terminated subsequent to being granted an Award under the Plan. For the avoidance of doubt, a Director who would otherwise be an "Employee" within the meaning of this Section 19.17 shall be considered an Employee for purposes of the Plan.

19.19
"Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

19.20
"Fair Market Value" means the fair market value of the Shares as determined by the Committee by the reasonable application of such reasonable valuation method as the Committee deems appropriate; provided, however, that, with respect to ISOs, for purposes of Section 5.3, such fair market value shall be determined subject to Code Section 422(c)(7); provided further, however, that if the Shares are readily tradable on an established securities market, Fair Market Value on any date shall be the last sale price reported for the Shares on such market on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported. In each case, the Committee shall determine Fair Market Value in a manner that satisfies the applicable requirements of Code Section 409A.

19.21
"Fiscal Year" means the calendar year, or such other consecutive twelve-month period as the Committee may select.

19.22
"Full Value Award" means any Award other than an Option, Stock Appreciation Right or Cash-Based Award.

19.23
"Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 6.

19.24
"Good Reason" shall have the definition given such term in a Participant's Award Agreement, or in the absence of any such definition, as determined in good faith by the Committee.

19.25
"Grant Price" means the price established at the time of grant of an SAR pursuant to Article 6, used to determine whether there is any payment due upon exercise of the SAR.

19.26
"Incentive Stock Option" or "ISO" means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

19.27
"Insider" means an individual who is, on the relevant date, an officer, director or ten percent Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

19.28
"Non-Control Acquisition" means an acquisition (whether by merger, stock purchase, asset purchase or otherwise) by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which fifty percent or more of its total value or total voting power of its Voting Securities or equity interests is owned, directly or indirectly, by the Company (a "Related Entity"); (b) the Company or any Related Entity; (c) any Person in connection with a Non-Control Transaction; (d) any bona fide underwriter or placement engaged engaged by the Company in connection with the placement of securities of the Company or a Related Entity or (e) any Person that owns, together with its Affiliates, Beneficial Ownership of fifty percent or more of the outstanding Voting Securities of the Company on the Effective Date.

19.29
"Non-Employee Director" means a Director who is not an Employee.

19.30
"Non-Qualified Stock Option" or "NQSO" means a right to purchase Shares under the Plan in accordance with Article 4 and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

19.31
"Notice" means notice provided by a Participant to the Company in a manner prescribed by the Committee.

19.32
"Option" or "Stock Option" means an Incentive Stock Option or a Non-Qualified Stock Option, as described in Article 5.

19.33
"Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

19.34
"Other Stock-Based Award" means an equity-based or equity-related Award described in Section 9.1, granted in accordance with the terms and conditions set forth in Article 9, including Deferred Awards.

19.35
"Participant" means any eligible individual as set forth in Article 4 who holds one or more outstanding Awards.

19.36
"Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

19.37
"Performance Share" means an Award of a performance share, whose initial value is equal to the Fair Market Value of a Share on the date of grant, granted to a Participant, as described in Article 8.

19.38
"Performance Unit" means an Award of a performance unit, whose initial value is established by the Committee at the time of grant, granted to a Participant, as described in Article 8.

19.39
"Period of Restriction" means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, as provided in Article 7.

19.40
"Person" means "person" as such term is used for purposes of Section 12(d) or 14(d) of the Exchange Act, including any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

19.41
"Plan" means this Great Elm Capital Group, Inc. 2016 Equity Incentive Compensation Plan, as amended from time to time.

19.42
"Qualified Change of Control" means a Change of Control that qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v).

19.43
"Replaced" means that pursuant to a transaction resulting in a Change of Control, the Award is replaced with a comparable stock award or a cash incentive program by the Company, the surviving or successor corporation or entity to the Company, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change of Control, in connection with such Change of Control, which preserves the compensation element of the Award existing at the time of such Change of Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to assume the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

19.44
"Restricted Stock" means an Award granted to a Participant, subject to the Period of Restriction, pursuant to Article 7.

19.45
"Restricted Stock Unit" means an Award, whose value is equal to a Share, granted to a Participant, subject to the Period of Restriction, pursuant to Article 7.

19.46
"Rule 16b-3" means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

19.47
"Securities Act" means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

19.48
"Separation from Service" means a Termination that qualifies as a separation from service within the meaning of Code Section 409A(a)(2)(A)(i).

19.49
"Share" means a share of common stock, par value $0.001 per share, of the Company (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 3.2).

19.50
"Stock Appreciation Right" or "SAR" means an Award, granted alone (a "Freestanding SAR") or in connection with a related Option (a "Tandem SAR"), designated as an SAR, pursuant to the terms of Article 6.

19.51
"Subsidiary" means any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Code Section 424(f).

19.52
"Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company, a Subsidiary and/or an Affiliate or with which the Company, a Subsidiary and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company, a Subsidiary or an Affiliate, including a transaction described in Code Section 424(a).

19.53
"Tandem SAR" means a SAR that is granted in connection with a related Option pursuant to Article 6.

19.54
"Termination" means the time when a Participant ceases the performance of services for the Company, any Affiliate or Subsidiary, as applicable, for any reason, with or without Cause, including a Termination by resignation, discharge, death, disability or retirement, but excluding (a) a Termination where there is a simultaneous reemployment (or commencement of service) or continuing employment (or service) of a Participant by the Company, Affiliate or any Subsidiary, (b) at the discretion of the Committee, a Termination that results in a temporary severance, and (c) at the discretion of the Committee, a Termination of an Employee that is immediately followed by the Participant's service as a Non-Employee Director.

19.55
"Voting Securities" shall mean, with respect to any Person that is a corporation, all outstanding voting securities of such Person entitled to vote generally in the election of the board of directors of such Person.

Annex E

GREAT ELM CAPITAL GROUP, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN

1.
GENERAL; PURPOSE

1.1
General.    The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

1.2
Purpose.    The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.
ADMINISTRATION

2.1
Board.    The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

2.2
Powers.    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)
To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(b)
To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(c)
To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(d)
To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(e)
To suspend or terminate the Plan at any time as provided in Section 12.

(f)
To amend the Plan at any time as provided in Section 12.

(g)
Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(h)
To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

2.3
Delegation.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

2.4
Final Authority.    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.
SHARES OF COMMON STOCK SUBJECT TO THE PLAN

3.1
Base Share Count.    Subject to the provisions of Sections 11(a) and 3.2, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 944,000 shares of Common Stock.

3.2
Evergreen.    The number of shares issuable hereunder will automatically increase on January 1st of each year, for ten years, commencing on January 1 of the year following the year in which the Effective Date occurs, in an amount equal to one percent of the total number of shares of capital stock of the Company outstanding on December 31st of the preceding calendar year. The Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the number of shares issuable hereunder for such year or that the increase in the number of shares issuable hereunder for such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

3.3
Unexercised Shares.    If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

3.4
Treasury Stock.    The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.
GRANT OF PURCHASE RIGHTS; OFFERING

4.1
Grant of Purchase Rights.    The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

4.2
Exercise.    If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (a) each form will apply to all of his or her Purchase Rights under the Plan, and (b) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

4.3
Fair Market Value.    The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (a) that Offering will terminate immediately as of that first Trading Day, and (b) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.
ELIGIBILITY

5.1
Eligible Employees.    Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

5.2
New Hires.    The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(a)
the date on which such Purchase Right is granted will be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(b)
the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(c)
the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

5.3
Ineligible Employees.

(a)
No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(b)
As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

5.4
Eligibility of Officers.    Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.
PURCHASE RIGHTS; PURCHASE PRICE

6.1
Purchase Rights.    On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee's earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

6.2
Purchase Dates.    The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

6.3
Offered Terms.    In connection with each Offering made under the Plan, the Board may specify (a) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (b) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (c) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant's accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

6.4
Minimum Purchase Price.    The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(a)
an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(b)
an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.
PARTICIPATION; WITHDRAWAL; TERMINATION

7.1
Participation.    An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant's Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a Purchase Date.

7.2
Withdrawal.    During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant's Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions and such Participant's Purchase Right in that Offering shall thereupon terminate. A Participant's withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

7.3
Termination.    Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions.

7.4
Non Transferability.    During a Participant's lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

7.5
No Interest Accrual.    Unless otherwise specified in the Offering, the Company will have no obligation to pay interest on Contributions.

8.
EXERCISE OF PURCHASE RIGHTS.

8.1
Exercise of Purchase Rights.    On each Purchase Date, each Participant's accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

8.2
Rollover.    If any amount of accumulated Contributions remains in a Participant's account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant's account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

8.3
Registration Required.    No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than six months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.
COVENANTS OF THE COMPANY.    The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.
DESIGNATION OF BENEFICIARY.

10.1
Designation.    The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant's account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

10.2
Effects of Death.    If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant's spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.
ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

11.1
Capitalization Adjustment.    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (a) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (b) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (c) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (d) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

11.2
Corporate Transaction.    In the event of a Corporate Transaction, then: (a) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (b) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants' accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.
AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

12.1
Amendment.    The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (a) materially increases the number of shares of Common Stock available for issuance under the Plan, (b) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (c) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (d) materially extends the term of the Plan, or (e) expands the types of awards available for issuance under the Plan, but in each of (a) through (e) above only to the extent stockholder approval is required by applicable law or listing requirements.

12.2
Discretionary Suspension or Termination.    The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

12.3
Effect of Amendment, Suspension or Termination.    Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (a) with the consent of the person to whom such Purchase Rights were granted, (b) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (c) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant's consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

13.
EFFECTIVE DATE OF THE PLAN.    The Plan will become effective upon approval by the holders of a majority of the shares present or represented by proxy at a special meeting of stockholders of the Company entitled to vote on approval of the Plan. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12.1, materially amended) by the Board.

14.
MISCELLANEOUS PROVISIONS

14.1
Proceeds.    Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

14.2
No Stockholder Rights.    A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

14.3
No Employment Contract or Guarantee.    The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant's employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

14.4
Drafting Context; Captions.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words "Article," "Section," and "paragraph" herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words "include," "includes," and "including" herein shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

14.5
No Waiver.    No failure or delay in the exercise or assertion of any right of the Company hereunder will impair such right or be construed to be a waiver of, or acquiescence in, or create an estoppel with respect to any covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

14.6
Severability.    Any term or provision hereof that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares any term or provision hereof invalid, void or unenforceable, the court or other authority making such determination will have the power to and will, subject to the discretion of such body, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

14.7
Governing Law.    The provisions of the Plan will be governed by the laws of the State of Delaware applicable to contracts made in and to be performed entirely within the State of Delaware.

14.8
No Effect on Other Plans.    Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any of its subsidiaries or affiliates, or prevent or limit the right of the Company or any of its subsidiaries or affiliates to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

14.9
Section 16 of Exchange Act.    Unless otherwise stated in the Offering document, notwithstanding any other provision of the Plan, any right granted hereunder shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Offering document shall be deemed amended to the extent necessary to conform to such limitations.

14.10
Requirements of Law; Limitations on Awards.

(a)
The making of Offerings and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)
If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, the Company shall have no obligation to allow the grant, exercise or payment of the Purchase Price, or to issue or deliver evidence of title for shares of Common Stock issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(c)
If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock in an Offering is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any of its subsidiaries or affiliates under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to shares of Common Stock and the right to purchase shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any of its subsidiaries or affiliates.

(d)
Upon termination of any period of suspension under this Section 14.10(d), any Offering affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares of Common Stock available before such suspension and as to the shares of Common Stock which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Offering.

(e)
The Committee may require each person receiving shares of common stock in connection with any Offering to represent and agree with the Company in writing that such person is acquiring such shares of common stock for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable or otherwise receivable by any person in any Offering as it deems appropriate. Any such restrictions shall be set forth in the applicable Offering document, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(f)
Each Offering and any shares of common stock received upon the exercise or payment of an Offering shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such shares, including restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.

14.11
Participants Deemed to Accept Plan.    By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

14.12
Definitions.    As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)
"Board" means the Board of Directors of the Company.

(b)
"Capital Stock" means each and every class of common stock of the Company, regardless of the number of votes per share.

(c)
"Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d)
"Code" means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(e)
"Committee" means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(f)
"Common Stock" means, the common stock of the Company, par value $0.001 per share.

(g)
"Company" means Great Elm Capital Group, Inc., a Delaware corporation.

(h)
"Contributions" means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(i)
"Corporate Transaction" means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)           a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)          a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)         a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)         a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(j)
"Director" means a member of the Board.

(k)
"Eligible Employee" means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(l)
"Employee" means any person, including an Officer or Director, who is "employed" for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an "Employee" for purposes of the Plan.

(m)
"Employee Stock Purchase Plan" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

(n)
"Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(o)
"Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

(i)           If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)          In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Sections 409A of the Code.

(p)
"Offering" means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the "Offering Document" approved by the Board for that Offering.

(q)
"Offering Date" means a date selected by the Board for an Offering to commence.

(r)
"Officer" means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(s)
"Participant" means an Eligible Employee who holds an outstanding Purchase Right.

(t)
"Plan" means this Great Elm Capital Group, Inc. 2016 Employee Stock Purchase Plan.

(u)
"Purchase Date" means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(v)
"Purchase Period" means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(w)
"Purchase Right" means an option to purchase shares of Common Stock granted pursuant to the Plan.

(x)
"Related Corporation" means any "parent corporation" or "subsidiary corporation" of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code.

(y)
"Securities Act" means the Securities Act of 1933, as amended.

(z)
"Trading Day" means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

Unwired Planet, Inc.

20 First Street, First Floor

Los Altos, CA  94022

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Unwired Planet, Inc.

The board of directors recommends you vote FOR proposals 1, 2, 3, 4, 5, 6 and 7.

1. To approve the transactions contemplated by the Purchase and Sale Agreement, dated as of April 6, 2016, as amended	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. To approve, on an advisory basis, an amendment to our certificate of incorporation to change our name to Great Elm Capital Group, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. To approve, on an advisory basis, the compensation to our executive officers in connection with the Divestiture	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. To approve an extension to one year from the termination of service for Boris Teksler to exercise his options to acquire share of our common stock	FOR ☐	AGAINST ☐	ABSTAIN ☐
5. To approve the Great Elm Capital 2016 Long Term Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
6. To approve the Great Elm Employee Stock Purchase Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
7. To adjourn the special meeting for purpose of soliciting additional votes	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as your name(s) appear hereon.  When signing as an attorney, executor, adminstrator or other fiduciary, please give full title as such.  Joint owners should each sign personally. If a corporation or partnership, please sign in full corporation or partnership name by a duly authorized officer.

Signature	Date	Joint Owner	Date